As filed with the Securities and Exchange Commission on June 16, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MusclePharm Corporation

(Exact name of Registrant as specified in its charter)

Nevada	2834	77-0664193
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6728 W. Sunset Rd., Suite 130

Las Vegas, NV 89119

(800) 859-3010
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ryan Drexler

Chief Executive Officer

6728 W. Sunset Rd., Suite 130

Las Vegas, NV 89119

(800) 859-3010

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Telephone: (212) 653-8700	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square. 40th Floor New York, NY 10036 Telephone: (212) 326-0820

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 16, 2022

MusclePharm Corporation

Shares of Common Stock

We are offering               shares of our common stock on a firm commitment basis.

Our common stock is quoted on the Pink Open Market maintained by OTC Markets Group, or the OTC Pink, under the symbol “MSLP.” On May      , 2022, the last reported sale price of our common stock as reported on the OTC Pink was $      per share, which giving effect to a one for      reverse stock split of our common stock to be effected prior to or upon the effective date of our registration statement, equates to $      . As a result, we assumed a public offering price per share of $      . The assumed public offering price used throughout this prospectus has been included for illustration purposes only. The actual offering price may differ materially from the assumed price used in the prospectus and will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the trading market.

We have applied to list our common stock on The Nasdaq Capital Market under the symbol “MSLP,” which listing is a condition to this offering. No assurance can be given that our application will be approved.

The share and per share information in this prospectus reflects, other than in our Financial Statements and the Notes thereto, a proposed reverse stock split of the authorized and outstanding common stock at an anticipated ratio of 1-for- to occur immediately following the effective date but prior to the closing of the offering.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses and the underwriters will receive compensation in addition to underwriting discounts and commissions. See the section titled “Underwriting” beginning on page 64 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.

We have granted the underwriters an option for a period of      days to purchase up to              additional shares of our Common Stock at the public offering price, less underwriting discounts and commissions.

The underwriters expect to deliver the Company’s securities to the purchasers on or about        , 2022.

Roth Capital Partners

The date of this prospectus is_________, 2022.

i

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

We also use certain trademarks, trade names, and logos that have not been registered. We claim common law rights to these unregistered trademarks, trade names and logos.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “MusclePharm” or “the Company” refer to MusclePharm Corporation

Overview

MusclePharm is a scientifically-driven, performance lifestyle company that develops, manufactures, markets and distributes branded sports nutrition products and functional energy beverages. Since our incorporation in 2006, we have developed a comprehensive product portfolio, which has fueled the widespread recognition of our brands, MusclePharm and FitMiss. Today, these brands are sold in more than 100 countries globally, supported by our diversified and industry-leading distribution partners. We believe our strong international presence has allowed us to attract a larger and more engaged social audience than our competitive peers, Our global reach to a large and engaged customer base enables us to achieve The MusclePharm Promise of helping professional athletes and everyday active individuals reach their maximum potential with the most scientifically advanced, safe and nutritious sports supplementation products possible.

“The MusclePharm Promise” guides our endeavors to support the health of individuals and is comprised of three key pillars:

●	Leading by Example. We place considerable emphasis on transparency, high-quality ingredients, innovation and science. Our products undergo rigorous, independent third-party testing to ensure safe, quality ingredients to support all levels of athletic ability. Tests performed on products include banned substance testing and protein verification, among others.

●	Supporting Active Lifestyles. Our product portfolio is designed for athletes of all levels and anyone who pursues an active, healthy lifestyle. We offer a broad range of performance powders, capsules, tablets, bars and functional energy beverages that satisfy the needs of enthusiasts and professionals alike.

●	Enhancing Public Health. Through our Specialty, International, Food, Drug, and Mass (“FDM”), and newly introduced Grocery and Convenience distribution channels, we are able to reach athletes and active individuals of all types and demographics. We believe in the importance of our consumers having access to our products where and when they need them.

Our Products

Our product portfolio consists of two categories, sports nutrition and functional energy beverages, and targets a variety of fitness enthusiasts and professionals, as well as individuals who lead an active lifestyle.

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Sports Nutrition

●	Sport Series. In order to cover the needs of athletes, we introduced our scientifically-advanced, performance-driven Sport Series category. These award-winning , independently-tested products help fuel athletes safely by increasing strength, energy, endurance, recovery and overall athletic performance. It features our Combat Protein Powder, a top selling five-protein blend on the market, currently available in 4 flavors.

●	Essentials Series. To meet the day-in and day-out demands of fitness and sport, the Essentials Series (formerly known as the Core Series) line of supplements exists for athletes to take daily. These products include daily staples for a healthy body, such as BCAA, creatine, glutamine, carnitine, CLA, fish oil, a multi-vitamin and more.

●	FitMiss. Designed and formulated specifically for the female body, FitMiss sports nutrition products are complementary to any active female’s diet. In seeking a stronger, more balanced foundation, FitMiss ingredients support women in areas of weight management, lean muscle mass, body composition, and general health and wellness. Currently, FitMiss protein powder is available in 2 flavors.

●	On-the-Go. As more and more consumers are seeking healthier and convenient snacking options, retailers across multiple channels are capitalizing on this emerging trend by aggressively expanding their better-for-you assortments. Our On-the-Go portfolio of ready to eat products includes our award-winning Combat Crunch Protein Bars, currently available in 4 flavors.

Functional Energy Beverages

●	Combat Energy. In order to tap into the ever-growing functional beverage market, we recently launched our Combat Energy drink line. Unlike traditional energy drinks, Combat Energy has zero sugar and zero calories and features the functional benefits of 300mg of caffeine and 600mg of BCAA aminos. Our Combat Energy line is available in the three flavors: Green Apple, Grapefruit Lime and Black Cherry.

●	FitMiss Energy. Based on the feedback we received from female consumers, we developed and meticulously formulated FitMiss Energy. This recently launched product features 200 milligrams of caffeine per can, zero calories, zero sugar, MusclePharm’s proprietary BCAA blend, Biotin and no artificial colors or flavors. Currently, we sell this functional energy beverage in the following three flavors: Pineapple Coconut, Mango Sunshine and Watermelon Waterfall.

Industry

Global Sports Nutrition

According to a 2021 analysis by Grand View Research, the global sports nutrition market is expected to experience double digit growth, growing at a compound annual growth rate (“CAGR”) of 10.9% from 2021 to 2028. A rise in demand is expected to stem from consumers’ increased focus on self-care, preventive medication and fitness. This heightened focus is particularly due to the rapidly growing number of individuals with diabetes and obesity that are at risk of serious illness from COVID-19. Given that our products are designed to enhance one’s health and fitness ability, we expect to benefit and capitalize on these attractive industry tailwinds.

Global Functional Beverages

According to a 2021 report by Fior Markets, the functional beverage market is expected to grow at a CAGR of 7.1% from 2021 to 2028. This growth is expected to stem from an increased demand for ready-to-drink beverages by consumers who seek to maintain their health despite their hectic, busy lifestyles. We believe this growth will be compounded even more by millennials’ strong preference for foods that are convenient and have diverse nutritional profiles. For these reasons, we anticipate that our newly introduced Combat Energy and FitMiss Women’s Complete Energy will experience increased demand, along with our On-The-Go product line.

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Our Strengths

Consumer Awareness of Our Brands

According to Nutritionix.com, our Combat Protein Powder is the fourth best protein brand in the world, and Grand Review Research names MusclePharm as one of the top players in the North American sports nutrition market. For these reasons, we believe consumers have a strong appetite for our brand and products, which is exemplified by our large and engaged social media following. Widespread brand recognition as one of the safest, most trusted and reliable performance lifestyle companies is a strength we seek to maintain, as it allows for organic growth and fosters the adoption of new product innovations.

Strong Intellectual Property

We believe that protecting our intellectual property is crucial to the continued successful implementation of our business strategy and marketing our products. Therefore, our policy is to rigorously pursue registrations for all trademarks associated with our products. We have over 39 trademark applications in the United States, 29 of which are currently registered with the United States Patent and Trademark Office. Our registered trademarks include registrations of our house marks, as well as marks associated with our core product lines.

We also have filed for protection of various marks throughout the world and are committed to a significant long-term strategy to build and protect the MusclePharm and FitMiss brands globally. The “MusclePharm” and “FitMiss” marks have been granted final trademark registration effective in 10 countries, including the United States.

Asset Light Business Model

Through our asset light model, we achieve low capital expenditures, which we believe is critical to the generation of high free cash flows, gross margin, and lower commodity pricing. Currently, we outsource all manufacturing, testing and bottling to third-parties, and despite challenges in 2020 due to COVID-19, we believe our asset light model will enable us to achieve strong results and profitability in future quarters. For these reasons, we believe our business is uniquely positioned for profitability, without sacrificing the support of our growth initiatives.

Growth Strategy

Product Innovation

We believe continued innovation in delivery techniques and ingredients, new product lines, and new products in existing lines is important to sustaining and creating new market opportunities, meeting consumer demand, and strengthening customer relationships. Over the last several years, we have launched several new products to meet changing consumer needs and to accelerate our growth. In 2021, we rolled out our functional energy beverages lines under the MusclePharm and FitMiss brands. With continued market expansion of functional beverages, coupled with consumers’ increased focus on ready-to-drink healthy alternatives, we expect our zero sugar and zero calorie energy drinks to benefit from these better-for-you industry tailwinds. Similarly, in 2019, we expanded our On-The-Go assortments with the introduction of gluten free and non-GMO protein products, along with new flavors of our award-winning Combat Crunch Protein Bars. These On-The-Go product assortments target a wide and growing audience, as consumers increasingly demand convenient and ready-to-eat snacks with healthy, diverse nutritional profiles. We continuously monitor market opportunities and consumer trends in order to strategically plan and execute future product innovations. We continue to drive innovation in our already popular protein powder line and in 2021 we launched a new and improved formula, delivering better taste and mixability in our two top selling products, Combat 100% Whey and Combat Protein powder.to To maintain strong demand for our functional energy beverages, we will closely monitor and evaluate customer feedback for future product innovations to sustain our leadership position in the beverage market.

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Expand Sales in Current and New Channels

We currently distribute our products across all major global retail channels – Specialty, International and FDM. This, paired with our large e-commerce customers, allows us to reach every relevant market in the world. Due to the high competition within these channels, and the ever-changing customer trends, we have undertaken a number of initiatives to expand into new distribution channels, increase product trial, and amplify brand messaging.

As we continue to scale our functional energy beverages, we expect to increase our distribution points through Grocery and Convenience channels and expect product trial to increase, providing us with the opportunity to convert trial customers into loyal, repeat purchasers, and ultimately, consumers of our broader product categories. While these initiatives are targeted towards acquiring new, loyal customers, we plan to grow with existing customers through our established, industry-leading distribution partners in the Specialty, International, and FDM. Through increased store penetration and shelf-space, we believe we can grow sales of our functional energy beverages with existing customers by providing widespread accessibility. Given the importance we place on widespread accessibility, we also plan on advancing our e-commerce presence through strategic partnerships, which we believe will not only enhance sales among new and existing customers but also further the global reach of our brand and products.

Leverage Existing Brand Awareness for New Products

As we continue to execute our growth strategy and focus on core and new product innovations, we plan on leveraging our existing brand awareness to successfully penetrate domestic and international markets. We believe our established brand recognition, recurring customer base, and far reach will further advance the adoption of our products and growth. In the past, our passionate and loyal following has demonstrated a keen appetite for new MusclePharm products and we believe this will continue to play a vital role in the success of future product rollouts.

Recent Developments

Private Placement

As previously disclosed by MusclePharm Corporation (the “Company”) on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2022 (the “June 8-K”), as of June 3, 2022, the Company entered into an Amended and Restated Securities Purchase Agreement (the “Amended and Restated Securities Purchase Agreement”) with certain accredited and institutional investors, including certain investors from the Company’s October 2021 private offering of securities (the “October Offering”), which amends and restates the October 2021 Securities Purchase Agreement to, among other things, allow for the issuance of additional senior secured notes and warrants.

Pursuant to the Amended and Restated Securities Agreement, on June 10, 2022, the Company sold an aggregate of $3,081,875 in principal amount 20% Original Issue Discount Senior Secured Notes (the “June Notes”), resulting in gross proceeds to the Company of $2,465,500, exclusive of placement agent commission and fees and other offering expenses, and warrants (the “June Warrants”) to purchase up to 22,013,393 shares (the “Warrant Shares”) of the Company’s common stock (the “June Offering”).

Subject to certain exceptions, the June Notes accrue no interest, mature six months after issuance, or December 10, 2022, and are secured by the same collateral that secured the notes issued in the October Offering (the “October Notes” and together with the June Notes, the “Notes”). The June Warrants are exercisable for five years from the date of issuance at an exercise price of $0.231 per share, subject to adjustment. If at any time following the six-month anniversary of the date of issuance of the June Warrants, a registration statement covering the resale of the Warrant Shares is not effective, the holders may exercise the June Warrants by means of a cashless exercise. The Company is prohibited from effecting an exercise of the June Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the Warrant Shares upon exercise of the June Warrants.

As previously disclosed in the June 8-K, in connection with the closing of the June Offering, the Company:

●	amended (i) the convertible secured promissory note issued to Ryan Drexler, the Company’s Chief Executive Officer and Chair of the Board of Directors, on November 29, 2020 (as amended on August 13, 2021) in the principal amount of $2,871,967 (the “Drexler November Note”) and (ii) the convertible secured promissory note issued to Ryan Drexler on August 13, 2021 in the principal amount of $2,457,549 (the “Drexler August Note” and together with the Drexler November Note, the “Drexler Notes”) to extend the maturity date of the Drexler Notes to June 10, 2025;

●	entered into an amendment to Ryan Drexler’s Amended and Restated Employment Agreement dated February 1, 2018 (the “Drexler Employment Agreement”) pursuant to which Mr. Drexler’s cash compensation, including base salary and bonus, was decreased to $250,000 annually while any Notes remain outstanding; and

●	appointed Sabina Rizvi, the Company’s President and Chief Financial Officer, as a member of the board of directors of the Company.

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Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our common shares. These risks are discussed more fully in the “Risk Factors” section of this prospectus. These risks include the following:

●	We rely on a limited number of customers for a substantial portion of our sales, and the loss of or material reduction in purchase volume by any of these customers would adversely affect our sales and operating results.
●	Our failure to respond appropriately to competitive challenges, changing consumer preferences and demand for new products could significantly harm our customer relationships and product sales..
●	Our industry is highly competitive, and our failure to compete effectively could adversely affect our market share, financial condition, and future growth.
●	We have a history of losses from operations, there is uncertainty as to when we may become consistently profitable, and our current indebtedness may limit our operating flexibility, which raise substantial doubt about the Company’s ability to continue as a going concern.
●	Our multiple financing arrangements contain covenants that limit our ability to incur additional debt and grant liens on assets.
●	Mr. Drexler’s stock ownership gives him the ability to substantially influence the strategic direction of the Company and to direct the outcome of matters requiring stockholder approval.
●	Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.
●	We have ongoing material weaknesses and may in the future fail to maintain effective systems of internal control over financial reporting and disclosure controls and procedures, any of which could, among other things, result in significant additional costs being incurred, cause a loss of confidence in our financial reporting, and adversely affect the trading price of our common stock.
●	Even if we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a de-listing of our Common Stock.

Proposed Changes to Our Capital Structure

We plan to effect a 1-for-     reverse split of our outstanding shares of common stock prior to effectiveness of the registration statement of which this prospectus forms a part. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, and conversion of our outstanding convertible notes will be adjusted accordingly. All information presented in this prospectus assumes a 1-for- reverse split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price and/or exercise price data set forth in this prospectus have been adjusted to give effect to the assumed reverse stock split.

Corporate Information

Our principal executive offices are located at 6728 W. Sunset Rd., Suite 130, Las Vegas, NV. We were incorporated in the State of Nevada on August 4, 2006. Our Internet addresses are www.musclepharm.com and www.musclepharmcorp.com. The information contained on our websites is not incorporated by reference herein. prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common shares.

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THE OFFERING

Common stock offered by us:	shares of common stock

Common Stock outstanding prior to this Offering	Shares

Common Stock to be outstanding immediately after this Offering	Shares ( shares if the underwriters exercise their option to purchase up to an additional shares to cover over-allotments, if any)

Over-Allotment Option	We have granted the underwriters an option for a period of days from the date of this prospectus to purchase up to an additional shares of Common Stock at the public offering price, less the underwriting discount.

Use of proceeds:	We estimate that the net proceeds from this offering will be approximately $ or approximately $ if the underwriters exercise their over-allotment option in full, at an assumed public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7.

OTCPink trading symbol:	Our common stock is currently quoted on the OTCPink under the trading symbol “MSLP”.

Proposed Nasdaq trading symbol:	We have applied to list our common stock on the Nasdaq Capital Market under the symbol “MSLP.” No assurance can be given that our application will be approved.

The number of shares of common stock to be outstanding immediately after this offering is based on 34,348,891 shares of common stock outstanding as of May 10, 2022 and excludes:

●	17,355,700 shares of common stock issuable upon exercise of warrants issued in the October 2021 private placement at exercise price of $0.78 per share;

●	5,399,441 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock;

●	16,154,795 shares of common stock issuable upon conversion of outstanding convertible notes; and

●	171,703 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock under our 2015 Incentive Compensation Plan at a weighted average exercise price of $1.89.

●

1,811,000 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock under our 2021 Omnibus Equity Incentive Plan at a weighted average exercise price of $0.40.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	a one-for- reverse stock split of our common stock effected on , 2022;

●	no exercise of the underwriters’ option to purchase up to an additional shares of common stock to cover over-allotments, if any.

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. Before deciding whether to purchase our common stock, investors should carefully consider the risks described below together with the “Risk Factors” described in our most recent Annual Report on Form 10-K, which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC. Our business, financial condition, operating results and prospects are subject to the following material risks as well as those material risks incorporated by reference. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment in the shares of our common stock.

Risks Related to Our Financial Position and Need for Capital

We will likely be required to raise additional financing to fund our operations.

We will likely be faced with the need to raise additional funds in the future. There can be no assurance that we will be able to obtain debt or equity financing on acceptable terms, or at all.

Our senior notes payable agreement contains covenants that limit our ability to incur additional debt and grant liens on assets.

Our senior notes payable contains restrictive covenants that limit our ability to, among other things, incur additional debt and grant liens on assets. If we fail to comply with the restrictions in this debt instrument, a default may allow the debtor to accelerate the debt and to exercise remedies under the agreement, which includes the right to declare the principal amount of that debt, together with accrued and unpaid interest and other related amounts, immediately due and payable, and to exercise any remedies he may have to foreclose on assets that are subject to liens securing that debt.

If the Company is unable to extend the Senior Notes or elects not to do so, the Company will be required to repay the Senior Notes through equity issuances, additional borrowings, cash flows from operations and/or other sources of liquidity.

Our convertible promissory note agreement that we have entered into with Mr. Drexler may limit our ability to, among other things, incur additional debt. If we fail to comply with the restrictions in this debt instruments, a default may allow the debtor to accelerate the related debt and to exercise his remedies under the agreement, which includes the right to declare the principal amount of that debt, together with accrued and unpaid interest and other related amounts, immediately due and payable, and to exercise any remedies he may have to foreclose on assets that are subject to liens securing that debt.

For additional details regarding our indebtedness, see Note 10 to the accompanying consolidated financial statements.

Risks Related to Our Business and Industry

Our industry is highly competitive, and our failure to compete effectively could adversely affect our market share, financial condition, and future growth.

The sports nutrition market is highly competitive with respect to:

●	price;
●	shelf space and store placement;
●	brand and product recognition;
●	new product introductions; and
●	raw materials.

Many of our competitors are larger, more established companies and possess greater financial strength and other resources than we have. We face competition in the supplement market from a number of large nationally known manufacturers, private label brands and many smaller manufacturers.

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Our industry is highly regulated. We may in the future incur increased compliance costs and/or incur substantial judgments, fines, legal fees, and other costs.

The manufacturing, packaging, labeling, advertising, distribution, storage and sale of our products are regulated by various federal, state, and local agencies as well as those of each foreign country to which we distribute. Our compliance costs may increase in the future, and those increases could be material. In addition, governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to manufacture and sell our products in the future. For example, the FDA regulates our products to ensure that the products are not adulterated or misbranded. Failure to comply with FDA requirements may result in, among other things, warning or untitled letters, injunctions, product withdrawals, recalls, product seizures, fines, and criminal proceedings.

Our advertising is subject to regulation by the FTC under the Federal Trade Commission Act. In recent years, the FTC has initiated numerous investigations of dietary supplement and weight loss products and companies. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages, and product recalls. Any of these types of actions could have a material adverse effect on our business, financial condition, and results of operations.

We have a history of losses from operations, there is uncertainty as to when we may become consistently profitable, and our current indebtedness may limit our operating flexibility, which raise substantial doubt about the Company’s ability to continue as a going concern.

We have historically incurred significant losses and experienced negative cash flows since inception. As of March 31, 2022, we had cash of $0.5 million, a working capital deficit of $36.3 million, a stockholders’ deficit of $38.1 million and an accumulated deficit of $211.8 million resulting from recurring losses from operations. As a result of a history of losses and financial condition, there is substantial doubt about our ability to continue as a going concern.

As a result of our history of losses and financial condition, there is doubt about our ability to continue as a going concern. The ability to continue as a going concern is dependent upon us maintaining profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities when they come due. On an ongoing basis, management evaluates strategies to obtain financing required to fund our expenses and achieve a level of revenue adequate to support our current cost structure. There is no assurance that we will be able to obtain additional financing on acceptable terms or at all, or to generate an adequate level of revenues.

Our indebtedness, and history of losses, could have important consequences to us. For example, it could:

●	make us more vulnerable to general adverse economic and industry conditions, including effects of the ongoing COVID-19 pandemic;
●	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate requirements; and
●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

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In addition, our ability to pay or refinance our debt depends on our successful financial and operating performance, cash flows and capital resources, which in turn depend upon prevailing economic conditions and certain financial, business and other factors, many of which are beyond our control. These factors include, among others:

●	economic and demand factors affecting our industry;
●	pricing pressures;
●	increased operating costs;
●	competitive conditions; and
●	other operating difficulties.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay operating or capital expenditures, sell material assets or operations, seek to obtain additional capital, or restructure our debt.

We may incur additional indebtedness in the future. Our incurrence of additional indebtedness would intensify the risks described above.

Our operating results may fluctuate, which makes them difficult to predict and they may fall short of expectations.

Our operating results may fluctuate due to a number of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date, and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may not meet expectations.

Each of the following factors, as well as others, may affect our operating results:

●	our loss of one or more significant customers;
●	the introduction of successful new products by our competitors;
●	the effects of the ongoing COVID-19 pandemic; and
●	adverse media reports on the use or efficacy of nutritional supplements.
●	increases in the price of raw materials

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

If we are unable to retain key management personnel or hire qualified personnel, our ability to manage our business effectively and grow could be negatively impacted.

Over the last few years, the Company has had significant employee turnover. Our future success depends in part on our ability to identify, hire, develop, motivate and retain key skilled management personnel and employees for all areas of our organization, particularly sales and marketing. Competition in our industry for qualified employees has been intense. The loss or limitation of the services of any of our key management employees, including as a result of illness, or our inability to hire qualified employees could have a material adverse effect on our business, financial condition and results of operations.

If we fail to effectively manage our growth, our business and operating results could be harmed.

Growth in our business will place significant demands on our management, and our operational and financial infrastructure. To effectively manage growth, we expect that we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. To accomplish these objectives, we may need to hire additional employees, make certain enhancements to our technology systems, make capital expenditures, and utilize management resources. Failure to implement these measures could have a material adverse effect on our business, financial condition and results of operations.

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Risks Related to our Products, Manufacturing, the Markets in Which We Operated and Other External Risks

We rely on a limited number of customers for a substantial portion of our sales, and the loss of or material reduction in purchase volume by any of these customers would adversely affect our sales and operating results.

During the three months ended March 31, 2022, we had three customers who individually accounted for 59%, 13%, and 12% of our net revenue, and two customers that individually accounted for 59% and 17% of accounts receivable. During the three months ended March 31, 2021, we had three customers who individually accounted for 28%, 17% and 14% of our net revenue, and two customers that individually accounted for 32% and 21% of accounts receivable.

The Company’s retail customers have been and may continue to be affected by outbreaks of disease, such as epidemics or pandemics, including the ongoing COVID-19 pandemic.

The Company’s retail customers have been and continue to be affected by the ongoing global COVID-19 pandemic and the resulting volatility and uncertainty it has caused in the U.S. and international markets. Store closures and social distancing have adversely impacted the Company’s sales to retailers. The COVID-19 pandemic also has the potential to significantly impact our supply chain if the facilities of our third- party manufacturers, the distribution centers where our inventory is managed or the operations of our logistics and other service providers are disrupted, temporarily closed or experience worker shortages. We may also see disruptions or delays in shipments of certain materials or products.

As a result of the ongoing COVID-19 outbreak, the Company has transitioned most of its workforce to a remote working model, which may result in the Company experiencing lower work efficiency and productivity, which in turn may adversely affect the Company’s business. As Company employees work from home and access the Company’s system remotely, the Company may be subject to heightened security risks, including the risks of cyberattacks. Additionally, if any of the Company’s key management or other employees are unable to perform his or her duties for a period of time, including as the result of illness, the Company’s results of operations or financial condition could be adversely affected.

The Company cannot reasonably estimate the length or severity of the COVID-19 pandemic or the related responses, or the extent to which the disruption may materially impact the Company’s business, consolidated financial position, consolidated results of operations or consolidated cash flows.

Our failure to respond appropriately to competitive challenges, changing consumer preferences and demand for new products could significantly harm our customer relationships and product sales.

The sports nutrition market is very competitive, and the range of products is diverse and subject to rapid and frequent changes in consumer demand. Our failure to accurately predict product trends could negatively impact our results and cause our revenues to decline. Our success with any product offering (whether new or existing) depends upon a number of factors, including our ability to:

●	deliver quality products in a timely manner in sufficient volumes;
●	accurately anticipate customer needs and forecast accurately to our manufacturers;
●	differentiate our product offerings from those of our competitors;
●	competitively price our products; and
●	develop new products.

Furthermore, products often have to be promoted heavily in stores or in the media to obtain visibility and consumer acceptance. Acquiring distribution for products is difficult and often expensive due to slotting and other promotional charges mandated by retailers. Products can take substantial periods of time to develop consumer awareness, consumer acceptance and sales volume. Accordingly, some products may fail to gain or maintain sufficient sales volume and as a result may have to be discontinued. In a highly competitive marketplace, it may be difficult to have retailer’s open SKU’s for new products.

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Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales.

We are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by other sports nutrition supplement companies. Consumer perception of sports nutrition supplements and our products in particular can be substantially influenced by scientific research or findings, national media attention and other publicity about product use.

Adverse publicity from these sources regarding the safety, quality, or efficacy of our products or nutritional supplements could seriously harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition, and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

We may be exposed to material product liability claims, which could increase our costs and adversely affect our reputation and business.

As a marketer and distributor of products designed for human consumption, we could be subject to product liability claims if the use of our products is alleged to have resulted in injury or undesired results. Our products consist of vitamins, minerals, herbs, and other ingredients that are classified as dietary supplements and in most cases are not subject to pre-market regulatory approval in the United States or internationally. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur.

We have not had any significant product liability claims filed against us but, in the future, we may be subject to various product liability claims, including due to tampering by unauthorized third parties, product contamination, and claims that our products had inadequate instructions for use, or inadequate warnings concerning possible side effects and interactions with other substances. The cost of defense can be substantially higher than the cost of settlement even when claims are without merit. The high cost to defend or settle product liability claims could have a material adverse effect on our business, financial condition and results of operations, and our insurance, if any, may not be adequate.

In addition, the perception of our products resulting from a product liability claim also could have a material adverse effect on our business, financial condition and results of operations.

Our insurance coverage or third-party indemnification rights may not be sufficient to cover our legal claims or other losses that we may incur in the future.

We maintain insurance at what we believe are adequate levels for property, general product liability, product recall, director’s and officer’s liability, and workers’ compensation to protect ourselves against potential loss exposures. In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses, including on terms that meet our customer’s or manufacturer’s requirements. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

Changes in the economies of the markets in which we do business may affect consumer demand for our products.

Consumer spending habits, including spending for our products, are affected by, among other things, prevailing economic conditions, levels of employment, fuel prices, changes in exchange rates, salaries and wages, the availability of consumer credit, consumer confidence and consumer perception of economic conditions. Economic slowdowns in the markets in which we do business and an uncertain economic outlook may adversely affect consumer spending habits, which may result in lower sales of our products in future periods.

In April 2020, we experienced a slowdown in sales to our retail customers, including our largest customer. While this decline was primarily offset by growth in our largest online customer, there can be no assurances that such growth will continue, or that we will have the financial resources to produce the additional quantities required by this customer. A prolonged global or regional economic downturn could have a material negative impact on our business, financial condition, results of operations and cash flows.

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Product returns could negatively impact our operating results and profitability.

We permit the return of damaged or defective products and accept limited amounts of product returns in certain instances. While such returns from established customers have historically been nominal and within management’s expectations and the provisions established, future return rates may differ from those experienced in the past. Any significant increase in damaged or defective products or accepted returns could have a material adverse effect on our operating results for the period or periods in which such returns materialize.

We rely on third-party manufacturers for the production of our products.

We rely on third-party manufacturers to produce products required to meet our quality and market needs, and plan to continue to do so. If our contract manufacturers fail to maintain high manufacturing standards and processes, it could harm our business. In the event of a natural disaster or business failure, including due to bankruptcy of a contract manufacturer, we may not be able to secure a replacement of our products on a timely or cost-effective basis, which could result in delays, additional costs and reduced revenues. Additionally, our third-party manufacturers have been and may continue to be negatively affected by the ongoing COVID-19 pandemic.

A shortage in the supply of key raw materials or price increases could increase our costs or adversely affect our sales.

All of our raw materials for our products are obtained from third-party suppliers. Since all of the ingredients in our products are commonly used, we have not experienced shortages or delays in obtaining raw materials. If circumstances change, shortages could result in materially higher raw material prices or adversely affect our ability to have a product manufactured. Prices for our raw materials can and do fluctuate. Price increases from a supplier would directly affect our profitability if we are not able to pass price increases on to customers. Our inability to obtain adequate supplies of raw materials in a timely manner or a material increase in the price of our raw materials could have a material adverse effect on our business, financial condition and results of operations. Additionally, our third-party suppliers have been and may continue to be negatively affected by the ongoing COVID-19 pandemic.

Risks Related to our Intellectual Property

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brand.

We have invested significant resources to protect our brands and trademarks. However, we may be unable or unwilling to strictly enforce our intellectual property rights, including our brands and trademarks, from infringement. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products.

Our industry is characterized by vigorous pursuit and protection of intellectual property rights, which has resulted in protracted and expensive litigation for several companies. Third parties may assert claims of misappropriation of trade secrets or infringement of intellectual property rights against us or against our end customers or partners for which we may be liable. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we would be successful in defending ourselves against intellectual property claims.

Further, many potential litigants have the capability to dedicate substantially greater resources than we can to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, a successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing products or performing certain services.

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Risks Related to Our Capital Stock

Mr. Drexler’s stock ownership gives him the ability to substantially influence the strategic direction of the Company and to direct the outcome of matters requiring stockholder approval.

Mr. Ryan Drexler, our Chairman of the Board and Chief Executive Officer, owns approximately 49.2% of our outstanding shares of common stock. As a result, Mr. Drexler is able to substantially influence the strategic direction of the Company and the outcome of matters requiring approval by our stockholders. Mr. Drexler’s interests may not be, at all times, the same as those of our other stockholders, and his control may delay, deter or prevent acts that may be favored by our other stockholders.

We may, in the future, issue additional shares of common stock and/or preferred stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation, as amended, authorize the issuance of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of May 10, 2022, 34,348,891 shares of our common stock were outstanding, and we did not have any outstanding shares of preferred stock. As of May 10, 2022, 34,348,891 shares of our common stock were outstanding. The future issuance of common stock and preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Board has the authority to fix and determine the relative rights and preferences of our authorized but undesignated preferred stock, as well as the authority to issue shares of such preferred stock, without further stockholder approval. As a result, our Board could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred stock, together with a premium, prior to the redemption of the common stock.

To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as a holder of common stock.

Our common stock is quoted on the OTC Markets, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Pink Tier, an automated quotation service operated by OTC Markets Group, Inc under the symbol “MSLP.” The quotation of our shares on the OTC may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, in part because of the inability or unwillingness of certain investors to acquire shares of common stock not traded on a national securities exchange and could depress the trading price of our common stock and have a long-term adverse impact on our ability to raise capital in the future.

Our share price has been and may continue to be volatile.

The market price of our common shares is subject to significant fluctuations in response to a multitude of factors, including variations in our quarterly operating results and financial condition. Factors other than our financial results that may affect our share price include, but are not limited to, market expectations of our performance, market perception of our industry, the activities of our managers, customers, and investors, and the level of perceived growth in the industry in which we participate, general trends in the markets for our products, general economic business and political conditions in the countries and regions in which we conduct our business, and changes in government regulation affecting our business, many of which are not within our control. In addition, like many companies of our size with low trading volume, our stock price may fluctuate significantly for reasons unrelated to our business.

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Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

We may be at risk of securities class action litigation.

We may be at risk of securities class action litigation. In the past, biotechnology and pharmaceutical companies have experienced significant stock price volatility, particularly when associated with binary events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and results in a decline in the market price of our common stock.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation among other potential problems.

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We have ongoing material weaknesses and may in the future fail to maintain effective systems of internal control over financial reporting and disclosure controls and procedures, any of which could, among other things, result in significant additional costs being incurred, cause a loss of confidence in our financial reporting, and adversely affect the trading price of our common stock.

We have concluded that our internal controls over financial reporting were not effective as of March 31, 2022, due to the existence of material weaknesses in such controls, and we have also concluded that our disclosure controls and procedures were not effective as of March 31, 2022 all as described in Item 4, “Controls and Procedures,” of our Quarterly Report on Form 10-Q. Remediation efforts to address the identified weaknesses are just beginning . Continuing costs to remedy these material weaknesses and to address inquiries from regulators may be significant and may require significant time from our management and other personnel, and we cannot assure you that we will be able to remedy the material weaknesses.

The incurrence of significant additional expense, or the requirement that management and other personnel devote significant time to these matters could reduce the time available to execute on our business strategies and could have a material adverse effect on our business, financial condition and results of operations. We also cannot assure you that additional material weaknesses in our internal control over financial reporting will not arise or be identified in the future. If our remediation measures are insufficient to address the identified deficiencies, or if additional deficiencies in our internal control over financial reporting are discovered or occur in the future, our consolidated financial statements may contain material misstatements and we could be required to restate our financial results and may be unable to make our filings with the SEC on a timely basis. Moreover, because of the inherent limitations of any control system, material misstatements due to error or fraud may not be prevented or detected on a timely basis, or at all.

If we are unable to provide reliable and timely financial reports in the future, our business and reputation may be further harmed. Failures in internal controls may negatively affect investor confidence in our management and the accuracy of our financial statements and disclosures or result in adverse publicity and concerns from investors and commercial customers, any of which could have a negative effect on the price of our shares, subject us to regulatory investigations and penalties and/or shareholder litigation, and materially adversely impact our business and financial condition.

Nevada corporation laws limit the personal liability of corporate directors and officers and require indemnification under certain circumstances.

Section 78.138(7) of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer of a Nevada corporation is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law. We have not included in our articles of incorporation any provision intended to provide for greater liability as contemplated by this statutory provision.

In addition, Section 78.7502(3) of the Nevada Revised Statutes provides that to the extent a director or officer of a Nevada corporation has been successful on the merits or otherwise in the defense of certain actions, suits or proceedings (which may include certain stockholder derivative actions), the corporation shall indemnify such director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith.

Risks Related to this Offering

Even if we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a de-listing of our Common Stock.

Even if we meet the initial listing requirements of the Nasdaq Capital Market, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our Common Stock on the Nasdaq Capital Market. If after listing we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum stockholder’s equity requirement, the Nasdaq Capital Market may take steps to de-list our Common Stock. Such a de-listing would likely have a negative effect on the price of our Common Stock and would impair our stockholders’ ability to sell or purchase our Common Stock when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the Nasdaq Capital Market’s listing requirements, but we can provide no assurance that any action taken by us would result in our Common Stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our Common Stock.

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If you purchase shares of our Common Stock in this offering you will experience immediate and substantial dilution in the book value per share of the Common Stock you purchase.

The public offering price per share of our Common Stock will be substantially higher than the net tangible book value per share of our Common Stock immediately prior to the offering. After giving effect to the sale of shares of our Common Stock at an assumed public offering price of $         per share and after deducting the estimated underwriting discount and estimated offering expenses payable by us, purchasers of our Common Stock in this offering will incur immediate dilution of $         per share in the net tangible book value of the Common Stock they acquire. For a further description of the dilution that investors in this offering will experience, see “Dilution.”

In addition, to the extent that outstanding stock options have been or may be exercised or other shares issued, you may experience further dilution.

Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders could cause our share price to fall.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our Common Stock, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analysts who may cover us were to cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Shares of our Common Stock are an illiquid investment as there is presently a limited market for our Common Stock. We do not know whether a market for our Common Stock will be sustained or what the trading price of our Common Stock will be and as a result it may be difficult for you to sell your shares of Common Stock.

There is presently a limited market for our Common Stock. Although we intend to list our Common Stock on the Nasdaq Stock Market, an active trading market for our Common Stock may not develop or be sustained. It may be difficult for you to sell your shares of Common Stock without depressing the market price for our Common Stock or at all. As a result of these and other factors, you may not be able to sell your shares of Common Stock at or above the offering price or at all. Further, an inactive market may also impair our ability to raise capital by selling our Common Stock and may impair our ability to enter into strategic partnerships or acquire companies, products, or services by using our equity securities as consideration.

Management will have broad discretion as to the use of the proceeds from this offering.

Our management will have broad discretion in the allocation of the net proceeds and could use them for purposes other than those contemplated at the time of this offering and as described in the section titled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, shareholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of            shares of our common stock in this offering will be approximately $        (or approximately $         if the underwriter will exercise its over-allotment option in full), based upon an assumed public offering price of $        per share, which is based upon the last reported sale price of our common stock on the OTC Pink on             , 2022, and after deducting underwriting discounts and commissions and offering expenses payable by us.

A $1.00 increase or decrease in the assumed public offering price of $       per share would increase or decrease the net proceeds from this offering by approximately $       million, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase or decrease of in the number of shares of common stock offered by us would increase or decrease our net proceeds by approximately $       million, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for working capital, general corporate purposes and marketing and advertising our new energy line.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, with development efforts, economic and political effects of COVID-19 and government responses to it, and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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CAPITALIZATION

The following table sets forth our summary historical consolidated financial data for the periods presented below. The summary consolidated financial data as of March 31, 2022, has been derived from our unaudited consolidated financial statements included herein.

Our historical results are not necessarily indicative of the results of operations for future periods. You should read the following summary consolidated financial data in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus, as well as our latest Quarterly Report on Form 10-Q for the three months ended March 31, 2022. See “Where You Can Find More Information.”

	(Unaudited)
	Actual	As Adjusted	Pro Forma As Adjusted(1)
Cash	$534	$
Accounts payable	$18,877	$
Accrued and other liabilities	6,654
Obligation under secured borrowing arrangement	6,592
Operating lease liability	233
Senior notes payable	7,738
Convertible notes with a related party	5,330
Revolving line of credit, related party	2,747
Total Current Liabilities	48,171
Other long term liabilities	1,861
Total Liabilities	50,032

Stockholders’ deficit:
Common stock, par value of $0.001 per share; 100,000,000 shares authorized, 33,386,200 and 33,386,200 shares issued as of March 31, 2022 and December 31, 2021, respectively; and 33,386,200 and 33,386,200 shares outstanding as of March 31, 2022 and December 31, 2021, respectively	32
Additional paid-in capital	183,792
Treasury Stock at Cost, 875,621 shares	(10,039)
Accumulated deficit	(211,840)
Total Stockholders’ Deficit	(38,055)
Total Liabilities and Stockholders’ Deficit	$11,977	$

(1)	The pro forma information above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing.

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Each $      increase or decrease in the assumed public offering price of $     per share would increase or decrease, as applicable, our cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $         , assuming that the number of shares offered by us remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase or decrease of           shares to the shares offered by us in the offering would increase or decrease the amount of our cash and total stockholders’ equity by approximately $       , assuming a public offering price of $       per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The number of shares of common stock to be outstanding immediately after this offering is based on 34,348,891 shares of common stock outstanding as of May 10, 2022 and excludes:

●	17,355,700 shares of common stock issuable upon exercise of warrants issued in the October 2021 private placement at exercise price of $0.78 per share;

●	5,399,441 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock;

●	16,154,795 shares of common stock issuable upon conversion of outstanding convertible notes; and

●	171,703 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock under our 2015 Incentive Compensation Plan at a weighted average exercise price of $1.89.

●	1,811,000 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock under our 2021 Omnibus Equity Incentive Plan at a weighted average exercise price of $0.40.

Immediately following the effectiveness of the registration statement of which this prospectus forms a part, we expect to effect the Reverse Stock Split. No fractional shares of the Company’s common stock will be issued as a result of the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

Unless otherwise stated, all information in this prospectus assumes:

●	no exercise of the underwriters’ over-allotment option to purchase additional shares;

●	no exercise of the warrants to be issued to the representative of the underwriters in connection with this offering as described in the “Underwriting — Representative’s Warrants” section of this prospectus; and

●	the completion of the Reverse Stock Split, that is expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and preferred stock at an assumed 1-for- ratio to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part.

20

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

Listing

Our common stock is quoted on the OTC Pink Tier, an automated quotation service operated by OTC Markets Group, Inc. under the symbol “MSLP.” Our transfer agent is EQ Shareowner Services, which is located at 1110 Center Point Curve, Suite 101, Mendota Heights, MN 55120.

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “MSLP”.

Immediately following the offering, we expect to have one class of common stock outstanding. As of March 31, 2022, there were approximately 334 registered holders of record of our common stock, and the last reported sale price of our common stock on the OTCPink was $       per share on                  , 2022 ($       giving effect to an assumed Reverse Stock Split of 1-for-    , which is expected to occur immediately following the effectiveness of the registration statement of which this prospectus forms a part). OTCPink does not constitute an established public trading market. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

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DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of March 31, 2022, we had a historical net tangible book (deficit) of $         , or $         per share of common stock, based on 33,386,200 shares of common stock outstanding at March 31, 2022. Our historical net tangible book value per share is the amount of our total tangible assets less our total liabilities at March 31, 2022, divided by the number of shares of common stock outstanding at March 31, 2022.

After giving effect to the issuance in         of         , our pro forma net tangible book value (deficit) as of March 31, 2022 was $         , or $         per share of common stock.

After giving further effect to the sale of             shares of common stock in this offering at an assumed public offering price of $         per share, which is based upon the last reported sale price of our Common Stock on the OTC Pink on                , 2022, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value per share as of March 31, 2022 was $         , or $         per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $         per share to existing stockholders and immediate dilution of $         per share to new investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$
Historical net tangible book value per share as of March 31, 2022	$
Pro forma increase in net tangible book value per share attributable to new investors
Pro forma as adjusted net tangible book value per share immediately after this offering		$
Dilution per share to new investors in this offering		$

The information discussed above is illustrative only, and the dilution information following this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. A $          increase (decrease) in the assumed initial public offering price of $          per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted net tangible book value after this offering to $          per share and the dilution to new investors purchasing common stock in this offering to $          per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of            shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase our pro forma as adjusted net tangible book value after this offering to $          per share and decrease the dilution to new investors purchasing common stock in this offering to $          per share, assuming no change in the assumed initial public offering price per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of              shares in the number of shares offered by us would decrease the pro forma as adjusted net tangible book value after this offering to $          per share and increase the dilution to new investors purchasing common stock in this offering to $          per share, assuming no change in the assumed initial public offering price per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their option to purchase additional shares in full, the pro forma as adjusted net tangible book value per share after giving effect to the offering would be $          per share. This represents an increase in pro forma as adjusted net tangible book value of $          per share to existing stockholders and dilution in pro forma as adjusted net tangible book value of $          per share to new investors.

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The number of shares of common stock to be outstanding immediately after this offering is based on 34,348,891 shares of common stock outstanding as of May 10, 2022 and excludes:

●	17,355,700 shares of common stock issuable upon exercise of warrants issued in the October 2021 private placement at exercise price of $0.78 per share;

●	5,399,441 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock;

●	16,154,795 shares of common stock issuable upon conversion of outstanding convertible notes; and

●	171,703 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock under our 2015 Incentive Compensation Plan at a weighted average exercise price of $1.89.

●

1,811,000 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock under our 2021 Omnibus Equity Incentive Plan at a weighted average exercise price of $0.40.

The table above assumes no exercise of the underwriters’ over-allotment option in this offering. If the underwriters’ over-allotment option is exercised in full, the number of common shares held by new investors purchasing common stock in this offering would be increased to % of the total number of shares of common stock outstanding after this offering, and the number of shares held by existing stockholders would be reduced to        % of the total number of shares of common stock outstanding after this offering.

To the extent that stock options or warrants are exercised, we issue new stock options under our equity incentive plan, or we issue additional common stock in the future, there will be further dilution to investors participating in this offering. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

MusclePharm is a scientifically-driven, performance lifestyle company that develops, manufactures, markets and distributes branded sports nutrition products and nutritional supplements. We offer a broad range of performance powders, capsules, tablets, gels and on-the-go ready to eat snacks that satisfy the needs of enthusiasts and professionals alike. Our portfolio of recognized brands, MusclePharm and FitMiss, is marketed and sold to over 100 countries globally.

Our offerings are clinically developed through a six-stage research process, and all of our manufactured products are rigorously vetted for banned substances by the leading quality assurance program, Informed-Choice. While we initially drove growth in the Specialty retail channel, in recent years we have expanded our focus to drive sales and retailer growth across leading e-commerce, Food Drug & Mass (“FDM”), Specialty and International channels.

	For the Months Ended March 31,
	2022	% of Total	2021	% of Total
Distribution Channel
Specialty	$3,383	26%	$6,795	52%
International	$733	6%	3,847	29%
FDM	$8,985	68%	$2,479	19%
Total	$13,101	100%	$13,121	100%

Our consolidated financial statements are prepared using the accrual method of accounting in accordance with generally accepted accounting principles in the United States (“GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.

Our results of operations are affected by economic conditions, including macroeconomic conditions and levels of business confidence. There continues to be significant volatility and economic uncertainty in many markets and the ongoing COVID-19 pandemic has increased that level of volatility and uncertainty and has created economic disruption. We are actively managing our business to respond to the impact. There were no adjustments recorded in the financial statements that might result from the outcome of these uncertainties.

COVID-19

The worldwide spread of COVID-19, including the emergence of variants, has resulted, and may continue to result in a global slowdown of economic activity, which may decrease demand for a broad variety of goods and services, while also disrupting supply channels, sales channels and advertising and marketing activities for an unknown period of time until the COVID-19 pandemic is contained, or economic activity normalizes. With the current uncertainty in economic activity, the impact on our revenue and results of operations is likely to continue and the size and duration of the impact we are currently unable to accurately predict. The extent of the impact of the COVID-19 pandemic on our operational and financial performance will depend on a variety of factors, including the duration and spread of COVID-19 and its variants, and its impact on our customers, contract manufacturers, vendors, industry and employees, all of which are uncertain at this time and cannot be accurately predicted. See “Item 1.A Risk Factors” for further discussion of the adverse impacts of the COVID-19 pandemic on our business.

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Factors Affecting Our Performance

As we continue to execute our growth strategy and focus on our core products, we believe that we can, over time, continue to improve our operating margins and expense structure. In addition, we have implemented plans focused on cost containment, customer profitability, product and pricing controls that we believe will improve our gross margin and reduce our losses.

We expect that our advertising and promotion expense will continue to decrease as we focus on reducing our expenses and shifting our promotional costs, in part, from general branding and product awareness to acquiring customers and driving sales from existing customers. We expect that our discounts and allowances will continue to decrease, both overall and as a percentage of revenue, as we further reduce certain discretionary promotional activity that does not result in a commensurate increase in revenues.

Results of Operations

Comparison of the Three Months Ended March 31, 2022 to the Three Months Ended March 31, 2021:

The following table sets forth certain financial information from our consolidated statements of operations along with a percentage of net revenue and should be read in conjunction with the consolidated financial statements and related notes (in thousands).

	For the Months Ended March 31,
	2022		2021
	Amount	% of Revenue	Amount	% of Revenue
Revenue, net	$13,101	100%	$13,121	100%
Cost of revenue	11,592	88%	9,432	72%
Gross profit	1,509	12%	3,689	28%
Operating expenses:
Selling and promotion	1,160	9%	1,149	9%
General and administration	2,829	22%	2,268	17%
Total operating expenses	3,989	30%	3,417	26%
Income (loss) from operations	(2,480)	-19%	272	2%
Other (expense) income:
Gain on settlements	12	0%	200	2%
Interest expense	(3,821)	-29%	(510)	-4%
Other (expense) income, net	(12)	0%	132	1%
Income (loss) before provision for income taxes	(6,301)	-48%	94	1%
Net income (loss)	$(6,301)	-48%	$94	1%

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Revenue, net

We derive our revenue through the sales of our various branded sports nutrition products, nutritional supplements and energy drinks. Revenue is recognized when control of a promised good is transferred to a customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for the good. This usually occurs when finished goods are delivered to the Company’s customers or when finished goods are picked up by a customer’s carrier.

Net revenue reflects the transaction prices for contracts, which includes goods shipped at selling list prices reduced by discounts and sales allowances. We record discounts and sales allowances as a direct reduction of revenue for various discounts provided to our customers, consisting primarily of promotional related credits. Sales discounts are a significant part of our marketing plan to our customers as they help drive increased sales and brand awareness with end users through promotions that we support through our distributors and re-sellers.

For the three months ended March 31, 2022, our net revenues were approximately $13.1 million compared to $13.1 million for the three months ended March 31, 2021, a decline of approximately $20,000 or 0%. Net revenue for the energy segment was up $1 million, primarily driven by volume, while net revenue for the protein products segment was down $1 million. During the three months ended March 31, 2022, the Company had three customers who individually accounted for 59%, 13% and 12% of our net revenue. During the three months ended March 31, 2021, the Company had three customers who individually accounted for 28%, 17% and 14% of our net revenue. During the 1st Quarter of 2022 the Company instituted a price increase with select customers, contributing to 7.4 % of revenue for the three months ended March 31, 2022.

Discounts and sales allowances declined to approximately 11% of gross revenue, or $1.6 million, for the three months ended March 31, 2022, compared to approximately 15% of gross revenue, or $2.4 million, for the three months ended March 31, 2021. Discounts and sales allowances fluctuate based on customer mix and changes in discretionary promotional activity. We continue to monitor our discounts and allowances, reducing where practical to continue to meet our gross margin expectation.

Cost of Revenue and Gross Profit

Cost of revenue for our products is related to the production, manufacturing, and freight-in of the related products purchased from third-party manufacturers. We primarily use contract manufacturers to drop ship products directly to our customers.

We experienced cost increases for raw materials during the three months ended March 31, 2022 primarily due to industry shortages in supply and consistent with market demand. Compared to the prior year, commodity protein costs have increased 90% negatively affecting our gross margin. We are taking steps to manage the increase and shortages by entering into agreements with additional protein brokers to diversify our protein sources, along with working with new vendors to source other component such as tubs, trays and bags.

We have focused on cost containment and improving gross margins by concentrating on customers with higher margins, reducing product discounts and promotional activity, along with reducing the number of SKU’s and negotiating improved pricing for raw materials. With recent increases in commodity prices, our gross margins have eroded and will continue to be impacted.

We are focusing on growing the energy segment which contributed to two points of margin in the three months ended March 31, 2022.

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Selling and promotion

Our selling and promotion expense consists primarily of expenses related to freight-out, print and online advertising, club demonstrations, and stock-based compensation. Historically, advertising and promotions were a large part of both our growth strategy and brand awareness, in particular strategic partnerships with sports athletes and fitness enthusiasts and endorsements, licensing, and co-branding agreements. Additionally, we co-developed products with sports athletes and teams. In connection with our restructuring plan, we terminated most of these contracts in a strategic shift away from such costly arrangements and moved toward digital advertising, ambassador programs and sampling promotional materials.

For the three months ended March 31, 2022, our selling and promotion expenses were approximately $1.2 million compared to $1.1 million for the three months ended March 31, 2021, an increase of $11,000 or 1%. The increase was primarily related to an increase in freight-out and stock-based compensation related to our Energy business and offset by decreases in Club Demonstrations. Freight out is up $77,000 or 11% and Stock based compensation is up $142,000 or 100%. Club demonstrations were down $222,000 or 75%. All other selling and promotion expenses represent an increase of $14,000.

General and Administrative

Our general and administrative expenses consist primarily of salaries and benefits, professional fees, depreciation and amortization, research and development, information technology equipment and network costs, facilities related expenses, directors’ fees, legal fees, accounting and audit fees, consulting fees, stock-based compensation, investor relations costs, insurance, bad debt and other corporate expenses.

For the three months ended March 31, 2022, our general and administrative expenses were approximately $2.8 million compared $2.3 million for the three months ended March 31, 2021, or an increase of approximately $561,000 or 25%. This was due to an increase in professional fees associated with accounting fees, an increase in salaries and benefits associated with stock-based compensation and an increase in bad debt expense, offset by a reduction in office and IT expenses. Professional fees are up $213,000 or 41%, salaries and benefits are up $176,000 or 17%, and bad debt expense is up $344,000 or 3100% and office/IT expenses are down $96,000 or 39%. All other general and administrative expenses represent a decrease of $76,000.

Gain on Settlements

For the three months ended March 31, 2022 and 2021, gain on settlements was $12,000 and $200,000 respectively.

Interest Expense

For the three months ended March 31, 2022, interest expense was approximately $3.8 million compared to $0.5 million for the three months ended March 31, 2021, or an increase of $3.3 million or 645%.

Interest expense increased primarily due to the $3.2 million amortization of stock warrants associated with the issuance of the Senior Secured debt offering during the year ended December 31, 2021.

Other (Expense) Income, Net

For the three months ended March 31, 2022 and 2021, other expense was $12,000, compared to other income of $132,000 respectively.

Provision for Income Taxes

For the three months ended March 31, 2022 and 2021, tax expense was zero. Our provision for income taxes consists primarily of federal and state income taxes in the U.S. and income taxes in foreign jurisdictions in which we conduct business. Due to uncertainty, as to the realization of benefits from our deferred tax assets, including net operating loss carryforwards, research and development and other tax credits, we have a full valuation allowance reserved against such assets. We expect to maintain this full valuation allowance at least in the near term.

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Liquidity and Capital Resources

We have incurred significant losses and experienced negative cash flows since inception. As of March 31, 2022, we had cash of $0.5 million, a decline of $0.7 million from the December 31, 2021 balance of $1.2 million. As of March 31, 2022, we had a working capital deficit of $36.3 million, a stockholders’ deficit of $38.1 million and an accumulated deficit of $211.8 million resulting from recurring losses from operations. As a result of our history of losses and financial condition, there is substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon us generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We are evaluating different strategies to obtain financing to fund our expenses and achieve a level of revenue adequate to support our current cost structure. Financing strategies may include, but are not limited to, issuances of capital stock, debt borrowings, partnerships and/or collaborations.

We have funded our operations from proceeds from the sale of equity and debt securities. We will require significant additional capital to make the investments we need to execute our longer-term business plan. Our ability to successfully raise sufficient funds through the sale of debt or equity securities when needed is subject to many risks and uncertainties and, even if it were successful, future equity issuances would result in dilution to our existing shareholders and future debt securities may contain covenants that limit our operations or ability to enter into certain transactions.

We will need to raise additional funding through strategic relationships, public or private equity or debt financings, grants or other arrangements to develop and seek regulatory approvals for our existing and new product candidates. If such funding is not available, or not available on terms acceptable to us, our current development plan and plans for expansion of our general and administrative infrastructure may be curtailed.

Cash Flows

A summary of our cash flows is as follows (in thousands):

	For the Months Ended March 31,
	2022	2021
Consolidated Statements of Cash Flows Data:
Net cash (used in) provided by operating activities	$(3,582)	$98
Net cash used in investing activities	-	(4)
Net cash provided by (used in) financing activities	2,893	(1,505)
Net change in cash	$(689)	$(1,411)

Net Cash Operating Activities

Our net cash used in operating activities was $3.6 million for the three months ended March 31, 2022, compared to net cash provided by operating activities of $0.1 million for the three months ended March 31, 2021. The primary drivers include a $6.1 million net loss, and an increase in accounts receivable, net of $2.5 million.

Net Cash Investing Activities

Our net cash used in investing activities for the three months ended March 31, 2022, was zero compared to net cash used in investing activities of $0.004 million for the three months ended March 31, 2021.

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Net Cash Financing Activities

Our net cash provided by financing activities for the three months ended March 31, 2022, was $2.9 million compared to net cash used by financing activities of $1.5 million for the three months ended March 31, 2021.

Non-GAAP Adjusted EBITDA

In addition to disclosing financial results calculated in accordance with GAAP, this prospectus discloses Adjusted EBITDA, which is net loss adjusted for stock-based compensation, (gain) on settlement of accounts payable, interest expense, depreciation of property and equipment, amortization of intangible assets, and (gain) or loss on foreign currency.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, as well as the Company’s ability to meet future working capital requirements. Management believes this non-GAAP measures will provide investors with important additional perspectives in evaluating the Company’s ongoing business performance.

The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). The non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Set forth below are reconciliations of our reported GAAP net income (loss) to Adjusted EBITDA (in thousands):

	For the Three Months Ended March 31,
	2022	2021
Net income (loss) (GAAP)	$(6,301)	$94
Non-GAAP adjustments:
Gain on settlements	(12)	(200)
Stock compensation expense	437	-
Interest expense	3,821	512
Depreciation of Property and Equipment	1	3
Amortization of Intangible Assets	35	80
(Gain) loss from foreign currency	12	(11)
Adjusted EBITDA (non-GAAP)	$(2,007)	$478

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Results of Operations for the Year Ended December 31, 2021 Compared with the Year Ended December 31, 2020

The following table sets forth certain financial information from our consolidated statements of operations along with a percentage of net revenue and should be read in conjunction with the consolidated financial statements and related notes (in thousands).

	For the Years Ended December 31
	2021		2020
	Amount	% of Revenue	Amount	% of Revenue
Revenue, net	$50,042	100%	$64,440	100%
Cost of revenue	44,671	89%	44,831	70%
Gross profit	5,371	11%	19,609	30%
Operating expenses:
General and administration	9,891	20%	12,952	20%
Selling and promotion	4,393	9%	3,888	6%
Impairment of intangible assets	-	-	167	-
Total operating expenses	14,284	29%	17,007	26%
Income (loss) from operations	(8,913)	-18%	2,602	4%
Other (expense) income:
Interest expense	(5,460)	-11%	(1,493)	-2%
Loss on settlement of obligations	(2)	-	(95)	-
Other income, net	1,501	3%	465	1%
Gain on settlement of payables	-	-	1,687	3%
Income (loss) before provision for income taxes	(12,874)	-26%	3,166	5%
Benefit for income taxes	(8)	-0%	(19)	-0%
Net income (loss)	$(12,866)	-26%	$3,185	5%

Revenue, net

We derive our revenue through the sales of our various branded sports nutrition products and nutritional supplements. Revenue is recognized when control of a promised good is transferred to a customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for the good. This usually occurs when finished goods are delivered to the Company’s customers or when finished goods are picked up by a customer or a customer’s carrier.

Net revenue reflects the transaction prices for contracts, which includes goods shipped at selling list prices reduced by variable consideration. We record sales incentives as a direct reduction of revenue for various discounts provided to our customers, consisting primarily of promotional related credits. Sales discounts are a significant part of our marketing plan to our customers as they help drive increased sales and brand awareness with end users through promotions that we support through our distributors and re-sellers.

For the year ended December 31, 2021, our net revenues were approximately $50.0 million compared to $64.4 million for the year ended December 31, 2020, a decline of approximately $14.4 million or 22%. During the year ended December 31, 2021, the Company had three customers who individually accounted for 38%, 14% and 13% of our net revenue. During the year ended December 31, 2020, the Company had three customers who individually accounted for 41%, 17% and 12% of our net revenue.

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Discounts and sales allowances declined to approximately 16% of gross revenue, or $9.3 million, for the year ended December 31, 2021, compared to approximately 22% of gross revenue, or $17.7 million, for the year ended December 31, 2020. Discounts and sales allowances fluctuate based on customer mix and changes in discretionary promotional activity. We continue to monitor our discounts and allowances, reducing where practical to continue to meet our gross margin expectations.

Net revenue decreased primarily due to industry wide supply shortages on protein and components, which delayed production of our products. During the fourth quarter of 2021, the Company instituted price increases of approximately 7.4% with select customers, contributing an additional $0.2 million net revenue.

Cost of Revenue and Gross Profit

Cost of revenue for our products is related to the production, manufacturing, and freight-in of the related products purchased from third-party manufacturers. We primarily use contract manufacturers to drop ship products directly to our customers.

We experienced cost increases for raw materials during the year ended December 31, 2021 primarily due to industry shortages in supply and consistent with market demand. Compared to the prior year, commodity protein costs have increased 133% negatively affecting our gross margin. We are taking steps to manage the increase and shortages by entering into agreements with additional protein brokers to diversify our protein sources, along with working with new vendors to source other component such as tubs, trays and bags.

We have focused on cost containment and improving gross margins by concentrating on customers with higher margins, reducing product discounts and promotional activity, along with reducing the number of SKU’s and negotiating improved pricing for raw materials. With recent increases in commodity prices, our gross margins have eroded and will continue to be impacted.

General and Administration

Our general and administrative expenses consist primarily of salaries and benefits, professional fees, depreciation and amortization, research and development, information technology equipment and network costs, facilities related expenses, directors’ fees, legal fees, accounting and audit fees, consulting fees, stock-based compensation, investor relations costs, insurance and other corporate expenses.

For the year ended December 31, 2021, our general and administration expenses were approximately $9.9 million compared to $13.0 million for the year ended December 31, 2020, or a decline of approximately $3.1 million or 24% due to a decrease in salaries and benefits associated with a reduction in headcount, reducing operating costs and board member compensation, as well as a reduction in office expenses associated with closure of headquarters and warehouses. Salaries and benefits are down $1.6 million or 25%; Office and IT expenses are down $0.8 million or 46%.

As a percentage of net revenues, general and administration expenses were approximately 20% for the year ended December 31, 2021, compared to 20% for the year ended December 31, 2020.

Selling and Promotion

Our selling and promotion expense consists primarily of expenses related to freight-out, print and online advertising, club demonstrations, and stock-based compensation. Historically, advertising and promotions were a large part of both our growth strategy and brand awareness, in particular strategic partnerships with sports athletes and fitness enthusiasts and endorsements, licensing, and co-branding agreements. Additionally, we co-developed products with sports athletes and teams. In connection with our restructuring plan, we terminated most of these contracts in a strategic shift away from such costly arrangements and moved toward digital advertising, ambassador programs and sampling promotional materials.

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For the year ended December 31, 2021, our selling and promotion expenses were approximately $4.4 million compared to $3.9 million for the year ended December 31, 2020; an increase of $0.5 million or 13%. The increase was primarily related to an increase in freight-out and other increases in Club Demonstrations and stock-based compensation related to our Energy business.

As a percentage of net revenues, selling and promotion expenses were approximately 9% for the year ended December 31, 2021, compared to 6% for the year ended December 31, 2020. The increase for 2021 expenses was primarily driven by a 23% increase in freight-out.

Impairment of Intangible Assets

For the year ended December 31, 2020, we incurred approximately $0.2 million of impairment of intangible assets. For the year ended December 31, 2021 we had no impairment.

Loss of Settlement of Obligation

For the year ended December 31, 2021, our loss on settlement of obligation was approximately $2,000 compared to $95,000 for the year ended December 31, 2020. During the year ended December 31, 2020, the Company settled with two contract manufactures, Nutrablend and Excelsior Nutrition and recorded a loss of $95,000 for the year related to these obligations.

Gain on Settlement of Payables

For the year ended December 31, 2020, we recorded amounts aggregating approximately $1.7 million as a gain on the settlement of liabilities, the result of the imputation of interest due to the long-term nature of the payouts as follows:

●	On September 25, 2020, we entered into a settlement agreement with Nutrablend, a manufacturer of our products, pursuant to which we agreed to pay approximately $3.1 million in monthly payments from September 1, 2020 through June 30, 2023.

●	On December 16, 2020, we entered into a settlement agreement with Excelsior Nutrition, a manufacturer of our products, pursuant to which we agreed to pay approximately $4.8 million in monthly payments beginning January 5, 2020 and thereafter until the settlement amount is paid in full.

For the year ended December 31, 2021, we recorded no gain on settlement of payables. The remaining amounts owed related to these settlements is reflected in accrued and other liabilities.

Interest Expense

For the year ended December 31, 2021, interest expense was approximately $5.4 million compared to $1.5 million for the year ended December 31, 2020, or an increase of $3.9 million or 260%.

Interest expense increased as a result of a higher debt balance due the issuance of the Senior Secured debt offering during the year ended December 31, 2021.

Other Income, Net

The Company’s other income increased from $0.5 million for the year ended December 31, 2020 to $1.5 million for the year ended December 31, 2021. During 2021, the Company recognized a gain of $1.0 million related to the forgiveness of the Company’s Paycheck Protection Program loan and sublease income $0.4 million, partially offset by the Company’s foreign currency translation gain/loss, primarily related to trade with Canadian customers.

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Provision for Income Taxes

For the year ended December 31, 2021, we recognized a tax benefit of approximately $8,000 compared to a tax benefit of approximately $19,000 for the year ended December 31, 2020. Our provision for income taxes consists primarily of federal and state income taxes in the U.S. and income taxes in foreign jurisdictions in which we conduct business. Due to uncertainty, as to the realization of benefits from our deferred tax assets, including net operating loss carryforwards, research and development and other tax credits, we have a full valuation allowance reserved against such assets. We expect to maintain this full valuation allowance at least in the near term.

Liquidity and Capital Resources

We have incurred significant losses and experienced negative cash flows since inception. As of December 31, 2021, the Company had cash of approximately $1.2 million, a decline of $780 from the December 31, 2020 balance of $2.0 million. As of December 31, 2021, we had a working capital deficit of $30.1 million, a stockholders’ deficit of $32.2 million and an accumulated deficit of $205.5 million resulting from recurring losses from operations. As a result of our history of losses and financial condition, there is substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon us generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We are evaluating different strategies to obtain financing to fund our expenses and achieve a level of revenue adequate to support our current cost structure. Financing strategies may include, but are not limited to, private placements of capital stock, debt borrowings, partnerships and/or collaborations.

We have funded our operations from proceeds from the sale of equity and debt securities. We will require significant additional capital to make the investments we need to execute our longer-term business plan. Our ability to successfully raise sufficient funds through the sale of debt or equity securities when needed is subject to many risks and uncertainties and, even if it were successful, future equity issuances would result in dilution to our existing shareholders and future debt securities may contain covenants that limit our operations or ability to enter into certain transactions.

We will need to raise additional funding through strategic relationships, public or private equity or debt financings, grants or other arrangements to develop and seek regulatory approvals for our existing and new product candidates. If such funding is not available, or not available on terms acceptable to us, our current development plan and plans for expansion of our general and administrative infrastructure may be curtailed.

Cash Flows

A summary of our cash flows is as follows (in thousands):

	For the Years Ended December 31,
	2021	2020
Consolidated Statements of Cash Flows Data:
Net cash used in operating activities	$(8,042)	$(868)
Net cash (used in) provided by investing activities	(2)	218
Net cash provided by financing activities	7,264	1,121
Net change in cash	$(780)	$471

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Net Cash Operating Activities

Our net cash used in operating activities was $8.0 million for the year ended December 31, 2021 compared to net cash used in operating activities of $0.9 million for the year ended December 31, 2020.

Net Cash Investing Activities

Our net cash used in investing activities for the year ended December 31, 2021, was $0.002 million compared to net cash provided by investing activities of $0.2 million for the year ended December 31, 2020.

Net Cash Financing Activities

Our net cash provided by financing activities for the year ended December 31, 2021, was $7.3 million compared to $1.1 million for the year ended December 31, 2020.

Non-GAAP Adjusted EBITDA

In addition to disclosing financial results calculated in accordance with GAAP, this Amendment No. 1 to Form 10-K discloses Adjusted EBITDA, which is net loss adjusted for stock-based compensation, gain on settlement of accounts payable, (gain) loss on disposal of property and equipment, interest expense, depreciation of property and equipment, amortization of intangible assets, and (benefit) provision for income taxes.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, as well as the Company’s ability to meet future working capital requirements. Management believes this non-GAAP measures will provide investors with important additional perspectives in evaluating the Company’s ongoing business performance.

The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). The non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Set forth below are reconciliations of our reported GAAP net income (loss) to Adjusted EBITDA (in thousands):

	Year ended December 31, 2021	Year ended December 31, 2020
Net income (loss) (GAAP)	$(12,866)	$3,185
Non-GAAP adjustments:
Gain on disposal of property and equipment	-	(160)
Loss on settlements	(143)	(1,687)
Impairment of operating lease right of use asset	-	167
Stock compensation expense	653	144
Interest and other expense, net	5,039	1,188
Depreciation of Property and Equipment	10	145
Amortization of Intangible Assets	321	320
PPP Loan Forgiveness	(965)	-
Benefit for income taxes	(8)	(19)
Loss foreign currency	28	-
Adjusted EBITDA (non-GAAP)	$(7,931)	$3,283

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Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with GAAP and form the basis for the following discussion and analysis on critical accounting policies and estimates. The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates and assumptions on a regular basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates and those differences could have a material effect on our business, financial condition and results of operations.

The preparation of our Financial Statements and the related disclosures in conformity with GAAP, requires our management to make judgments, assumptions, and estimates that affect the amounts of revenue, expenses, income, assets, and liabilities, reported in our Financial Statements and accompanying notes. Understanding our accounting policies and the extent to which our management uses judgment, assumptions, and estimates in applying these policies is integral to understanding our Financial Statements.

We describe our most significant accounting policies in “Note 2, Significant Accounting Policies” of our consolidated notes to our Financial Statements and found elsewhere in this Quarterly Report. These policies are considered critical because they may result in fluctuations in our reported results from period to period due to the significant judgments, estimates, and assumptions about highly complex and inherently uncertain matters. In addition, the use of different judgments, assumptions, or estimates could have a material impact on our financial condition or results of operations. We evaluate our critical accounting estimates and judgments required by our policies on an ongoing basis and update them as appropriate based on changing conditions.

Revenue Recognition

Our revenue represents sales of finished goods inventory and is recognized when control of the promised goods is transferred to our customers in an amount that reflects the consideration we expect to be entitled to in exchange for those goods. The reserves for trade promotions and product discounts, including sales incentives, are established based on our best estimate of the amounts necessary to settle existing credits for products sold as of the balance sheet date.

All such costs are netted against sales. These costs include end-aisle or other in-store displays, contractual advertising fees and product discounts, and other customer specific promotional activity. We provide reimbursement to our customers for such amounts as credits against amounts owed. To determine the appropriate timing of recognition of consideration payable to a customer, all consideration that is payable to our customers is reflected in the transaction price at inception and reassessed routinely.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms and are recorded at the invoiced amount, net of any sales discounts and allowance for doubtful accounts, and do not typically bear interest. We assess the collectability of the accounts by taking into consideration the aging of accounts receivable, changes in customer credit worthiness, general market and economic conditions, and historical experience. Bad debt expenses are recorded as part of “General and administrative” expenses in the consolidated statements of operations. We reserve the receivable balance against the allowance when management determines a balance is uncollectible. We also review our customer discounts, and an accrual is made for discounts earned but not yet utilized at each period end.

Litigation Estimates and Accruals

In the normal course of business or otherwise, we may become involved in legal proceedings. We will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. We provide disclosures for material contingencies when there is a reasonable possibility that a loss or an additional loss may be incurred. In assessing whether a loss is a reasonable possibility, we may consider the following factors, among others: the nature of the litigation, claim or assessment, available information, opinions or views of legal counsel and other advisors, and the experience gained from similar cases.

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Share-Based Payments and Stock-Based Compensation

Share-based compensation awards, including stock options and restricted stock awards, are recorded at estimated fair value on the applicable awards’ grant date, based on the estimated number of awards that are expected to vest. The grant date fair value is amortized on a straight-line basis over the time in which the awards are expected to vest, or immediately if no vesting is required. Share-based compensation awards issued to non-employees for services are also recorded at fair value on the grant date. The fair value of restricted stock awards is based on the fair value of the stock underlying the awards on the grant date as there is no exercise price.

The fair value of stock options is estimated using the Black-Scholes option-pricing model. The determination of the fair value of each stock award using this option-pricing model is affected by our assumptions regarding a number of complex and subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards and the expected term of the awards based on an analysis of the actual and projected employee stock option exercise behaviors and the contractual term of the awards. Due to our limited experience with the expected term of options, the simplified method was utilized in determining the expected option term as prescribed in ASC 718 Compensation – Stock Compensation.

We recognize our stock-based compensation expense over the requisite service period, which is generally consistent with the vesting of the awards, based on the estimated fair value of all stock-based payments issued to employees and directors that are expected to vest.

There have been no material changes to our critical accounting policies during the period covered by this report.

Warrants

In conjunction with the Securities Purchase Agreement (“SPA”), we issued 17,355,700 warrants to the senior note holders. The warrants entitle the holder to purchase one share of our common stock at an exercise price equal to $.78 per share at any time on or after October 13, 2021 (the “Initial Exercise Date”) and on or prior to the close of business on October 13, 2026 the “Termination Date”). We determined that these warrants are free standing financial instruments that are legally detachable and separately exercisable from the debt instruments. Management also determined that the warrants are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as equity pursuant to ASC 470. In accordance with the accounting guidance, the outstanding warrants are recognized as equity on the balance sheet. The proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) shall be allocated to the two elements based on the relative fair values of the debt instrument without the warrants, and of the warrants themselves at time of issuance. The allocation of the portion of the value resulted in a discount of the debt instrument. The fair value of the warrants were measured using the Black Scholes option pricing model.

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BUSINESS

Overview

MusclePharm is a scientifically-driven, performance lifestyle company that develops, manufactures, markets and distributes branded sports nutrition products and functional energy beverages. Since our incorporation in 2006, we have developed a comprehensive product portfolio, which has fueled the widespread recognition of our brands, MusclePharm and FitMiss. Today, these brands are sold in more than 100 countries globally, supported by our diversified and industry-leading distribution partners. We believe our strong international presence has allowed us to attract a larger and more engaged social audience than our competitive peers, Our global reach to a large and engaged customer base enables us to achieve The MusclePharm Promise of helping professional athletes and everyday active individuals reach their maximum potential with the most scientifically advanced, safe and nutritious sports supplementation products possible.

“The MusclePharm Promise” guides our endeavors to support the health of individuals and is comprised of three key pillars:

●	Leading by Example. We place considerable emphasis on transparency, high-quality ingredients, innovation and science. Our products undergo rigorous, independent third-party testing to ensure safe, quality ingredients to support all levels of athletic ability. Tests performed on products include banned substance testing and protein verification, among others.

●	Supporting Active Lifestyles. Our product portfolio is designed for athletes of all levels and anyone who pursues an active, healthy lifestyle. We offer a broad range of performance powders, capsules, tablets, bars and functional energy beverages that satisfy the needs of enthusiasts and professionals alike.

●	Enhancing Public Health. Through our Specialty, International, Food, Drug, and Mass (“FDM”), and newly introduced Grocery and Convenience distribution channels, we are able to reach athletes and active individuals of all types and demographics. We believe in the importance of our consumers having access to our products where and when they need them.

Our Products

Our product portfolio consists of two categories, sports nutrition and functional energy beverages, and targets a variety of fitness enthusiasts and professionals, as well as individuals who lead an active lifestyle.

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Sports Nutrition

Our product portfolio consists of two categories, sports nutrition and functional energy beverages, and targets a variety of fitness enthusiasts and professionals, as well as individuals who lead an active lifestyle.

●	Sport Series. In order to cover the needs of athletes, we introduced our scientifically-advanced, performance-driven Sport Series category. These award-winning , independently-tested products help fuel athletes safely by increasing strength, energy, endurance, recovery and overall athletic performance. It features our Combat Protein Powder, a top selling five-protein blend on the market, currently available in 4 flavors.

●	Essentials Series. To meet the day-in and day-out demands of fitness and sport, the Essentials Series (formerly known as the Core Series) line of supplements exists for athletes to take daily. These products include daily staples for a healthy body, such as BCAA, creatine, glutamine, carnitine, CLA, fish oil, a multi-vitamin and more.

●	FitMiss. Designed and formulated specifically for the female body, FitMiss sports nutrition products are complementary to any active female’s diet. In seeking a stronger, more balanced foundation, FitMiss ingredients support women in areas of weight management, lean muscle mass, body composition, and general health and wellness. Currently, FitMiss protein powder is available in 2 flavors.

●	On-the-Go. As more and more consumers are seeking healthier and convenient snacking options, retailers across multiple channels are capitalizing on this emerging trend by aggressively expanding their better-for-you assortments. Our On-the-Go portfolio of ready to eat products includes our award-winning Combat Crunch Protein Bars, currently available in 4 flavors.

Functional Energy Beverages

●	Combat Energy. In order to tap into the ever-growing functional beverage market, we recently launched our Combat Energy drink line. Unlike traditional energy drinks, Combat Energy has zero sugar and zero calories and features the functional benefits of 300mg of caffeine and 600mg of BCAA aminos. Our Combat Energy line is available in the three flavors: Green Apple, Grapefruit Lime and Black Cherry.

●	FitMiss Energy. Based on the feedback we received from female consumers, we developed and meticulously formulated FitMiss Energy. This recently launched product features 200 milligrams of caffeine per can, zero calories, zero sugar, MusclePharm’s proprietary BCAA blend, Biotin and no artificial colors or flavors. Currently, we sell this functional energy beverage in the following three flavors: Pineapple Coconut, Mango Sunshine and Watermelon Waterfall.

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Industry

Global Sports Nutrition

According to a 2021 analysis by Grand View Research, the global sports nutrition market is expected to experience double digit growth, growing at a compound annual growth rate (“CAGR”) of 10.9% from 2021 to 2028. A rise in demand is expected to stem from consumers’ increased focus on self-care, preventive medication and fitness. This heightened focus is particularly due to the rapidly growing number of individuals with diabetes and obesity that are at risk of serious illness from COVID-19. Given that our products are designed to enhance one’s health and fitness ability, we expect to benefit and capitalize on these attractive industry tailwinds.

Global Functional Beverages

According to a 2021 report by Fior Markets, the functional beverage market is expected to grow at a CAGR of 7.1% from 2021 to 2028. This growth is expected to stem from an increased demand for ready-to-drink beverages by consumers who seek to maintain their health despite their hectic, busy lifestyles. We believe this growth will be compounded even more by millennials’ strong preference for foods that are convenient and have diverse nutritional profiles. For these reasons, we anticipate that our newly introduced Combat Energy and FitMiss Women’s Complete Energy will experience increased demand, along with our On-The-Go product line.

Our Strengths

Consumer Awareness of Our Brands

According to Nutritionix.com, our Combat Protein Powder is the fourth best protein brand in the world, and Grand Review Research names MusclePharm as one of the top players in the North American sports nutrition market. For these reasons, we believe consumers have a strong appetite for our brand and products, which is exemplified by our large and engaged social media following. Widespread brand recognition as one of the safest, most trusted and reliable performance lifestyle companies is a strength we seek to maintain, as it allows for organic growth and fosters the adoption of new product innovations.

Strong Intellectual Property

We believe that protecting our intellectual property is crucial to the continued successful implementation of our business strategy and marketing our products. Therefore, our policy is to rigorously pursue registrations for all trademarks associated with our products. We have over 39 trademark applications in the United States, 29 of which are currently registered with the United States Patent and Trademark Office. Our registered trademarks include registrations of our house marks, as well as marks associated with our core product lines.

We also have filed for protection of various marks throughout the world and are committed to a significant long-term strategy to build and protect the MusclePharm and FitMiss brands globally. The “MusclePharm” and “FitMiss” marks have been granted final trademark registration effective in 10 countries, including the United States.

Asset Light Business Model

Through our asset light model, we achieve low capital expenditures, which we believe is critical to the generation of high free cash flows, gross margin, and lower commodity pricing. Currently, we outsource all manufacturing, testing and bottling to third-parties, and despite challenges in 2020 due to COVID-19, we believe our asset light model will enable us to achieve strong results and profitability in future quarters. For these reasons, we believe our business is uniquely positioned for profitability, without sacrificing the support of our growth initiatives.

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Growth Strategy

Product Innovation

We believe continued innovation in delivery techniques and ingredients, new product lines, and new products in existing lines is important to sustaining and creating new market opportunities, meeting consumer demand, and strengthening customer relationships. Over the last several years, we have launched several new products to meet changing consumer needs and to accelerate our growth. In 2021, we rolled out our functional energy beverages lines under the MusclePharm and FitMiss brands. With continued market expansion of functional beverages, coupled with consumers’ increased focus on ready-to-drink healthy alternatives, we expect our zero sugar and zero calorie energy drinks to benefit from these better-for-you industry tailwinds. Similarly, in 2019, we expanded our On-The-Go assortments with the introduction of gluten free and non-GMO protein products, along with new flavors of our award-winning Combat Crunch Protein Bars. These On-The-Go product assortments target a wide and growing audience, as consumers increasingly demand convenient and ready-to-eat snacks with healthy, diverse nutritional profiles. We continuously monitor market opportunities and consumer trends in order to strategically plan and execute future product innovations. We continue to drive innovation in our already popular protein powder line and in 2021 we launched a new and improved formula, delivering better taste and mixability in our two top selling products, Combat 100% Whey and Combat Protein powder.to To maintain strong demand for our functional energy beverages, we will closely monitor and evaluate customer feedback for future product innovations to sustain our leadership position in the beverage market.

Expand Sales in Current and New Channels

We currently distribute our products across all major global retail channels – Specialty, International and FDM. This, paired with our large e-commerce customers, allows us to reach every relevant market in the world. Due to the high competition within these channels, and the ever-changing customer trends, we have undertaken a number of initiatives to expand into new distribution channels, increase product trial, and amplify brand messaging.

As we continue to scale our functional energy beverages, we expect to increase our distribution points through Grocery and Convenience channels and expect product trial to increase, providing us with the opportunity to convert trial customers into loyal, repeat purchasers, and ultimately, consumers of our broader product categories. While these initiatives are targeted towards acquiring new, loyal customers, we plan to grow with existing customers through our established, industry-leading distribution partners in the Specialty, International, and FDM. Through increased store penetration and shelf-space, we believe we can grow sales of our functional energy beverages with existing customers by providing widespread accessibility. Given the importance we place on widespread accessibility, we also plan on advancing our e-commerce presence through strategic partnerships, which we believe will not only enhance sales among new and existing customers but also further the global reach of our brand and products.

Leverage Existing Brand Awareness for New Products

As we continue to execute our growth strategy and focus on core and new product innovations, we plan on leveraging our existing brand awareness to successfully penetrate domestic and international markets. We believe our established brand recognition, recurring customer base, and far reach will further advance the adoption of our products and growth. In the past, our passionate and loyal following has demonstrated a keen appetite for new MusclePharm products and we believe this will continue to play a vital role in the success of future product rollouts.

Sales and Marketing

Our goal is to position MusclePharm as the “must have” brand for elite athletes and fitness enthusiasts, alike, who are on a journey to holistically better themselves and achieve their maximum potential. Our marketing is focused on our most prominent products and includes brand partnerships, focusing on grass-roots marketing and advertising efforts with retail outlets close to our core audience. Our marketing includes digital marketing, print and media advertising, in store product demonstrations, promotional giveaways, and trade show events. New product innovation is also a key component of driving incremental sales.

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Distribution Channels

MusclePharm brands are marketed across major global retail distribution channels – Specialty, International and FDM.

Specialty: This channel is composed of brick-and-mortar sales and e-commerce. Due to high competition within this market, we continually seek to respond to customer trends and shifts by adjusting the mix of existing product offerings, developing new innovative products and influencing preferences through our marketing.

International: Our international reach touches every relevant market in the world. We seek to further grow our international sales by continuing to offer new products in key markets as well as opening new distribution channels in select regions of the world. We also are evaluating the benefits of developing expanded contract manufacturing relationships outside of North America to take advantage of local opportunities.

FDM: This channel is primarily served by our direct sales force, as well as our network of brokers. We believe direct relationships with retail partners provide us an opportunity to expand our distribution into additional discount warehouses and national retailers.

Below is a table of net revenue by our major distribution channel (in thousands):

	For the Months Ended March 31,
	2022	% of Total	2021	% of Total
Distribution Channel
Specialty	$3,383	26%	$6,795	52%
International	$733	6%	3,847	29%
FDM	$8,985	68%	$2,479	19%
Total	$13,101	100%	$13,121	100%

Product Research, Development and Quality Control

Customers’ belief in the safety and efficacy of our products is critical. Continued innovation in delivery techniques and ingredients, new product line extensions, and new product offerings are important in order to sustain existing and create new market opportunities, meet consumer demand, and strengthen consumer relationships. To support our research and development efforts, we invest in formulation, processing and packaging development, perform product quality and stability studies, and conduct consumer market research to sample consumer opinions on product concepts, design, packaging, advertising, and marketing campaigns.

We are committed to science and sport being equal in our product development. We believe real-world applications are essential. Our product lines have been developed through a stringent protocol to ensure that all formulations promote quality and safety for our customers. Our quality control team follows detailed supplier selection and certification processes, validation of raw material verification processes, analytical testing, process audits, and other quality control procedures. Our products are also subject to extensive shelf-life stability testing. We also engage third-party laboratories to routinely evaluate and validate our internal testing processes on every MusclePharm product.

We qualify ingredients, suppliers, and facilities by performing site assessments and conducting on-going performance and process reviews. Dedicated quality teams regularly audit and assess manufacturing facilities for compliance with Good Manufacturing Practices (“GMPs”), as regulated by the United States Food and Drug Administration (“FDA”), to ensure our compliance with all MusclePharm, regulatory, and certification standards and requirements. To ensure overall consistency, our quality assurance team adheres to strict written procedures. From the raw ingredient stage to the finished product stage, we monitor and perform quality control checks. Before distributing our products, we place our products under quarantine to test for environmental contaminants and verify that the finished product meets label claims. Once a product has successfully passed quality assurance testing and conforms to specifications for identity, purity, strength, and composition, we then conduct testing with third-party laboratories for added label claim verification.

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Multi-level practices are part of our product development process to ensure athletes and our consumers receive what we believe to be the most scientifically innovative and safest products on the market. Post-distribution, we have standard operating procedures in place for investigating and documenting any adverse events or product quality complaints. We are committed to the process of having all of our products certified to be banned-substance-free before they are available to consumers. Informed Choice, a globally recognized leader in sports testing, conducts all of our third-party banned substance testing, ensuring that all MusclePharm products are free of banned substances.

Manufacturing and Distribution

We have relationships with multiple third-party manufacturers. Certain of our vendors supply in excess of 10% of our products. Once a product is manufactured, it is shipped directly to the customer or through a third-party distribution center. All of the third-party manufacturing facilities and distribution facilities we utilize are designed and operated to meet current GMP standards as promulgated by the FDA.

The manufacturing process performed by our third-party manufacturers generally consists of the following operations: (I) qualifying ingredients for products; (ii) testing of all raw ingredients; (iii) measuring ingredients for inclusion in production; (iv) granulating, blending and grinding ingredients into a mixture with a homogeneous consistency; (v) encapsulating or filling the blended mixture into the appropriate dosage form using either automatic or semiautomatic equipment; and (vi) testing finished products prior to distribution.

We maintain and operate a system that integrates distribution, warehousing, and quality control. This provides real-time lot and quality tracking of raw materials, work in progress and finished goods. We employ a supply chain staff that works with sales, marketing, product development, and quality control personnel to ensure that only products that meet all specifications are produced and released to customers.

Our Competitors

The sports nutrition market is very competitive, and the range of products is diverse and subject to rapid and frequent changes in consumer demand. Competitors use price, shelf space and store placement, as well as brand and product recognition, new product introductions, and raw materials to capture market share. We believe that retailers look to partner with suppliers who demonstrate brand development, market intelligence, customer service, and produce high quality products with proven science. We believe we are competitive in all these areas.

Our competitors include numerous nutritional companies that are highly fragmented in terms of geographic market coverage, distribution channels, and product categories. In addition, we compete with large pharmaceutical companies and packaged food and beverage companies. Many of these competitors have greater financial and distribution resources available to them than us and some compete through vertical integration. In addition, private label entities have gained a foothold in many nutrition categories and also are direct competitors. Our principal competitors are: Glanbia Performance Nutrition (Optimum Nutrition), Nutrabolt, (Cellucor C4), Dymatize Enterprises LLC, Celsius and Iovate Health Sciences International Inc. As many of our competitors are either privately held or divisions within larger organizations, it is difficult to fully gauge their size and relative ranking.

Government Regulation

The formulation, manufacturing, packaging, labeling, advertising, distribution, storage, and sale of each of our product groups are subject to regulation by one or more governmental agencies. The most active of these is the FDA, which regulates our products under the Federal Food, Drug and Cosmetic Act (“FDCA”) and the regulations promulgated thereunder. FDA regulations relating specifically to foods and dietary supplements for human use are set forth in Title 21 of the Code of Federal Regulations.

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Dietary Supplement Regulation

The FDA has primary jurisdiction for the regulation of dietary supplements. The FDA regulates dietary supplements under the FDCA as a separate regulatory category of “foods.” The FDCA has been amended several times with respect to dietary supplements, including by the Nutrition Labeling and Education Act of 1990 (the “NLEA”) and the Dietary Supplement Health and Education Act of 1994. A “dietary supplement” is defined under the FDCA as “a product (other than tobacco) intended to supplement the diet that bears or contains one or more of the following dietary ingredients: vitamins, minerals, amino acids, herbs or other botanicals; a concentrate, metabolite, constituent, extract or combination of the ingredients listed above.” Dietary supplements are intended to enhance the diet, and may not be represented as a conventional food or as the sole item of a meal or diet.

Dietary supplements do not require approval from the FDA before they are marketed. Except in the case of a “new dietary ingredient,” where pre-market review for safety data and other information is required by law, a company is not required to provide the FDA with the evidence it relies on to substantiate safety or effectiveness before marketing a supplement product. A manufacturer or distributor must notify the FDA if it intends to market a dietary supplement in the U.S. that contains a “new dietary ingredient.” A new dietary ingredient is an ingredient marketed after October 15, 1994. The manufacturer must demonstrate to the FDA that the new ingredient is reasonably expected to be safe for use in a dietary supplement. There is no authoritative list of dietary ingredients that were marketed before October 15, 1994. Therefore, manufacturers are responsible for determining if a dietary ingredient is “new.”

Manufacturers of dietary supplements must register with the FDA pursuant to the Bioterrorism Preparedness and Response Act of 2002 (“Bioterrorism Act”) before producing supplements. Manufacturers of dietary supplements also must follow current good manufacturing practice (cGMP) regulations for the preparation, packaging and storage of our food and dietary supplements. Entities that manufacture, package, label or hold dietary supplement products must follow applicable cGMP regulations. These regulations focus on practices that ensure the identity, purity, quality, strength and composition of dietary supplements. We engage with third-party manufacturers to manufacture our dietary supplements.

Our business practices and products are also regulated by the Federal Trade Commission (“FTC”), the Consumer Product Safety Commission, the United States Department of Agriculture (“USDA”) and the Environmental Protection Agency. The USDA governs certain product labeling, such as organic and non-GMO claims. The FTC has the primary responsibility of regulating the advertising of foods, including dietary supplements. Under the FTC Act, all advertising claims, both express and implied, must be truthful, non-misleading, and substantiated. In practice, the FDA and FTC share jurisdiction over promotional practices and monitor the promotion and advertising of dietary supplements in multiple media forms, including TV, radio, social media (e.g., Facebook, Twitter), and the internet. We are responsible for determining that the dietary supplements we manufacture or distribute are safe, and that any representations or claims made about them are substantiated by adequate evidence to show that the claims are not false or misleading.

Our activities, including our direct selling distribution activities, are also regulated by various agencies of the states, localities and foreign countries in which our products are sold. In foreign markets, prior to commencing operations and initiating or permitting sales of our products in the market, we may be required to obtain an approval, license or certification from the country’s ministry of health or comparable agency. Prior to entering a new market in which a formal approval, license or certificate is required, we work extensively with local consultants and authorities in order to obtain the requisite approvals.

We must also comply with product labeling and packaging regulations that vary from country to country. Our failure to comply with these regulations can result in a product being removed from sale in a particular market, either temporarily or permanently. In the U.S., foods and dietary supplements are subject to the Nutrition, Labeling and Education Act (“NLEA”), which governs health claims, ingredient labeling, and nutrient content claims characterizing the level of a nutrient in a product. Dietary supplements may be intended to affect the structure or function of the human body. If the label of a dietary supplement contains such structure/function claims, the label must bear the disclaimer: “This statement has not been evaluated by the FDA. This product is not intended to diagnose, treat, cure, or prevent any disease.”

All serious adverse events occurring within the United States involving dietary supplements must be reported to the FDA. FDA laws also govern the recalls of foods and dietary supplements.

We may be required to obtain an approval, license or certification from a foreign country’s ministry of health or comparable agency prior to commencing operations and initiating or permitting sales of our regulated products in foreign markets. Prior to entering a new market in which a formal approval, license or certificate is required, we work with local consultants and authorities in order to obtain the requisite approvals. We also must comply with product labeling and packaging regulations that vary from country to country. Our failure to comply with these regulations can result in a product being removed from sale in a particular market, either temporarily or permanently.

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Intellectual Property

We regard our trademarks and other proprietary rights as valuable assets and believe that protecting our intellectual property is crucial to the continued successful implementation of our business strategy. Since we regard our intellectual property as a crucial element of our business with significant value in the marketing of our products, our policy is to rigorously pursue registrations for all trademarks associated with our products.

We have over 39 trademark applications in the United States, 29 of which are currently registered with the United States Patent and Trademark Office. Our registered trademarks include registrations of our house marks , as well as marks associated with our core product lines.

We also have filed for protection of various marks throughout the world and are committed to a significant long-term strategy to build and protect the MusclePharm brand globally. The “MusclePharm” and “FitMiss” marks have been granted final trademark registration effective in 10 countries, including the United States.

Seasonality

Our business does not typically experience seasonal variations, but revenue may fluctuate based upon promotions.

Employees

As of March 31, 2022 we had 21 total employees, most of whom were full time. None of the employees are represented by a union. Management considers its relations with our employees to be good and to have been maintained in a normal and customary manner.

Legal Proceedings

From time to time, we may be subject to litigation and claims arising in the ordinary course of business. For information regarding legal proceedings, see part II Item 1, as well as Note 8 to the Notes to Consolidated Financial Statements (unaudited) contained in our Quarterly Report for the three months ended March 31, 2022.

White Winston Select Asset Fund Series MP-18, LLC et al., v MusclePharm Corp., et al., (Nev. Dist. Ct.; Cal. Superior Court; Colorado Dist. Ct.; Mass. Super. Ct.)

On August 21, 2018, White Winston Select Asset Fund Series MP-18, LLC and White Winston Select Asset Fund, LLC (together “White Winston”) initiated a derivative action against the Company and its directors (the “director defendants”). White Winston alleges that the director defendants breached their fiduciary duties by improperly approving the refinancing of three promissory notes issued by the Company to Mr. Drexler (the “Amended Note”) in exchange for $18.0 million in loans. White Winston alleges that this refinancing improperly diluted their economic and voting power and constituted an improper distribution in violation of Nevada law. In its complaint, White Winston sought the appointment of a receiver over the Company, a permanent injunction against the exercise of Mr. Drexler’s conversion right under the Amended Note, and other unspecified monetary damages. On September 13, 2018, White Winston filed an amended complaint, which added a former executive of the Company, as a plaintiff (together with White Winston, the “White Winston Plaintiffs”). On December 9, 2019, the White Winston Plaintiffs filed a Second Amended Complaint, in which they added allegations relating to the resignation of the Company’s auditor, Plante & Moran PLLC (“Plante Moran”). the Company has moved to dismiss the Second Amended Complaint. That motion has not yet been fully briefed.

Along with its complaint, White Winston also filed a motion for a temporary restraining order (“TRO”) and preliminary injunction enjoining the exercise of Mr. Drexler’s conversion right under the Amended Note. On August 23, 2018, the Nevada district court issued an ex parte TRO. On September 14, 2018, the court let the TRO expire and denied White Winston’s request for a preliminary injunction, finding, among other things, that White Winston did not show a likelihood of success on the merits of the underlying action and failed to establish irreparable harm. Following the court’s decision, the Company filed a motion seeking to recoup the legal fees and costs it incurred in responding to the preliminary injunction motion. On October 31, 2019, the court awarded the Company $56,000 in fees and costs.

Due to the uncertainty associated with determining our liability, if any, and due to our inability to ascertain with any reasonable degree of likelihood, as of the date of this report, the outcome of the trial, the Company has not recorded an estimate for its potential liability.

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On June 17, 2019, White Winston moved for the appointment of a temporary receiver over the Company, citing Plante Moran’s resignation. The court granted White Winston’s request to hold an evidentiary hearing on the motion, but subsequently stayed the action pending the parties’ attempts to resolve their dispute. Although the parties have been unable to reach a resolution, the litigation has not yet resumed. On July 30, 2019, White Winston filed an action in the Superior Court of the State of California in and for the County of Los Angeles, seeking access to the Company’s books and records and requesting the appointment of an independent auditor for the Company. On February 25, 2021, the court ordered the Company to produce certain documents, denied White Winston’s request for an auditor, and ordered the Company to pay a $1,500 penalty. On July 20, 2021 the California court awarded White Winston $93,000 in attorneys’ fees and cost relating to the books-and-records action. The Company paid the amounts due on July 30, 2021, and on August 4, 2021 White Winston submitted a filing acknowledging that the California court’s judgment has been fully satisfied.

The Company and its Chief Executive Officer have been named as defendants in a new lawsuit filed on February 8, 2022 by White Winston Select Asset Funds, LLC and White Winston Select Asset Fund Series Fund MP-18, LLC (collectively, “White Winston”) in the Superior Court of Suffolk County Massachusetts. White Winston is bringing claims alleging unfair trade practices, abuse of process, malicious prosecution, breach of duty of loyalty and, in the alternative, for breach of the settlement agreement relating to the prior action filed by White Winston in Nevada. The Company has not yet responded to complaint and at this time cannot reasonably estimate any loss that may arise from this matter.

Bakery Barn, LLC v. MusclePharm Corporation

On January 24, 2022, Bakery Barn (“Bakery Barn”) filed suit against Company in Allegheny County, Pennsylvania court. Company received the Complaint on February 16, 2022. Bakery Barn alleges that the Company owes Bakery Barn over $1.9 million dollars for breach of contract. Parties operated on an open account basis with payment terms established by mutual verbal agreement, custom and usage. Beginning in late 2020, Bakery Barn resumed production for Company and operated under a verbal agreement until August 2021. Bakery Barn contends that Company is required to reimburse Bakery Barn for foil wraps ordered by Bakery Barn in the amount of $77,800, specific ingredients totaling $42,400, and products manufactured under purchase order Invoice no. 59192 delivered to Company in the amount of $1,816,017.

On February 24, 2022, Flaherty Fardo Rogel & Amick, LLC (“Company Counsel”) filed a Praecipe for Appearance on behalf of the Company. On February 28, 2022, Company Counsel filed Preliminary Objections to Complaint and Brief In Support Thereof. Bakery Barn filed an Amended Complaint in Civil Action on March 14, 2022. Company Counsel is in the process of filing Preliminary Objections to this Amended Complaint. The Company intends to continue to vigorously litigate the matter.

Bar Bakers, LLC v. CFC/Flavor Producers, LLC. Vs MusclePharm

On March 18, 2022, the Company retained Barnes & Thornburg to represent it in connection with a Cross-Complaint filed in the Superior Court of California, County of Orange, Case No. 30-2019-01073098-CU-BC-CJC in the matter Bar Bakers LLC v. Creative Flavor Concepts, Inc. et al.. According to the pleadings, the matter arises from an agreement between the plaintiffs and defendants in which the plaintiff agreed to manufacturer energy bars and sell them to the defendants. The defendants then sold the energy bars to various retailers, including the Company. On May 29, 2019, the plaintiff sued the defendants alleging that the defendants were responsible for unpaid invoices – nine for bars manufactured and delivered to the Company and one invoice for raw materials. According to the pleadings, the unpaid invoices total $885,163.72. The invoice for the raw materials is allegedly $4,658,593.02. On January 31, 2022, one of the defendants, Flavor Producers LLC, filed and served a cross claim against the Company alleging that it was partially responsible for any damages that may befall on it. Specifically, Flavor Producers is asking the Court to award it $389,989.60 in compensatory damages. On March 25, 2022, the Company filed an answer to that cross claim denying the factual allegations and Flavor Producers’ assertion that it is entitled to any damages, including but not limited to, compensatory damages.

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ThermoLife International

In January 2016, ThermoLife International LLC (“ThermoLife”), a supplier of nitrates to the Company, filed a complaint against the Company in Arizona state court. ThermoLife alleged that the Company failed to meet minimum purchase requirements contained in the parties’ supply agreement. The court held a bench trial on the issue of damages in October 2019, and on December 4, 2019, the court entered judgment in favor of ThermoLife and against the Company in the amount of $1.6 million, comprised of $0.9 million in damages, interest in the amount of $0.3 million and attorneys’ fees and costs in the amount of $0.4 million. The Company recorded $1.6 million in accrued expenses in 2018. The Company has filed an appeal and posted bonds in the total amount of $0.6 million in order to stay execution on the judgment pending appeal. Of the $0.6 million, $0.25 million (including fees) was paid by Mr. Drexler on behalf of the Company. See “Note 7. Debt” for additional information. The balance of $0.35 million was secured by a personal guaranty from Mr. Drexler, the associated fees of $12,500 and $2,500 have been paid by the Company. On April 27, 2021, the appellate court issued a decision largely affirming the trial court judgement, except vacating the judgement’s $0.3 million prejudgment interest award and remanding for a recalculation of prejudgment interest. On May 18, 2021, ThermoLife filed a motion asking the trial court to increase the Company’s appeal bond to the full amount of the judgment, or $1.9 million, which the Court denied on June 2, 2021.

As of March 31, 2022, the total amount accrued, including interest, was $1.9 million. For the three months ended March 31, 2022 and 2021, interest expense recognized on the awarded damages was $0.022 million and $0.022 million, respectfully.

On May 4, 2022, the Arizona Supreme Court denied the Company’s petition for review of the decision of the appellate court and granted ThermoLife’s request for attorney’s fees.

SK Laboratories

On February 3, 2022, MusclePharm sued SK Laboratories in Washoe County (Nevada) District Court. According to the complaint, MusclePharm alleges SK Laboratories (1) breach its contract, (1) breach an implied covenant of good faith and fair dealing, and (3) unjustly enriched itself by artificially inflating its costs and passing those costs onto MusclePharm in breach of its agreement, as well as failing to provide product that complied with Japanese import regulations. There has not been substantial activity in this case given its early stage.

On May 3, 2022, SK Laboratories sued MusclePharm and Ryan Drexler in Los Angeles County Superior Court. In its lawsuit, it is alleging (1) breach of contract, (2) breach of personal guaranty, (3) fraud, (4) unfair business practices, (5) intentional interference with prospective economic advantage, (6) negligent interference with prospective economic advantage, and (7) common count on book account claim. According to the Complaint, SK Laboratories was a contract manufacturer for MusclePharm for approximately nine years manufacturing “a variety of nutritional supplement products.” Further, according to the complaint, SK Laboratories alleges that MusclePharm has defaulted on payments due on purchase orders totaling approximately $4,608,980.12, and a breach of personal guaranty of approximately $500,000 against Ryan Drexler for purchases of whey protein SK made on MusclePharm’s behalf. There has not been substantial activity in this case given its early stage. MusclePharm’s answer is due on approximately June 21, 2022.

Settlements

Manchester City Football Group

The Company was engaged in a dispute with City Football Group Limited (“CFG”), the owner of Manchester City Football Group, concerning amounts allegedly owed by the Company under a sponsorship agreement with CFG (the “Sponsorship Agreement”). In August 2016, CFG commenced arbitration in the United Kingdom against the Company, seeking approximately $8.3 million for the Company’s purported breach of the Sponsorship Agreement.

On July 28, 2017, the Company approved a Settlement Agreement (the “CFG Settlement Agreement”) with CFG effective July 7, 2017. The CFG Settlement Agreement represents a full and final settlement of all litigation between the parties. Under the terms of the agreement, the Company agreed to pay CFG a sum of $3 million, which was recorded as accrued expenses in 2017. The settlement consists of a $1.0 million payment that was advanced by a related party on July 7, 2017, a $1.0 million installment paid on July 7, 2018 and a subsequent $1.0 million installment payment to paid by July 7, 2019. Of this amount, the Company has remitted $0.3 million.

During the three months ended March 31, 2022 and 2021, the Company recorded a charge of $0.018 million and $0.018 million, respectively. This charge, representing imputed interest, is included in “Interest expense” in the Company’s consolidated statements of operations.

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Nutrablend Matter

On February 27, 2020, Nutrablend, a manufacturer of MusclePharm products, filed an action against the Company in the United States District Court for the Eastern District of California, claiming approximately $3.1 million in allegedly unpaid invoices. These invoices relate to the third and fourth quarter of 2019, and a liability has been recorded for the related periods.

On September 25, 2020, the parties successfully mediated the case to a settlement (the “Nutrablend Agreement”) and the Company agreed to (i) pay approximately $3.1 million (“Owed Amount”) in monthly payments (“Monthly Payments”) from September 1, 2020 through June 30, 2023 and (ii) issue monthly purchase orders (“Purchase Orders”) at minimum amounts accepted by Nutrablend.

The Company agreed to issue Purchase Orders in a combined total amount of at least (i) $1.5 million from September 1, 2020 through November 30, 2020; (ii) $1.8 million from December 1, 2020 through February 28, 2021; (iii) $2.1 million from March 31, 2021 through May 31, 2021; (iv) $2.1 million from June 1, 2021 through August 31, 2021; and (v) $1.4 million from September 1, 2021 through October 30, 2021. Beginning on November 1, 2021, the Company will be required to issue monthly Purchase Orders to Nutrablend in a minimum amount of $0.7 million until the Owed Amount is paid in full to Nutrablend. In the event that the Company pays the Owed Amount in full before September 1, 2021, it’s entitled to a rebate on all completed Purchase Orders. Further, once the monthly payments, and any additional payments that the Company has made on the Owed Amount, reduce the outstanding balance of the Owed Amount to below $2.0 million, the Company is eligible for an extension of a line of credit from Nutrablend in an amount of up to $3.0 million.

On July 7, 2021, the Company commenced an action against Nutrablend in the Central District of California, seeking (i) a declaration that the Nutrablend Agreement purchase order provisions have been terminated due to Nutrablend’s failure to provide the Company with reasonable assurances of its ability to fulfill its purchase orders; (ii) a declaration that approximately $2.0 million in purchase orders that the Company placed in July and August 2020 were intended to and do count towards the minimums set forth in the Nutrablend Agreement; and (iii) damages based on Nutrablend’s failure to fulfill purchase orders. The case is ongoing.

As of March 31, 2022, the Company determined that approximately $0.998 million of the owed amount was due within a year, and this amount was recorded in “Accrued and other liabilities” in the consolidated balance sheets. The present value of the remaining Owed Amount that was due after a year was $0.250 million, and the amount was recorded in “Other long-term liabilities” in the consolidated balance sheets. The Company made payments of $0.303 million and $0.189 million during the three months ended March 31, 2022 and 2021, respectively.

On September 23, 2021, the Company entered into an Amendment to a Settlement Agreement that was originally entered into on September 25, 2020. Pursuant to the Amended Agreement, the Company is no longer obligated to issue Purchase Orders to Nutrablend as stated in the Settlement Agreement, which, as stated in the Form 8-K dated September 25, 2020, consisted of at least (i) $1.5 million from September 1, 2020 through November 30, 2020; (ii) $1.8 million from December 1, 2020 through February 28, 2021; (iii) $2.0 million from March 1, 2021 through May 31, 2021; (iv) $2.1 million from June 1, 2021 through August 31, 2021; and (v) $1.4 million from September 1, 2021 through October 30, 2021. The Monthly Payments provision of the Settlement Agreement remains unchanged.

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4Excelsior Matter

On March 18, 2019, Excelsior Nutrition, Inc. (“4Excelsior”), a manufacturer of MusclePharm products, filed an action against the Company in the Superior Court of the State of California for the County of Los Angeles, claiming approximately $6.2 million in damages relating to allegedly unpaid invoices, as well as approximately $7.8 million in consequential damages.

On December 16, 2020, the Company and 4Excelsior entered into a Settlement Agreement and Mutual Release (“the Agreement”), pursuant to which the parties resolved and settled the civil action pending in the Superior Court of the State of California for the County of Los Angeles (the “Litigation”). The parties agreed to a mutual general release of claims and to jointly file within 10 business days of the effective date of the Agreement a stipulation and proposed order of dismissal, dismissing with prejudice all claims and counterclaims asserted in the Litigation. The Company agreed to pay $4.75 million (the “Settlement Amount”) in four monthly payments of $70,000, beginning January 5, 2021, and thereafter in monthly payments of $100,000 until the Settlement Amount is fully paid. The Company may prepay all or any portion of the Settlement Amount at any time without penalty or premium. The Agreement provides that, in the event of a Default (as defined in the Agreement) by the Company, the entire outstanding balance of the Settlement Amount will become immediately due and payable, plus accrued interest at a rate of 18% per annum, commencing from the date of default.

The Company determined that approximately $1.1 million of the Settlement Amount was due within a year, and this amount was recorded in “Accrued and other liabilities” in the consolidated balance sheets. The present value of the remaining Settlement Amount that was due after a year was $1.6 million, and the amount was recorded in “Other long-term liabilities” in the consolidated balance sheets. The Company made payments of $0.3 million and $0.2 million during the three months ended March 31, 2022 and 2021, respectively.

The table below summarizes accrued expenses and interest expense incurred in for the three months ended March 31, 2022 and 2021 (in thousands):

Cases	Accrued Amount as of March 31, 2022	Accrued Amount as of December 31, 2021	Interest Expense for Period Ending March 31, 2022	Interest Expense for Period Ending March 31, 2021
Manchester City Football Group	$730	$730	$(18)	$(18)
Nutrablend Matter	1,248	2,318	(55)	(64)
4Excelsior Matter	2,715	3,597	(77)	(98)
ThermoLife International	1,364	1,364	(22)	(22)
Total	$6,057	$8,009	$(172)	$(202)

Corporate Information

Our principal executive offices are located at 6728 W. Sunset Rd., Suite 130, Las Vegas, NV. We were incorporated in the State of Nevada on August 4, 2006. Our Internet addresses are www.musclepharm.com and www.musclepharmcorp.com. The information contained on our websites is not incorporated by reference herein.

Available Information

We post the following filings on our website as soon as reasonably practicable after they are electronically filed with or furnished to the SEC: our Annual Report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended. All such filings are available free of charge on the Investor Relations section of our website, or from the SEC’s website at www.sec.gov. Information on our website does not constitute part of this report. Also available on the Investor Relations section of our website are the charters of the committees of our Board, as well as our corporate governance guidelines and code of ethics.

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MANAGEMENT

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this report.

Name	Age	Position
Ryan Drexler	51	Chief Executive Officer and Chair of the Board of Directors
Sabina Rizvi	54	President Chief Financial Officer and Director
Michael Heller	47	Director
Paul Karr	66	Director

Biographical information concerning the directors and executive officers listed above is set forth below:

Ryan Drexler

Ryan Drexler was appointed to serve as our Chief Executive Officer and President on November 18, 2016. Prior to that, Mr. Drexler served as our Interim Chief Executive Officer, President and Chairman of the Board of Directors since March 15, 2016. Mr. Drexler has served as Chairman of our Board of Directors since August 26, 2015. Mr. Drexler is currently the Chief Executive Officer of Consac, LLC (“Consac”), a privately held firm that invests in the securities of publicly-traded and venture-stage companies. Previously, Mr. Drexler served as President of Country Life Vitamins, a family-owned nutritional supplements and natural products company that he joined in 1993. In addition to developing strategic objectives and overseeing acquisitions for Country Life, Mr. Drexler created new brands that include the BioChem family of sports and fitness nutrition products. Mr. Drexler negotiated and led the process which resulted in the sale of Country Life in 2007 to the Japanese conglomerate Kikkoman Corp. Mr. Drexler graduated from Northeastern University, where he earned a B.A. in political science. Because of his experience in running and developing nutritional supplement companies, we believe that Mr. Drexler is well qualified to serve on our Board of Directors.

Sabina Rizvi

Sabina Rizvi was appointed to serve as our President and Chief Financial Officer on April 5, 2021. Subsequently, she was appointed as a member of the Board of Directors on June 9, 2022. Previously, Ms. Rizvi held multiple C-suite roles at Yum! Brands, with increasing responsibility including CFO of the Canadian and Thailand business units and President and General Manager of Pizza Hut Thailand, where she oversaw significant growth of the brand. Most recently, she was Chief Operating Officer, Yum! Digital and Technology, playing an instrumental role in leveraging technology to transform the customer experience. Ms. Rizvi graduated from University of Windsor, Canada with a Master of Business Administration and completed her Honors Bachelor of Mathematics from University of Waterloo, Canada.

Michael Heller

Michael Heller joined our Board of Directors as an independent director in January 2021 and is chair of the Compensation Committee, a member of the Audit Committee and Chair of the Nominating & Corporate Governance Committee. Mr. Heller is Principal of Talent Resources Holdings since January 2020, a global digital marketing agency recognized as a leader in developing and producing influencer based social media campaigns, providing holistic marketing solutions to brands and full service, social platform management to talent and businesses. Mr. Heller was the founder and has been Chief Executive Officer of Talent Resources since January 2005. Mr. Heller holds a Bachelor of Arts degree from the Gallatin School of Individualized Study at New York University, and a Juris Doctor from Cardozo School of Law. Because of his significant marketing perspective and experience with expanding brand awareness, we believe that Mr. Heller is well qualified to serve on our Board of Directors.

Paul Karr

Paul Karr joined our Board of Directors as an independent director on June 1, 2021. Mr. Karr serves as Chairman of the Audit Committee and is a member of the Compensation and Nominating and Governance Committees. Mr. Karr is a Certified Public Accountant and consults with middle market firms as a Director with CFO Consulting Partners, a position he has held since August 2018. Prior to that, he served at AIG as Deputy Corporate Controller from September 2014 to July 2016 and North America Controller, Property Casualty from November 2012 to September 2014. His experience includes senior leadership roles in finance and controllership, addressing financial reporting, issue resolution and internal controls also includes American Express, General Electric, and Bristol-Myers Squibb. He has served on the Board of Directors of LG Nortel, a $500 million joint venture in Korea, and has worked with numerous audit committees and boards. Mr. Karr began his career at Deloitte & Touche where he was an audit partner in the Chicago and National offices. He has degrees in Accountancy – BS (High Honors) and Master of Accounting Science – from the University of Illinois at Urbana-Champaign. Based on his experience in accounting, financial reporting and auditing matters, we believe Mr. Karr is well qualified to serve on our Board of Directors

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Family Relationships

There are no family relationships among any of our executive officers or directors.

Arrangements between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Code Of Business Ethics

Our Board of Directors established a Code of Business Ethics applicable to our officers and employees. The Code of Business Ethics is accessible on our website at www.musclepharmcorp.com. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Conduct to our officers, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Corporate Governance Overview

Our business, assets and operations are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our Chief Executive Officer, our external counsel, members of management and other Company employees as well as our independent auditors, and by reviewing materials provided to them and participating in meetings of the Board of Directors and its committees.

Our corporate governance program features the following:

●	a Board of Directors that is nominated for election annually;

●	Charters for each of the Boards committees, which clearly establish the roles and responsibilities of each such committee;

●	regular executive sessions among our non-employee and independent directors;

●	a Board of Directors that enjoys unrestricted access to our management, employees and professional advisers;

●	a Code of Conduct, Insider Trading Policy, Corporate Communications Policy and Corporate Governance Guidelines; and

●	no board member is serving on an excessive number of public company boards.

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Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, Nominating & Corporate Governance Committee and, each of which have the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors. The Board of Directors has further determined that Messrs. Karr and Heller, chair and member, respectively, of the Audit Committee of the Board of Directors, are each an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, by virtue of their relevant experience listed in their respective biographical summaries provided above in the section entitled “Executive Officers and Directors.” Each of our committees have a written charter. Current copies of the Charters of the Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee are available on our website at www.musclepharmcorp.com/MSLP/corporate_governance. As necessary, the Board of Directors may establish special committees to address issues not directly under the governance of the established committees.

Audit Committee

The Audit Committee reviews the work of our internal accounting and audit processes and the Independent Registered Public Accounting Firm. The Audit Committee has sole authority for the appointment, and oversight of our Independent Registered Public Accounting Firm and to approve any significant non-audit relationship with the Independent Registered Public Accounting Firm. The Audit Committee is also responsible for preparing the report required by the rules of the SEC to be included in our annual proxy statement. The Audit Committee is currently comprised of Mr. Heller and Mr. Karr. The Company’s Board of Directors has determined that Mr. Karr is an “Audit Committee financial expert” within the meaning of Item 407 of Regulation S-K. Additionally, Mr. Karr serves as chair of the Audit Committee. Each of Messrs. Karr and Heller are independent for Audit Committee purposes, as determined under Exchange Act rules. Mr. Heller joined the Audit Committee in January 2021 and Mr. Karr joined the Audit Committee in June 2021. During 2021, the Audit Committee held four meetings.

Compensation Committee

The Compensation Committee approves our goals and objectives relevant to compensation, stays informed as to market levels of compensation and, based on evaluations submitted by management, recommends to our Board of Directors compensation levels and systems for the Board of Directors and our officers that correspond to our goals and objectives. The Compensation Committee also produces an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee is currently comprised of Mr. Heller, as chair, and Mr. Karr, as a member. Mr. Karr joined the Compensation Committee in June 2021 and Mr. Heller joined in January 2021.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee is responsible for recommending to our Board of Directors individuals to be nominated as directors and committee members. This includes evaluation of new candidates as well as evaluation of current directors. In evaluating the current directors, the Nominating & Corporate Governance Committee conducted a thorough self-evaluation process, which included the use of questionnaires and a third-party expert that interviewed each of the directors and provided an analysis of the results of the interviews to the committee. This committee is also responsible for developing and recommending to the Board of Directors our corporate governance guidelines, as well as reviewing and recommending revisions to the guidelines on a regular basis. The Nominating & Corporate Governance Committee is currently comprised of Mr. Karr as a member and Mr. Heller, as the chair. During 2021 the Nominating & Corporate Governance Committee held no meetings.

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Board of Directors Role in Risk Management

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also the level of risk acceptable and appropriate for us. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. Our Board of Directors reviews our business strategy and management’s assessment of the related risk and discusses with management the appropriate level of risk for us. For example, the Board of Directors meets with management at least quarterly to review, advise and direct management with respect to strategic business risks, risks related to our new product development and financial risks, among others. The Board of Directors also delegates oversight to Board committees to oversee selected elements of risk.

The Audit Committee oversees financial risk exposures, including monitoring the integrity of our financial statements, internal controls over financial reporting, and the independence of our Independent Registered Public Accounting Firm. The Audit Committee reviews periodic internal controls and related assessments from our finance department. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibility with respect to compliance matters and meets at least quarterly with our finance department, Independent Registered Public Accounting Firm and internal or external legal counsel to discuss risks related to our financial reporting function. In addition, the Audit Committee ensures that our business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by monitoring our Code of Business Conduct and our Corporate Compliance Hotline, and the Audit Committee discusses other risk assessment and our risk management policies periodically with management.

The Compensation Committee participates in the design of the compensation program and helps create incentives that do not encourage a level of risk-taking behavior that is inconsistent with our business strategy.

The Nominating & Corporate Governance Committee oversees governance-related risks by working with management to establish corporate governance guidelines applicable to us, and making recommendations regarding director nominees, the determination of director independence, Board of Directors leadership structure and membership on Board committees.

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EXECUTIVE COMPENSATION

Overview

We are eligible to take advantage of the rules applicable to a “smaller reporting company,” as defined in the Exchange Act, for the three months ended March 31, 2022. As a “smaller reporting company” we are permitted, and have opted, to comply with the scaled back executive compensation disclosure rules applicable to a “smaller reporting company” under the Exchange Act. Only three individuals served as executive officers, as defined in Rule 3b-7 under the Exchange Act, during the three months ended March 31, 2022. The following discussion relates to the compensation of those executive officers, who we refer to as our “named executive officers” or “NEOs” in this prospectus. During the three months ended March 31, 2022, our NEOs were:

●	Ryan Drexler – Chief Executive Officer and Chairman of the Board of Directors
●	Sabina Rizvi – President and Chief Financial Officer

Our executive compensation program is designed to attract, motivate and retain talented executives that will drive Company growth and create long-term shareholder value. The Compensation Committee oversees and administers our executive compensation program, with input and recommendations from our Chief Executive Officer.

Elements of Executive Compensation

Our executive compensation program has three main components: base salary, cash bonuses and incentive equity awards. Our named executive officers also receive employee benefits that are made available to our salaried employees generally, are eligible to receive certain compensation and benefits in connection with a change in control or termination of employment, and receive certain perquisites, in each case, as described below.

Base Salary

The Compensation Committee determines the initial base salary for each of our named executive officers and each year determines whether to approve any base salary adjustments based upon the Company’s performance, the named executive officer’s individual performance, changes in duties and responsibilities of the named executive officer and the recommendations of our Chief Executive Officer (other than with respect to his own base salary).

Cash Bonuses

Pursuant to their employment agreements, each of our named executive officers was eligible to earn a cash bonus, with a target amount established by the Compensation Committee, based on the achievement of specified performance goals. Mr. Drexler was eligible to receive cash bonuses of up to $0.4 million based on the achievement of specified performance goals. See below for cash bonus amounts set forth in the “Summary Compensation Table” below.

Incentive Equity Awards

Incentive equity awards granted by the Company have historically been in the form of restricted stock awards. The Company also has granted stock options from time to time. The Compensation Committee believes that equity-based awards can be an effective retention tool that also align our executives’ interests with those of our stockholders. In 2020, none of our named executive officers were granted equity-based awards.

Employment Agreements

We maintained employment agreements with Mr. Drexler and Ms. Rizvi. that include certain severance and change in control payments. These agreements are described under “Narrative Disclosure to Summary Compensation Table” below.

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Employee Benefit Plans and Perquisites

We maintain a 401(k) Savings/Retirement Plan for eligible employees of the Company and certain affiliates, including our named executive officers. The 401(k) Plan permits eligible employees to defer up to the maximum dollar amount allowed by law. The employee’s elective deferrals are immediately vested upon contribution to the 401(k) Plan. We currently make discretionary matching contributions to the 401(k) Plan in an amount equal to 100% of each eligible employee’s deferrals up to 4% of his or her qualifying compensation, subject to a total employer contribution maximum of $19,000 and limits imposed by applicable law. We do not maintain any other defined benefit, defined contribution or deferred compensation plans for our employees.

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers. In addition, we provide certain highly-compensated employees, including our named executive officers, with life insurance and supplemental long-term disability coverage. We also provide certain perquisites, as described and quantified in the Summary Compensation Table below under “All Other Compensation.”

Summary Compensation Table

The following summary compensation tables sets forth all compensation awarded to, earned by, or paid to our named executive officers for 2021 and 2020, in respect of their employment with the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (4)	Total ($)

Ryan Drexler (1) (4)	2021	$1,166,667	416,667	-	-	56,483	$1,639,817
Chief Executive Officer and Chairman of the Board	2020	$750,000	-	-	-	984	$750,984

Sabina Rizvi (2) (3)	2021	$315,341	-	-	724,393		$1,039,734
President and Chief Financial Officer	2020	$-	-	-	-	-	$-

Allen Sciarillo	2021	$94,019	25,000	-	-	-	$119,019
	2020	$194,167	50,000	-	-	6,501	$250,668

Brian Casutto	2021	$-	-	-	-	-	$-
Executive Vice President of Sales and Operations	2020	$151,587	-	-	-	162,384	$313,971

(1)	For information regarding certain transactions between Mr. Drexler and the Company, see Note 10 to the consolidated financial statements. Mr. Drexler’s 2021 bonus included the payout $217,000 of deferred compensation in 2021.
(2)	Sabina Rizvi was appointed to serve as President and Chief Financial Officer in April 2021.
(3)	Relates to the fair value of options issued to Sabina Rizvi under the 2021 Omnibus Equity Incentive Plan (“2021 Plan”).
(4)	The Board of Directors approved $49,483 for Mr. Drexler’s moving expenses as well as $7,000 per month for rental home until home purchase.
(5)	Amounts under All Other Compensation for 2021 include employee benefits and certain perquisites, as described above.

Employment Agreements

As used below, the terms “without cause,” “good reason,” “qualifying sale,” “aggregate purchase price,” “performance bonus,” “cash-based incentives,” and “change in control” are defined in the applicable agreements.

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Mr. Drexler

We entered into an employment agreement with Mr. Drexler on February 11, 2016, which has subsequently been amended and restated, most recently effective as of February 1, 2019. Subject to earlier termination as provided therein, the term of his agreement runs through February 1, 2021 and automatically renews for successive one-year terms thereafter, unless either party provides at least three months’ written notice of its or his intention not to renew. Under his employment agreement, Mr. Drexler was entitled to a base salary of $700,000 for 2019, which was increased to $750,000 per year effective January 1, 2020, in each case, subject to increase by the board. For 2019, Mr. Drexler was eligible to receive cash-based incentives of up to $250,000 based on the achievement of specified performance goals. There was no specified performance goal in 2020. Under his amended and restated employment agreement, Mr. Drexler is also eligible to receive additional cash-based incentives of up to $350,000, based on the achievement of specified performance goals.

Concurrently with entering into the amended and restated employment agreement in February 2018, We entered into a transaction bonus agreement with Mr. Drexler, which provides that, upon the occurrence of a qualifying sale, and provided that at the time of the qualifying sale Mr. Drexler is an owner of at least 20% of our shares, Mr. Drexler will be entitled to a transaction bonus equal to 10% of the aggregate purchase price if such price is in excess of $50 million. Mr. Drexler is entitled to this transaction bonus regardless of whether the qualifying transaction occurs during his employment or at any time thereafter.

If Mr. Drexler’s employment is terminated for any reason, each equity award granted to him will fully vest and he will be entitled to any unpaid performance bonus or cash-based incentives (as described above), to the extent earned as of the date of such termination, in addition to any amounts required by law or our policies. In addition, if Mr. Drexler’s employment is terminated by us without cause or by Mr. Drexler for good reason prior to (but not in connection with) a qualifying sale, Mr. Drexler will be entitled to receive (i) 12 months of base salary continuation, (ii) up to 12 months of subsidized COBRA premiums, and (iii) a lump sum payment of the performance bonus for the year his employment terminates. If Mr. Drexler’s employment is terminated by us without cause or by Mr. Drexler for good reason within 12 months following (or prior to, but in connection with or anticipation of) a qualifying sale, Mr. Drexler will be entitled to receive, in lieu of the amounts described in the preceding sentence, (i) a lump sum payment equal to 200% of his annual base salary, (ii) up to 18 months’ of subsidized COBRA premiums, and (iii) a lump sum payment equal to 200% of the performance bonus for the year his employment terminates. The severance payable to Mr. Drexler on a termination of his employment by us without cause or by Mr. Drexler for good reason is subject to his execution (and non-revocation) of a release of claims in our favor.

Under the employment agreement, Mr. Drexler agreed to certain restrictions on solicitation of employees, which continue for 12 months following the termination of his employment, if his employment is terminated due to disability, by him for good reason or by us with or without cause, due to expiration of the employment period by notice of non-renewal or due to termination of his employment upon a notice of termination. The employment agreement also contains restrictions with respect to disclosure of the Company’s confidential information.

Ms. Rizvi

We entered into an employment agreement with Ms. Rizvi on April 5, 2021. Under her employment agreement, Ms. Rizvi is entitled to a base salary of $450,000 per year. In addition, Ms. Rizvi is eligible to receive cash bonuses based on performance criteria to be adopted by the Compensation Committee, under her employment agreement, Ms. Rizvi is also entitled to customary employee benefits. Upon joining the Company Ms. Rizvi was given incentive compensation that included 2% of the sales price of the Company should we be sold. In December 2021, this incentive was terminated. Ms. Rizvi was issued an option to purchase 1,811,000 shares of our common stock, the details of which are discussed below in “Outstanding Equity Awards at Year End”.

Outstanding Equity Awards at Year End

As of March 31, 2022 there was one outstanding equity award with our named executive officers. On December 21, 2021, we entered into an agreement under the 2021 Plan with Sabina Rizvi to issue an option to purchase 1,811,000 shares of our common stock, exercisable at a price of $0.40. The estimated fair value of this grant is $724,393 and was determined by using the Black-Scholes option pricing model with a term of 7 years; annual volatility rate of 208%; discount rate of 1.39%; and 0% for dividend rate. The fair value of option is recognized over the requisite vesting period. Upon issuance of this option, the previous incentive compensation discussed above was terminated and all related stock compensation expense recorded in 2021 was reversed.

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Director Compensation

Non-Employee Director Compensation Arrangements

During the year ended December 31, 2021, our non-employee directors earned annual cash retainer fees of $75,000 each.

All cash retainers are prorated for partial years of service. We pay annual cash retainer fees to our non-employee directors quarterly. We also reimburse our non-employee directors for their travel and out of pocket expenses.

During the years ended December 31, 2021 and December 31, 2020, no additional compensation was awarded to our employee-directors for their services as a member of the Board of Directors. Our directors do not receive board meeting fees.

There was no restricted stock units awarded to directors in 2021 or 2020.

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SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of May 10, 2022 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

	Shares Beneficially Owned
	Common Stock
Name of Beneficial Owner (1)	Shares		% (2)
Directors and Named Executive Officers
Ryan Drexler	[34,533,456	](3)	50.13%
Sabina Rizvi	1,811,000	(4)	5.01%

Paul Karr	—		—
Michael Heller	—		—
All Named Executive Officers and Directors as a Group (4 persons)	35,163,802		54.27%
5% or Greater Stockholders

*	Represents less than 1%.

(1)	The address of each person is c/o MusclePharm Corporation, 6728 W. Sunset Rd., Suite 130, Las Vegas, NV 89119, USA unless otherwise indicated herein.

(2)

The calculation in this column is based upon 34,348,891 shares of common stock outstanding on May 10, 2022. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or convertible within 60 days of May 10, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)	Includes 16,154,795 shares of the Company’s common stock issuable upon conversion of notes and [1,499,408] shares of the Company’s common stock held indirectly through Consac LLC, to which Mr. Drexler is the Chief Executive Officer..

(4)	Includes option to purchase 1,811,000 shares of the Company’s common stock.

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Securities Authorized For Issuance Under Equity Compensation Plans

The following table shows information regarding our equity compensation plans, as of March 31, 2022.

PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2015 Incentive Compensation Plan	171,703	$1.89	576,494
2021 Omnibus Equity Incentive Plan(1)	1,811,000	$0.40	(1)
Equity compensation plans not approved by security holders	-	-	-
Total

(1)	The 2021 Omnibus Equity Incentive plan defines the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of (i) 5,876,554 shares, plus (ii) the number of shares of Common Stock reserved, but unissued under the Prior Plan; (iii) the number of shares of Common Stock underlying forfeited awards under the Prior Plan; and (iv) an annual increase on the first day of each calendar year beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten-year term of the Plan, equal to the lesser of (A) five percent (5%) of the Shares outstanding (on an as-converted basis, which shall include Shares issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for Shares, including without limitation, preferred stock, warrants and employee options to purchase any Shares) on the final day of the immediately preceding calendar year and (B) such lesser number of Shares as determined by the Board; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit. Following the Effective Date, no further awards shall be issued under the Prior Plan, but all awards under the Prior Plan which are outstanding as of the Effective Date (including any Grandfathered Arrangement) shall continue to be governed by the terms, conditions and procedures set forth in the Prior Plan and any applicable Award Agreement.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Party Refinanced Convertible Note

On August 21, 2020, the Company entered into a refinancing agreement with Mr. Ryan Drexler, the Company’s Chairman of the Board of Directors, Chief Executive Officer and President (the “2020 Refinancing”), with an effective date of July 1, 2020. As part of the 2020 Refinancing, the Company issued to Mr. Drexler an amended and restated convertible secured promissory note (the 2020 “Refinanced Convertible Note”) in the original principal amount of $2.7 million which amended and restated (i) a convertible secured promissory note dated as of November 8, 2017, $1.1 million of which was outstanding as of July 1, 2020 (ii) a collateral receipt and security agreement with Mr. Drexler dated as of December 27, 2019, $0.3 million of which was outstanding as of July 1, 2020, and (iii) a secured revolving promissory note dated as of October 4, 2019, $1.3 million of which was outstanding as of July 1, 2020. The $2.7 million 2020 Refinanced Convertible Note bears interest at the rate of 12% per annum.

The 2020 Refinanced Convertible Note contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the 2020 Refinanced Convertible Note. The 2020 Refinanced Convertible Note is subordinated to certain other indebtedness of the Company held by Prestige Capital Finance, LLC, as successor by merger to Prestige Capital Corporation (together, “Prestige”) and Crossroads Financial Group, LLC (“Crossroads”). The Company may prepay the 2020 Refinanced Convertible Note by giving Mr. Drexler between 15- and 60-days’ notice depending upon the specific circumstances, subject to Mr. Drexler’s conversion right. Mr. Drexler may convert the outstanding principal and accrued interest into shares of the Company’s common stock at a conversion price equal to or greater than (i) the closing price per share of the common stock on the last business day immediately preceding November 1, 2020 or (ii) $0.17.

All outstanding principal and accrued but unpaid interest under the 2020 Refinanced Convertible Note were due and payable on November 1, 2020. The Note was in default on that date and the Company agreed with Mr. Drexler to amend the 2020 Refinancing by the end of November 2020. Interest accrued but unpaid, totaling $26,000 was capitalized on the due date and added to the principal amount of the 2020 Refinanced Convertible Note.

On November 29, 2020, the Company entered into a refinancing agreement with Mr. Ryan Drexler, (the “November 2020 Refinancing”), in which the Company issued to Mr. Drexler a convertible secured promissory note (the November 2020 “Convertible Note”) in the original principal amount of $2.9 million, which amended and restated a convertible secured promissory note dated as of August 21, 2020. The $2.9 million November 2020 Convertible Note bears interest at the rate of 12% per annum. Unless earlier converted or repaid, all outstanding principal and any accrued but unpaid interest under the November 2020 Convertible Note shall be due and payable on July 1, 2021. Any interest not paid when due shall be capitalized and added to the principal amount of the November 2020 Convertible Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations.

Mr. Drexler may, at any time, and from time to time, upon written notice to the Company, convert the outstanding principal and accrued interest into shares of Common Stock, at a conversion price of $0.23 per share. At the election of the Company, one-sixth of the interest may be paid in kind (“PIK Interest”) by adding such amount to the principal amount of the note, or through the issuance of shares of the Company’s common stock to Mr. Drexler. The PIK Interest is convertible to common stock at the closing price per share on the last business day of each calendar quarter. In no event will the conversion price of such PIK Interest be less than $0.10. The Company may prepay the Note by giving Mr. Drexler between 15- and 60-days’ notice depending upon the specific circumstances, subject to Mr. Drexler’s conversion right. The Company intends to pay all interest due on the Convertible Note to Mr. Drexler at the end of each calendar quarter.

The November 2020 Convertible Note contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the November 2020 Convertible Note. The November 2020 Convertible Note is subordinated to certain other indebtedness of the Company held by Prestige and the Senior Notes.

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Related Party Secured Revolving Promissory Note

On October 15, 2020, the Company entered into a secured revolving promissory note (the “Revolving Note”) with Ryan Drexler. Under the terms of the Revolving Note, the Company can borrow up to $3.0 million. The Revolving Note bears interest at the rate of 12% per annum. The funds were used for the purchase of whey protein and other general corporate purposes. Both the outstanding principal, if any, and all accrued interest under the Revolving Note were due on March 31, 2021.

On August 13, 2021, the Company issued to Ryan Drexler (the “Holder”) a convertible secured promissory note (the “August 2021 Convertible Note”) in the original principal amount of $2.5 million and cancelled the Revolving Note.

The August 2021 Convertible Note bears interest at the rate of 12% per annum. Interest payments are due on the last day of each calendar quarter. At the Company’s option (as determined by its independent directors), the Company may repay up to one sixth of any interest payment by either adding such amount to the principal amount of the August 2021 Convertible Note or by converting such interest amount into an equivalent amount of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Any interest not paid when due shall be capitalized and added to the principal amount of the August 2021 Convertible Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations. Both the principal and any accrued but unpaid interest under the August 2021 Convertible Note will be due on July 14, 2022, unless converted or repaid earlier.

The Holder may, at any time, and from time to time, upon written notice to the Company, convert the outstanding principal and accrued interest into shares of Common Stock, at a conversion price equal to the closing price of the common stock on October 15, 2021. The Company may prepay the August 2021 Convertible Note by giving the Holder between 15 and 60 days’ notice depending upon the specific circumstances, subject to the Holder’s conversion right.

The August 2021 Convertible Note contains customary events of default, including, among others, the failure by the Company to make a payment of principal or interest when due. Following an event of default, at the option of the Holder and upon written notice to the Company, or automatically under certain circumstances, all outstanding principal and accrued interest will become due and payable. The August 2021 Convertible Note also contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the August 2021 Convertible Note. The August 2021 Convertible Note is subordinated to certain other indebtedness of the Company held by Prestige and the Senior Notes.

The revolver balance of March 31, 2022 and December 31, 2021 was zero.

Related Party Financing

On March 8, 2022, the Company entered into an Unsecured Revolving Promissory Note (the “Note”) with the Chairman of the Board and Chief Executive Officer of the Company (the “Lender”). The Company expects to initially borrow approximately $3 million under the Note. Under the terms of the Note, proceeds may be used solely to finance the production of orders from its largest customer or any of its affiliates or subsidiaries. The Note does not contain a cap on borrowings thereunder. However, further advances under the Note are at the discretion of the Lender. Outstanding balances under the Note accrue interest at the rate of 18% per annum. Prior to maturity, the Company generally may pay down principal balances and re-borrow under the Note, subject to the discretion of the Lender to advance funds under the Note. The Note contains customary events of default and acceleration provisions.

The Note is subordinate to the 14% Original Issue Discount Senior Secured Notes previously issued by the Company. Under the terms of the First Amendment to Intercreditor and Subordination Agreement, dated as of March 8, 2022, between the Company, Ryan Drexler and Empery Tax Efficient, LP (the “Amendment”), principal but not interest due under the Note generally may be repaid out of payments received by the Company in respect of accounts receivable financed pursuant to the Note.

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Review, Approval or Ratification of Transactions with Related Parties

We have a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $0.12 million will be presented to our Audit Committee for review, consideration and approval.

In approving or rejecting any such proposal, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related persons interest in the transaction.

Director Independence

The rules of Nasdaq generally require that a majority of the members of a listed company’s Board of Directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and governance committees be independent. Although we are an over-the-counter listed company, we have nevertheless opted under our Corporate Governance Guidelines to comply with certain Nasdaq corporate governance rules requiring director independence. The Board of Directors has determined that all of the Company’s directors, other than Mr. Drexler, are each independent director as such term is defined in Nasdaq Marketplace Rule 5605(a)(2). Additionally, when our director nominee commences their service on our Board of Directors at the time of effectiveness of the registration statement of which this prospectus is a part, a majority of our Board of Directors will be independent.

Our Compensation, Nominating and Corporate Governance, and Audit committees are comprised solely of independent directors.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is independent as that term is defined under the rules of Nasdaq. Our Board of Directors has also determined that directors who comprise our Audit Committee, Compensation Committee, and our Nominating and Corporate Governance Committee satisfy the independence standards for those committees established by applicable SEC rules, Nasdaq rules and applicable rules of the Internal Revenue Code of 1986, as amended.

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DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock is based upon the Company’s Articles of Incorporation, as amended (“Articles of Incorporation”), the Company’s Amended and Restated By-Laws (“By-laws”) and applicable provisions of law. We have summarized certain portions of the Articles of Incorporation and By-laws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of the Articles of Incorporation and By-laws, each of which is filed as an exhibit to registration statement of which this prospectus is a part.

Authorized Stock

As of the date hereof, the Company’s authorized capital stock consist of 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

Issued and Outstanding Stock

As of May 10, 2022, 34,348,891 shares of common stock were issued and outstanding. The outstanding shares of the Company’s common stock are duly authorized, validly issued, fully paid and nonassessable. As of the date hereof, no shares of preferred stock were issued and outstanding.

Dividend Rights

Dividends upon the capital stock of the Company, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Company’s Board of Directors (the “Board of Directors”) at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

Rights Upon Liquidation

Subject to compliance with the provisions of the Nevada Revised Statutes, the powers of the Board of Directors shall include the power to make a liquidating distribution of the assets, and wind up the affairs of the Company.

Upon liquidation, dissolution or winding up of the Company’s affairs, the holders of the Company’s common stock are entitled to share ratably in the Company’s assets that are legally available for distribution, after payment of all debts, other liabilities and subject to prior distribution rights of the Company’s preferred stock, if any, then outstanding.

Conversion, Redemption and Preemptive Rights

Holders of the Company’s common stock have no conversion, redemption, preemptive or similar rights.

Voting Rights

Each outstanding share of the Company’s common stock is entitled to one vote at all meetings of stockholders. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy. Except as provided by applicable law, rule or regulation, when a quorum is present at any meeting of the stockholders, any action by the stockholders on a matter except the election of directors shall be approved if approved by the majority of the votes cast. No stockholder shall have cumulative voting rights.

Directors are elected by the majority of the votes cast at which a quorum is present, provided, however, that, in the case of a director nominee in a Contested Election, the Board of Directors, in its sole discretion, may determine that directors shall be elected by a plurality of the votes cast in any Contested Election. For purposes of these By-laws, a “Contested Election” means an election of directors with respect to which the Board of Directors determines that the number of nominees exceeds the number of directors to be elected.

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Listing and Transfer Agent

The Company’s common stock is quoted on the Pink Open Market which is operated by the OTC Markets Group, under the symbol “MSLP.” The Company’s transfer agent is Equiniti Trust Company.

Anti-Takeover Provisions

Nevada Revised Statutes

Acquisition of Controlling Interest Statutes.

Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors.

Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. The Articles of Incorporation and By-laws currently contain no provisions relating to these statutes, and unless the Articles of Incorporation or By-laws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to the Company if the Company were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on the Company’s stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation.

If these laws were to apply to the Company, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of the Company’s stockholders.

Combinations with Interested Stockholders Statutes.

Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after the such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested shareholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period.

For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder”. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. The Company has not included any such provision in the Articles of Incorporation.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of the Board of Directors.

Articles of Incorporation and By-laws Provisions

The Articles of Incorporation and By-laws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the Articles of Incorporation and By-laws among other things:

●	permit the Board of Directors to alter the By-laws without stockholder approval; and
●	provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring the Company, even if doing so would be beneficial to the Company’s stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. The Company believes that the benefits of increased protection of the Company’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for the Company’s shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in the Company’s management.

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UNDERWRITING

Roth Capital Partners, LLC is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock listed next to its name in the following table:

Underwriter	Number Shares of Common Stock
Roth Capital Partners, LLC

Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Common Stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of Common Stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Common Stock offered by this prospectus if any such shares of Common Stock are taken, other than those shares of Common Stock covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase up to              additional shares of our Common Stock at a public offering price of $ per share, solely to cover over-allotments, if any. The underwriters may exercise this option for days from the date of this prospectus solely to cover sales of shares of Common Stock by the underwriters in excess of the total number of shares of Common Stock set forth in the table above. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts and Commissions; Expenses

The underwriters propose initially to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $ per share of Common Stock. If all of the shares of Common Stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representative of the underwriters.

	Per Share	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

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We have agreed to reimburse certain expenses of the underwriters relating to this offering as set forth in the underwriting agreement, including the fees and expenses of the underwriter’s legal counsel. However, the maximum amount we have agreed to reimburse the underwriter for their accountable expenses will not exceed $        .

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $        .

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain holders of 5% or more of the outstanding shares of Common Stock, have agreed, without the prior written consent of the representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of our Common Stock (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of our Common Stock), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days after the date of this prospectus in the case of our directors, executive officers, the Company and any successor of the Company and 120 days after the date of this prospectus in the case of certain stockholders.

Pricing of this Offering

The public offering price for our Common Stock will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Common Stock will correspond to the price at which our Common Stock will trade in the public market subsequent to this offering or that an active trading market for our Common Stock and warrants will develop and continue after this offering.

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares of Common Stock offered hereby to any accounts over which they have discretionary authority.

Trading; Nasdaq Capital Market Listing

We have applied to list our Common Stock on the Nasdaq Capital Market under the symbol “      .” No assurance can be given that our application will be approved or that a trading market will develop. The listing of our Common Stock on the Nasdaq Capital Market is a condition to this offering. Our Common Stock is currently traded on the OTC Pink, under the symbol “MSLP.” On            , 2022, the last reported sale price of our Common Stock was $        per share.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our Common Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock over-allotted by the underwriters is not greater than the number of shares of Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock involved is greater than the number of shares Common Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Common Stock or reduce any short position by bidding for, and purchasing, Common Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of Common Stock in this offering because the underwriter repurchases the shares of Common Stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Common Stock are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Common Stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our Common Stock in any jurisdiction where action for that purpose is required. Accordingly, our Common Stock may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our Common Stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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European Economic Area

In relation to each member state of the European Economic Area, no offer of shares of our common stock which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock referred to in (a) to (c) above shall result in a requirement for the Company, the selling shareholders or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of shares of our common stock is made or who receives any communication in respect of an offer of shares of our common stock, or who initially acquires any shares of our common stock will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares of our common stock acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where shares of our common stock have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those shares of our common stock to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the selling shareholders, the representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares of our common stock in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company, the selling shareholders or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the representatives have authorized, nor do they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for the Company, the selling shareholders or the Representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of shares of our common stock to the public” in relation to any shares of our common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State. The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

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Notice to Prospective Investors in Switzerland

The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of our common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered should conduct their own due diligence on the shares of our common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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Notice to Prospective Investors in Hong Kong

The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

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(c)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(d)	where no consideration is or will be given for the transfer;

(e)	where the transfer is by operation of law;

(f)	as specified in Section 276(7) of the SFA; or

(g)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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LEGAL MATTERS

Unless otherwise indicated, Sheppard, Mullin, Richter & Hampton LLP, New York, New York, will pass upon the validity of the shares of our common stock to be sold in this offering. Certain legal matters in connection with this offering will be passed upon for the underwriter by Pryor Cashman LLP.

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EXPERTS

The consolidated financial statements of MusclePharm Corporation as of December 31, 2021, and for the year then ended, included in this prospectus have been audited by Moss Adams LLP, independent registered public accounting firm, as set forth in their report which is included herein. Such consolidated financial statements have been so included in reliance upon the report of such firm (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty) given upon their authority as experts in accounting and auditing.

The consolidated financial statements of MusclePharm Corporation as of December 31, 2020 and for the year then ended have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern matter), and included in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us the Resale Shares by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including MusclePharm Corporation The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at MusclePharm Corporation, 6728 W. Sunset Rd., Suite 130, Las Vegas, NV 89118 or telephoning us at (800) 859-3010.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.musclepharm.com and www.musclepharmcop.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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EXPLANATORY NOTE

The foregoing notes to the consolidated financial statements have been revised with respect to the number of outstanding warrants, stock options, convertible notes and total common stock equivalents from those certain items as disclosed in the registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 and in the registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 to correct certain typographical errors.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of MusclePharm Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of MusclePharm Corporation and subsidiaries (the “Company”) as of December 31, 2021, the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

As described in Note 2 to the consolidated financial statements, the Company utilizes various promotional activities, including product discounts, to generate revenue from contracts with customers. The costs of such activities are recorded as reduction in sales and are reflected in the transaction price when the related sale takes place. Reserves for trade promotions are established based on the Company’s best estimate of future and existing obligations for products sold as of the balance sheet date. The reserve for trade promotions is calculated using actual customer sales, actual promotional activities, and forecasted information for amounts earned, but not yet utilized. One customer accounted for a significant portion of promotional activities during the year ended December 31, 2021. During the year ended December 31, 2021, revenue was reduced as a result of these various promotional activities with the customer. As of December 31, 2021, the reserve for trade promotions with the customer was zero.

F-2

The primary procedures we performed to address this critical audit matter included:

●	Testing management’s process for determining the estimated trade promotion contra-asset by performing the following primary procedures –

●	Obtaining an understanding of management’s process for determining the customer specific trade promotions and discounts earned during the period and underlying methods and assumptions through inquiries and inspection of contracts and management’s calculation.

●	Evaluating the amounts of revenues and product discounts included in the estimate calculation to source documents.

●	Evaluating the methods used and reasonableness of significant assumptions by performing a look-back assessment to compare the significant assumptions used by management to actual customer discounts and projected gross revenue, including testing the completeness and accuracy of the underlying data used.

●	Testing credit memos issued during the year ended December 31, 2021 to test the accuracy of the discounts taken by the customer during the year to reduce net revenue.

●	Developing an independent expectation for the balance of the estimate at the end of the year and comparing that independent estimate to management’s calculation.

●	Testing credit memos issued subsequent to the balance sheet date to test completeness of trade promotion and product discounts included in management’s estimate.

/s/ Moss Adams LLP

Orange County, California

April 15, 2022

We have served as the Company’s auditor since 2021.

F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of MusclePharm Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of MusclePharm Corporation and its subsidiaries (collectively, the “Company”) as of December 31, 2020, the related consolidated statements of operations, comprehensive loss, stockholders’ deficit and cash flows for the year then ended, and the related notes to the financial statement. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has an accumulated deficit and its total liabilities exceed its total assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ SingerLewak LLP

We served as the Company’s auditor from 2019 to 2021.
Los Angeles, California

March 29, 2021

F-4

MusclePharm Corporation

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$1,223	$2,003
Accounts receivable, net	6,388	7,488
Inventory	1,830	1,032
Prepaid expenses and other current assets	1,526	1,341
Total current assets	10,967	11,864
Property and equipment, net	5	13
Intangible assets, net	35	356
Operating lease right-of-use assets	203	474
Other assets	—	295
Total Assets	$11,210	$13,002
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,980	$14,719
Accrued and other liabilities	5,942	6,194
Obligation under secured borrowing arrangement	6,446	7,098
Line of credit	—	743
Operating lease liability	342	381
Senior notes payable	5,035	—
Convertible notes with a related party	5,330	2,872
Total Current Liabilities	41,075	32,007
Operating lease liability, long term	—	343
Other long term liabilities	2,326	5,071
Total Liabilities	43,401	37,421
Commitments and contingencies (Note 12)
Stockholders’ deficit:
Preferred stock, zero issued and outstanding	—	—
Common stock, par value of $0.001 per share; 100,000,000 shares authorized, 33,386,200 and 33,980,905 shares issued as of December 31, 2021 and December 31, 2020, respectively; and 33,386,200 and 33,105,284 shares outstanding as of December 31, 2021 and December 31, 2020, respectively	32	32
Additional paid-in capital	183,355	178,261
Treasury Stock at Cost, 875,621 shares	(10,039)	(10,039)
Accumulated deficit	(205,539)	(192,673)
Total Stockholders’ Equity	(32,191)	(24,419)
Total Liabilities and Stockholders’ Equity	$11,210	$13,002

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-5

MusclePharm Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

	December 31,	December 31,
	2021	2020
Revenue, net	$50,042	$64,440
Cost of revenue	44,671	44,831
Gross profit	5,371	19,609
Operating expenses:
Selling and promotion	4,393	3,888
General and administrative	9,891	12,952
Impairment of operating lease right-of-use assets	-	167
Total operating expenses	14,284	17,007
Income (loss) from operations	(8,913)	2,602
Other (expense) income:
Loss on settlement of obligations	(2)	(95)
Gain on settlement of payables	143	1,687
Interest expense	(5,460)	(1,493)
Other income, net	1,358	465
Income (loss) before provision for income taxes	(12,874)	3,166
Benefit for income taxes	(8)	(19)
Net income (loss)	$(12,866)	$3,185
Net income (loss) per share, basic	$(0.39)	$0.10
Net income (loss) per share, diluted supplementaly	$(0.39)	$0.08
Weighted average shares used to compute net income (loss) per share, basic	33,363,321	32,812,462
Weighted average shares used to compute net income (loss) per share, diluted	33,363,321	41,172,461

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-6

MusclePharm Corporation

Consolidated Statements of Changes in Stockholders’ Deficit

(In thousands, except share data)

	Preferred Stock		Common Stock		Additional Paid-	Treasury	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	In Capital	Stock	Deficit	Deficit
Balance - December 31, 2019	—	—	33,000,412	31	177,914	(10,039)	(195,858)	(27,952)
Forfeiture of unvested restricted stock	—	—	(121,850)	—	—	—	—	—
Stock-based compensation for issuance and amortization of restricted stock awards to employees, executives, and directors	—	—	—	—	144	—	—	144
Issuance of shares for services	—	—	226,722	1	203	—	—	204
Net Income	—	—	—	—	—	—	3,185	3,185
Balance- December 31, 2020	—	—	33,105,284	32	178,261	(10,039)	(192,673)	(24,419)
Stock-based compensation for issuance and amortization of restricted stock awards to employees, executives, and directors	—	—	280,916	—	653	—	—	653
Warrants issued with debt offering	—	—	—	—	4,441	—	—	4,441
Net loss	—	—	—	—	—	—	(12,866)	(12,866)
Balance - December 31, 2021	—	—	33,386,200	$32	$183,355	$(10,039)	$(205,539)	$(32,191)

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-7

MusclePharm Corporation

Consolidated Statements of Cash Flows

(In thousands)

	For the Year Ended
	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(12,866)	$3,185
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation and amortization of property and equipment	10	145
Amortization of intangible assets	321	320
Bad debt expense	475	172
Gain on disposal of property and equipment	—	(160)
Gain on settlement of payables	(143)	(1,687)
Provision for inventory write down	(96)	—
Stock-based compensation	653	144
Stock issued to nonemployees	—	204
Impairment of operating lease right-of-use assets	—	167
Amortization of debt issue cost	368	—
OID Interest	498	—
Amortization of debt discount	1,928	—
Gain on extinguishment of Paycheck Protection Program Loan	(965)	—
Changes in operating assets and liabilities:
Accounts receivable, net	625	(2,852)
Inventory	(702)	3,687
Prepaid expenses and other current assets	480	(39)
Right of use asset and other assets	—	549
Accounts payable	3,261	—
Other long-term liabilities	(1,780)	—
Accrued and other liabilities	(109)	(4,703)
Net cash provided by/(used in) operating activities	(8,042)	(868)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2)	(4)
Proceeds from disposal of property and equipment	—	222
Net cash provided by/(used in) investing activities	(2)	218
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	—	1,243
Payments on lines of credit	—	(3,465)
Proceeds from secured borrowing arrangement, net of reserves	49,060	46,377
Payments to secured borrowing arrangement, net of fees	(49,713)	(43,722)
Proceeds from convertible shareholder’s loan	2,458	—
Proceeds from issuance of Paycheck Protection Program Loan	—	965
Proceeds from senior notes payable and warrants	7,050	—
Debt issuance costs	(848)	—
Repayment of notes payable	(743)	(277)
Net cash provided by/(used in) financing activities	7,264	1,121
Net increase/(decrease) in cash and cash equivalents	(780)	471
Cash and cash equivalents, beginning of period	2,003	1,532
Cash and cash equivalents, end of period	$1,223	$2,003

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$3,126	$1,437
Cash paid for taxes	40	39

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-8

MusclePharm Corporation

Notes to the Consolidated Financial Statements

(dollars in thousands, unless otherwise indicated)

Note 1. Description of Business

Description of Business

MusclePharm Corporation, together with its subsidiaries (the “Company” or “MusclePharm”) is a scientifically-driven, performance lifestyle company that develops, markets and distributes branded sports nutrition products and nutritional supplements that are manufactured by the Company’s contract manufacturers. The Company’s portfolio of recognized brands, including MusclePharm, FitMiss and MP Combat Energy is marketed and sold globally. As of December 31, 2021, the Company had the following wholly-owned subsidiary which did not have any operations or assets as of and for the years ended December 31, 2021 or 2020: MusclePharm Canada Enterprises Corp.

In 2021, the Company announced its entrance into the functional energy space with former Rockstar Energy executives. The Company launched three flavors of MP Combat Energy in September 2021 for domestic distribution and three additional flavors for international distribution. The Company believes with the launch of its new energy products, reductions in operating costs and continued focus on gross profit and revenue growth will allow it to ultimately achieve sustained profitability. However, the Company can give no assurances that this will occur, especially with the cost to launch new energy products along with the recent increase in the cost of protein, which may have a material impact on the Company’s profitability. Additionally, the Company’s profitability may be materially impacted by the ability of the Company’s contract manufacturers to meet customers’ demands. Although, the Company believes entering the functional energy space will help to increase sales and gross margin, and reduce exposure to commodity prices, the Company can give no assurances that this will occur. To manage cash flow, the Company has entered into multiple financing arrangements. The entry into the Energy Drink business has created a second segment, which is presented in detail in Note 18.

Information About Our Segments

We are engaged in global sales of products that fall into two operating segments: Protein Products and Energy Drinks. Information regarding our operating segments and geographic and product information is contained in Note 18 to these consolidated financial statements.

Going Concern

The Company has historically incurred significant losses and experienced negative cash flows since inception. As of December 31, 2021, the Company had cash of $1.2 million, a working capital deficit of $30.1 million, a stockholders’ deficit of $32.2 million and an accumulated deficit of $205.5 million resulting from recurring losses from operations. As a result of a history of losses and financial condition, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon it generating profits in the future and/or obtaining the necessary financing to meet its obligations and repay liabilities arising from normal business operations when they come due. The Company is evaluating different strategies to obtain financing to fund its operations to cover expenses and focus on achieving a level of revenue adequate to support its current cost structure. Financing strategies may include, but are not limited to, private placements of capital stock, debt borrowings, partnerships and/or collaborations.

The Company has been focused on cost containment and improving gross margins by focusing on customers with higher margins, reducing product discounts and promotional activity, along with reducing the number of SKU’s and negotiating improved pricing for raw materials. In addition, the Company has worked to negotiate lower production costs with its contract manufacturers. Although these steps improved gross margins through the first quarter of 2021, with the recent increases in commodity prices, primarily protein, the Company’s gross margins have been impacted and will continue to be impacted unless commodity prices return the same levels that were seen in 2020.

F-9

COVID-19

The Company’s results of operations are affected by economic conditions, including macroeconomic conditions and levels of business confidence. There continues to be significant volatility and economic uncertainty in many markets and the ongoing COVID-19 pandemic contributes to that level of volatility and uncertainty and has created economic disruption. The Company is actively managing its business to respond to the impact. There were no adjustments recorded in the financial statements that might result from the outcome of these uncertainties.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but may have a material impact on the Company’s business, financial condition and results of operations. Management continues to monitor the business environment for any significant changes that could impact the Company’s operations. The Company has taken proactive steps to manage costs and discretionary spending, such as remote working and reducing facility related expense.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) for financial information and with the instructions to Form 10-K and Regulation S-X. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Such estimates include, but are not limited to, allowance for doubtful accounts, revenue discounts and allowances, the valuation of inventory, the calculation of the Company’s effective tax rate and deferred tax assets, valuation of stock based compensation, warrants, the assessment of useful lives, recoverability and valuation of long-lived assets, likelihood and range of possible losses on contingencies and present value of lease liabilities. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase and money market accounts to be cash equivalents. As of December 31, 2021 and 2020, the Company had no cash equivalents and all cash amounts consisted of cash on deposit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms and are recorded at the invoiced amount, net of any sales discounts and allowance for doubtful accounts, and do not typically bear interest. The Company assesses the collectability of the accounts by taking into consideration the aging of accounts receivable, changes in customer credit worthiness, general market and economic conditions, and historical experience. Bad debt expenses are recorded as part of “General and administrative” expenses in the consolidated statements of operations. The Company reserves the receivable balance against the allowance when management determines a balance is uncollectible. The Company also reviews its customer discounts, and an accrual is made for discounts earned but not yet utilized at each period end.

F-10

The Company performs ongoing evaluations of its customers’ financial condition and generally does not require collateral. Some international customers are required to pay for their orders in advance of shipment. Accounts receivable consisted of the following as of December 31, 2021 and 2020 (in thousands):

	As of December 31,
	2021	2020
Accounts receivable	$7,028	$10,895
Less: allowance for discounts and returns	(235)	(2,525)
Less: allowance for doubtful accounts	(405)	(882)
Accounts receivable, net	$6,388	$7,488

The allowance for discounts and returns consisted of the following activity for the years ended December 31, 2021 and 2020 (in thousands):

	As of December 31,
	2021	2020
Allowance for discounts and returns, beginning balance	$2,525	$2,901
Charges against revenues	9,259	17,703
Utilization of Reserve	(11,549)	(18,079)
Allowance for discounts and returns, ending balance	$235	$2,525

Revenue Recognition

Revenue is recognized when control of the promised goods is transferred to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods.

a.	Nature of Goods

The Company sells a variety of protein products and energy drinks through a broad distribution platform that includes supermarkets, mass merchandisers, wholesale clubs, drugstores, convenience stores, home stores, specialty stores and websites and other e-commerce channels, all of which sell products to consumers.

b.	When Performance Obligations are Satisfied

For performance obligations related to the shipping and invoicing of products, control transfers at the point in time upon which finished goods are delivered to the Company’s customers or when finished goods are picked up by a customer or a customer’s carrier, depending on shipping terms. Once a product has been delivered or picked up by the customer, the customer is able to direct the use of, and obtain substantially all of the remaining benefits from, the asset. The Company considers control to have transferred upon delivery or customer receipt because the Company has an enforceable right to payment at that time, the customer has legal title to the asset, the Company has transferred physical possession of the asset, and the customer has significant risk and rewards of ownership of the asset.

c.	Variable Consideration

The Company conducts extensive promotional activities with its largest customer, primarily through the use of off-list discounts, coupons, cooperative advertising, periodic price reduction arrangements, and end-aisle and other in-store displays. The costs of such activities are netted against sales and are recorded over the calendar year, in proportion to sales recorded during that calendar year. The reserves for sales returns and consumer and trade promotion liabilities are established based on the Company’s best estimate of the amounts necessary to settle future and existing obligations for products sold as of the balance sheet date. To determine the appropriate timing of recognition of consideration payable to a customer, all consideration payable to customers is reflected in the transaction price at inception and reassessed routinely.

F-11

d.	Practical Expedients

The Company expenses incremental direct costs of obtaining a contract (broker commissions) when the related sale takes place, since the amortization period of the commissions paid for the sale of products is less than a year. These costs are recorded in “Selling and promotion” expenses in the accompanying consolidated statements of operations. The Company accounts for shipping and handling costs as fulfillment activities which are therefore recognized upon shipment of the goods.

Shipping and handling costs related to inbound purchases of raw material and finished goods are included in cost of revenues in the consolidated statements of operations and capitalized into the value of inventory on the balance sheet. For the years ended December 31, 2021 and 2020, the Company incurred $1.8 million and $1.3 million, respectively, of inbound shipping and handling costs. Shipping and handling costs related to shipments to customers is included in “general and administrative” expense in the consolidated statements of operations. For the years ended December 31, 2021 and 2020, the Company incurred $3.1 million and $2.5 million, respectively, of shipping and handling costs related to shipments to customers.

The Company excludes from its revenue any amounts collected from customers for sales (and similar) taxes. During the years ended December 31, 2021 and 2020, the Company recorded discounts, and to a lesser degree, sales returns, totaling $9.3 million and $17.7 million, respectively, which accounted for 16% and 22% of gross revenue in each period, respectively.

Disaggregation of Revenue

The following shows the disaggregation of revenue by distribution channel for the years ended December 31, 2021 and 2020 (in thousands).

	For the Years Ended December 31,
	2021	% of Total	2020	% of Total
Distribution Channel
Specialty	$20,144	40%	$26,643	41%
International	$15,233	30%	$17,862	28%
FDM	$14,665	30%	$19,935	31%
Total	$50,042	100%	$64,440	100%

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The cash balance at times may exceed federally insured limits. Management believes the financial risk associated with these balances is minimal and has not experienced any losses to date. Significant customers and vendors are those that represent more than 10% of the Company’s net revenue or accounts receivable for each period presented.

During the year ended December 31, 2021, we had three customers who individually accounted for 38%, 14% and 13% of our net revenue, and one customer that accounted for 22% of accounts receivable. During the year ended December 31, 2020, we had three customers who individually accounted for 41%, 17% and 12% of our net revenue, and one customer that accounted for 61% of accounts receivable. Sales to our largest customer are aggregated to present net revenue for their locations worldwide.

F-12

The Company uses a limited number of non-affiliated suppliers for contract manufacturing its products. The Company has quality control and manufacturing agreements in place with its primary manufacturers to ensure consistency in production and quality. The agreements ensure products are manufactured to the Company’s specifications and the contract manufacturers will bear the costs of recalled products due to defective manufacturing. During the year ended December 31, 2021, the Company had three vendors who individually accounted for 26%, 19% and 9% of net purchases, respectively. During the year ended December 31, 2020, the Company had three vendors who individually accounted for 25%, 24% and 13% of net purchases.

The Company has a geographic concentration in the United States, with 70% and 72% of revenue from domestic customers during the years ended December 31, 2021 and 2020, respectively. International customers, primarily in Canada and Asia, comprised 30% and 28% for the years ended December 31, 2021 and 2020, respectively. The Company had sales on all continents, other than Antarctica, and no other country had sales greater than 5% of revenue, net.

Inventory

Inventory consists of finished goods and raw materials used to manufacture the Company’s products by one of our contract manufacturers as of December 31, 2021 and 2020. The Company records charges for obsolete and slow-moving inventory based on the age of the product as determined by the expiration date or otherwise determined to be obsolete. Products within one year of their expiration dates are considered for write-off purposes. Inventory write-downs, once established, are not reversed as they establish a new cost basis for the inventory. Historically, the Company has had minimal returns with established customers. The Company incurred insignificant inventory write-offs during the years ended December 31, 2021 and 2020. The Company accounts for its inventory on a First-in First-out basis.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of various payments the Company has made in advance for goods or services to be received in the future. These prepaid expenses include legal retainers, giveaways, print advertising, insurance and service contracts requiring up-front payments.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets. When assets are retired or otherwise disposed, the assets and related accumulated depreciation are removed, and the resulting gains or losses are recorded in the statement of operations. Repairs and maintenance costs are expensed as incurred.

The estimated useful lives of the property and equipment are as follows:

Property and Equipment	Estimated Useful Life
Furniture, fixtures and equipment	3 - 7 years
Manufacturing and lab equipment	3 - 5 years
Vehicles	3 - 5 years

Intangible Assets

Acquired intangible assets are recorded at estimated fair value, net of accumulated amortization, and costs incurred in obtaining certain trademarks are capitalized, and are amortized over their related useful lives, using a straight-line basis consistent with the underlying expected future cash flows related to the specific intangible asset.

Costs to renew or extend the life of intangible assets are capitalized and amortized over the remaining useful life of the asset. Amortization expenses are included as a component of “General and administrative” expenses in the consolidated statements of operations. The estimated useful life of the intangible assets is 7 years.

F-13

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances exist that indicate the carrying amount of an asset may not be recoverable. When indicators of impairment exist, an estimate of undiscounted future cash flows is used in measuring whether the carrying amount of the asset or related asset group is recoverable. Measurement of the amount of impairment, if any, is based upon the difference between the asset’s carrying value and estimated fair value. There was no impairment for the year ended December 31, 2021. The Company had a $0.167 million impairment of operating lease right-of-use assets during the year ended December 31, 2020.

Fair Value

GAAP defines fair value as the exchange price that would be received from selling an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company measures its financial assets and liabilities at fair value at each reporting period using an estimated fair value hierarchy which requires the Company to use observable inputs and minimize the use of unobservable inputs when measuring fair value.

A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Three levels of inputs may be used to measure fair value:

●	Level 1 — Observable inputs are unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 — Observable inputs are quoted prices for similar assets and liabilities in active markets or inputs other than quoted prices which are observable for the assets or liabilities, either directly or indirectly through market corroboration, for substantially the full term of the financial instruments; and
●	Level 3 — Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities. These inputs are based on the Company’s assumptions used to measure assets and liabilities at fair value and require significant management judgment or estimation.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Leases

A lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified assets for a period of time in exchange for consideration. An entity controls the use when it has a right to obtain substantially all of the benefits from the use of the identified asset and has the right to direct the use of the asset. The Company determines if an arrangement is a lease at contract inception. For all classes of underlying assets, the Company includes both the lease and non-lease components as a single component and accounts for it as a lease. Lease liabilities are recognized based on the present value of the lease payments over the lease term at the commencement date.

MusclePharm calculates and uses the rate implicit in the lease if the information is readily available, or if not available, the Company uses its incremental borrowing rate in determining the present value of lease payments. Lease right-of-use (“ROU”) assets are based on the lease liability, subject to adjustments, such as lease incentives. The ROU assets also include any lease payments made at or before the commencement date. MusclePharm excludes variable lease payments in measuring lease assets and lease liabilities, other than those that depend on an index or a rate or are in substance fixed payments.

The Company’s lease terms include options to extend or terminate the lease when it is reasonably certain that such options will be exercised. Operating leases are included in “Operating lease right-of-use assets,” “Operating lease liability, current” and “Operating lease liability, long-term” on the consolidated balance sheets. Finance leases are included in “Property and equipment, net,” “Accrued and other liabilities” and “Other long-term liabilities” on the consolidated balance sheets.

Cost of Revenue

Cost of revenue for the Company represents costs directly related to the production, manufacturing and freight-in of the Company’s products purchased from contract manufacturers.

F-14

Advertising and Promotion

Our advertising and promotion expenses consist primarily of digital, print and media advertising, athletic endorsements and sponsorships, promotional giveaways, trade show events and various partnering activities with our retail partners, and are expensed as incurred.

Share-Based Payments and Stock-Based Compensation

Share-based compensation awards, including stock options and restricted stock awards, are recorded at estimated fair value on the applicable awards’ grant date, based on the estimated number of awards that are expected to vest. The grant date fair value is amortized on a straight-line basis over the time in which the awards are expected to vest, or immediately if no vesting is required. Share-based compensation awards issued to non-employees for services are also recorded at fair value on the grant date. The fair value of restricted stock awards is based on the fair value of the stock underlying the awards on the grant date as there is no exercise price.

The fair value of stock options is estimated using the Black-Scholes option-pricing model. The determination of the fair value of each stock award using this option-pricing model is affected by the Company’s assumptions regarding a number of complex and subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards and the expected term of the awards based on an analysis of the actual and projected employee stock option exercise behaviors and the contractual term of the awards, and estimated forfeitures. Due to the Company’s limited experience with the expected term of options, the simplified method was utilized in determining the expected option term as prescribed in ASC 718 Compensation – Stock Compensation.

The Company recognizes stock-based compensation expense over the requisite service period, which is generally consistent with the vesting of the awards, based on the estimated fair value of all stock-based payments issued to employees and directors that are expected to vest.

Warrants

In conjunction with the Securities Purchase Agreement (“SPA”), the Company issued 17,355,700 warrants to the senior note holders. The warrants entitle the holder to purchase one share of the Company’s common stock at an exercise price equal to $.78 per share at any time on or after October 13, 2021 (the “Initial Exercise Date”) and on or prior to the close of business on October 13, 2026 the “Termination Date”). The Company determined that these warrants are free standing financial instruments that are legally detachable and separately exercisable from the debt instruments. Management also determined that the warrants are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as equity pursuant to ASC 470. In accordance with the accounting guidance, the outstanding warrants are recognized as equity on the balance sheet. The proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) shall be allocated to the two elements based on the relative fair values of the debt instrument without the warrants, and of the warrants themselves at time of issuance. The allocation of the portion of the value resulted in a discount of the debt instrument. The fair value of the warrants were measured using the Black Scholes option pricing model.

Foreign Currency

The functional currency of the Company’s foreign subsidiary, MusclePharm Canada, is the Canadian dollar. There are no assets or liabilities in this foreign subsidiary and therefore, there is no accumulated other comprehensive income recorded. Revenue and expenses are translated at average exchange rates in effect during the year. Equity transactions are translated using historical exchange rates.

Foreign currency gains and losses resulting from transactions denominated in a currency other than the functional currency are included in “Interest income, net” in the consolidated statements of operations.

F-15

Segments

Historically, the Company’s chief operating decision maker (“CODM”) reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. As such, the Company has had two reporting segments and operating unit structures. During the fourth quarter of 2021, the Company introduced a functional energy beverages line under the MusclePharm and FitMiss brands, so the CODM now reviews financial information and makes resource and opportunity decisions on a disaggregated basis with the functional energy drink business separate from protein products.

Litigation Estimates and Accruals

In the normal course of business or otherwise, the Company may become involved in legal proceedings. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. The Company provides disclosures for material contingencies when there is a reasonable possibility that a loss or an additional loss may be incurred. In assessing whether a loss is a reasonable possibility, the Company may consider the following factors, among others: the nature of the litigation, claim or assessment, available information, opinions or views of legal counsel and other advisors, and the experience gained from similar cases.

Income Taxes

Income taxes are accounted for using the asset and liability method. Income tax expense includes the current tax liability from operations and the change in deferred income taxes during the year. Interest income, interest expense and penalties associated with income taxes are reflected in (Benefit) provision for income taxes on the consolidated statements of operations. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is required to be established unless management determines that it is more likely than not that the Company will ultimately realize the tax benefit associated with a deferred tax asset. The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely to be realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

Recent Accounting Pronouncements

In July 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires the measurement of all expected credit losses of financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. ASU 2016-13 is effective for periods beginning after December 15, 2022, and interim periods within those fiscal years. The Company is currently evaluating the impact this ASU may have on its consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). The amendments in this ASU apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate that is expected to be discontinued because of reference rate reform. The amendments in this update provide optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. The amendments in this ASU are effective for all entities as of March 12, 2020, through December 31, 2022. The Company has not modified any material contracts due to reference rate reform. The Company will continue to evaluate the impact this guidance will have on its consolidated financial statements for all future transactions affected by reference rate reform during the time permitted.

F-16

In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. This guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but not earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The FASB also specified that an entity should adopt the guidance as of the beginning of its annual fiscal year and is not permitted to adopt the guidance in an interim period. The Company is currently evaluating the impact this ASU may have on its consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. This amendment is effective for all entities, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is does not believe adoption of this ASU will have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which was expected to reduce cost and complexity related to the accounting for income taxes. This ASU removes specific exceptions to the general principles in Topic 740 in U.S. GAAP. It eliminates the need for an organization to analyze whether the following apply in a given period: exception to the incremental approach for intra-period tax allocation; exceptions to accounting for basis differences when there are ownership changes in foreign investments; and exception in interim period income tax accounting for year-to-date losses that exceed anticipated losses. The ASU also simplifies U.S. GAAP for: franchise taxes that are partially based on income; transactions with a government that result in a step up in the tax basis of goodwill; separate financial statements of legal entities that are not subject to tax; and enacted changes in tax laws in interim periods. The Company adopted this ASU effective January 1, 2021, with certain provisions applied retrospectively and other provisions applied prospectively. Adoption of this ASU did not have a material impact to the Company’s consolidated balance sheet, statements of operations, or cash flows.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation, including classification of certain operating expenses.

F-17

Note 3. Inventory

The components of inventory as of December 31, 2021 and 2020 were as follows (in thousands):

	As of December 31,
	2021	2020
Raw Materials	$694	$437
Finished Goods	1,144	700
Inventory	1,838	1,137
Less: inventory write downs	(8)	(105)
Inventory	$1,830	$1,032

Note 4. Property and Equipment

Property and equipment consisted of the following as of December 31, 2021 and 2020 (in thousands):

	As of December 31,
	2021	2020
Furniture, fixtures and Equipment	$72	$167
Vehicles	—	39
Property and equipment, gross	72	206
Less: accumulated depreciation	(67)	(193)
Property and equipment, net	$5	$13

Depreciation expense related to property and equipment was $0.01 million and $0.145 million for the years ended December 31, 2021 and 2020, respectively, which is included in “Selling and Promotion” expense in the accompanying consolidated statements of operations.

Note 5. Intangible Assets

Intangible assets consisted of the following (in thousands):

	As of December 31, 2021
	Gross Value	Accumulated Amortization	Net Carrying Value	Remaining Weighted Average Useful Lives (years)
Amortized Intangible Assets
Brand (apparel rights)	$2,244	$(2,209)	$35	0.1
Total	$2,244	$(2,209)	$35

	As of December 31, 2020
	Gross Value	Accumulated Amortization	Net Carrying Value	Remaining Weighted Average Useful Lives (years)
Amortized Intangible Assets
Brand (apparel rights)	$2,244	$(1,888)	$356	1.1
Total	$2,244	$(1,888)	$356

F-18

Intangible asset amortization expense was $0.3 million and $0.3 million for the years ended December 31, 2021 and 2020, respectively which is included in “general and administrative” expense in the accompanying consolidated statements of operations. As of December 31, 2021, the estimated future amortization expense of intangible assets is as follows (in thousands):

For the Year Ending December 31,	Amount
2022	$35
Total amortization expense	$35

Note 6. Accrued and Other Liabilities

As of December 31, 2021 and 2020, the Company’s accrued and other liabilities consisted of the following (in thousands):

	As of December 31,
	2021	2020
Accrued professional fees	$236	$242
Accrued interest	797	644
Accrued payroll and bonus	695	738
Settlements — short term (Nutrablend and 4Excelsior)	2,104	2,005
Accrued expenses — ThermoLife	1,364	1,364
Accrued and other short-term liabilities	746	1,201
Total Accrued and other liabilities	$5,942	$6,194

Note 7. Leases

The Company determines if a contract contains a lease when the contract conveys the right to control the use of identified property or equipment for a period of time in exchange for consideration. Upon identification and commencement of a lease, we establish a right-of-use (“ROU”) asset and a lease liability. ROU assets and lease liabilities are measured and recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The Company has elected not to apply ASC 842 to arrangements with lease terms of 12 months or less.

The Company has had operating leases for warehouse facilities and office space across the United States. The remaining lease terms for these leases range from less than one to 2 years. The Company also leased manufacturing and warehouse equipment under finance lease arrangements, which expired at various dates through July 2020. The Company did not extend any leases that expired in 2020.

On July 24, 2020, the Company entered into a Sublease Agreement with a third-party cosmetics company to sublease the office building in Burbank, California. The sublease commenced on September 15, 2020 and is in effect through the remainder of the Company’s lease term (September 15, 2020 through September 30, 2022). Rent was abated for the sublease tenant between November 1, 2020 and December 31, 2020.

In September 2020, the Company assessed its existing leases for impairment as the remaining lease costs exceeded the anticipated sublease income on these leases. As a result of the impairment analysis, the Company recorded an impairment charge of $0.167 million. No impairment was determined to exist in 2021.

The Company has elected the practical expedient to combine lease and non-lease components into a single component for all of its leases. Fixed lease costs represent the explicitly quantified lease payments prescribed by the lease agreement and are included in the measurement of the ROU asset and corresponding lease liability.

F-19

Some leasing arrangements require variable payments that are dependent on usage, output, or may vary for other reasons, such as insurance and tax payments. The variable lease payments are not presented as part of the initial ROU asset or lease liability. The Company’s lease agreements do not contain any material restrictive covenants.

The components of lease cost for operating and finance leases for the year ended December 31, 2021 were as follows (in thousands):

	Income Statement Classification	Year Ended December 31, 2021	Year Ended December 31, 2020
Operating lease cost	General and administrative	$371	$718
Finance lease cost:
Amortization of right of use asset	General and administrative	-	61
Interest on lease liabilities	General and administrative	-	1
Total finance lease cost		-	62

Variable lease payments	General and administrative	481	318
Sublease income	Interest income expense, net	(401)	(315)
Total lease cost		$451	$783

The Company had no short-term leases as of December 31, 2021. The Company’s leases do not provide an implicit rate; therefore, the Company uses its incremental borrowing rate based on the information available at the effective date in determining the present value of future payments for those leases.

The weighted average discount rate was as follows:

	2021	2020
Operating leases	18%	18%
Finance leases	0%	5%

The maturities of lease liabilities with leases in effect as of December 31, 2021 were as follows (in thousands):

Operating Lease
2022	$342
Thereafter	-
Total future undiscounted lease payments	368
Less amounts representing interest	26
Present value of lease liabilities	$342

F-20

Note 8. Interest Expense

For the years ended December 31, 2021 and 2020, interest expense consisted of the following:

	For the Years Ended December 31,
	2021	2020
Interest expense, related party	$(541)	$(329)
Interest expense, other	(1,042)	202
Interest expense, secured borrowing arrangement	(1,083)	(1,366)
Amortization of Debt Issue Cost associated with related warrants	(2,296)	-
Amortization of Debt Issue Cost - OID	(498)	-
Total interest expense	$(5,460)	$(1,493)

Note 9. Other Income, Net

For the years ended December 31, 2021 and 2020, “Other income, net” consisted of the following:

	For the Years Ended December 31,
	2021	2020
Other income - loan forgiveness	$965	$-
Foreign currency transaction loss	(28)	(8)
Other	564	473
Total other income, net	$1,501	$465

Note 10 . Debt

As of December 31, 2021 and 2020, the Company’s debt consisted of the following (in thousands):

	As of December 31,
	2021	2020
Senior notes payable	$5,035	$—
Refinanced convertible note, related party	5,330	2,872
Revolving line of credit, related party	—	743
Obligations under secured borrowing arrangement	6,446	7,098
Notes Payable	210	167
Paycheck Protection Program Loan	—	965
Total Debt	$17,021	$11,845
Less: current portion	(17,021)	(10,881)
Long term debt	$-	$964

Senior Notes Payable

On October 13, 2021, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors as purchasers (the “Investors”). Pursuant to the Securities Purchase Agreement, the Company sold, and the Investors purchased, $8,197,674 million (the “Purchase Price”) in principal amount of senior notes (the “Senior Notes”) and warrants (the “Warrants”).

The Senior Notes were issued with an original issue discount of 14%, bear no interest and mature after 6 months, on April 13, 2022. To secure its obligations thereunder and under the Securities Purchase Agreement, the Company has granted a security interest over substantially all of its assets to the collateral agent for the benefit of the Investors, pursuant to a pledge and security agreement.

The maturity date of the Senior Notes may be extended to May 28, 2022 if no event of default has occurred and is continuing and cash flows from operating and investing activities (but not cash flows from financing activities) of the Company and its subsidiaries was positive for March 2022 and no event of default is reasonably expected to occur on or before April 30, 2022 and the sum of cash flows from operating and investing activities (but not from financing activities) of the Company and its subsidiaries will be positive for April 2022. The maturity date of the Senior Notes also may be extended under other circumstances specified therein. If the maturity date is extended, interest will accrue on and from April 13, 2022 at 18% per annum until the Senior Notes are paid in full. The Company is undertaking various initiatives to improve gross margins to become cash flow positive prior to the maturity of the Senior Notes. These initiatives include improving cost of goods on certain raw materials., there can be no assurance the Company will be able to successfully implement such initiatives on a timely basis or at all or that it otherwise will meet the conditions required to extend the Senior Notes. If the Company is unable to extend the Senior Notes or elects not to do so, the Company will be required to repay the Senior Notes through equity issuances, additional borrowings, cash flows from operations and/or other sources of liquidity. For additional information, please refer to “Note 19 – Subsequent Events.”

F-21

The Warrants are exercisable for five (5) years to purchase 17,355,700 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $0.78, subject to adjustment under certain circumstances described in the Warrants. The Warrants have a face value of $4.4 million which is recorded in Additional Paid-In Capital.

In conjunction with the private placement of Senior Notes and Warrants, each of the directors and officers of the Company entered into lock-up agreements, which prohibit sales of the Common Stock until after April 11, 2022, subject to certain exceptions.

The issuance of the Senior Notes and Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants shall be accounted for as additional paid-in capital. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction.

November 2020 Convertible Note, Related Party

On November 29, 2020, the Company entered into a refinancing agreement with Mr. Ryan Drexler, (the “November 2020 Refinancing”), in which the Company issued to Mr. Drexler a convertible secured promissory note (the November 2020 “Convertible Note”) in the original principal amount of $2.9 million, which amended and restated a convertible secured promissory note dated as of August 21, 2020. The $2.9 million November 2020 Convertible Note bears interest at the rate of 12% per annum. Unless earlier converted or repaid, all outstanding principal and any accrued but unpaid interest under the November 2020 Convertible Note shall be due and payable on July 1, 2021. Any interest not paid when due shall be capitalized and added to the principal amount of the November 2020 Convertible Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations.

Mr. Drexler may, at any time, and from time to time, upon written notice to the Company, convert the outstanding principal and accrued interest into shares of Common Stock, at a conversion price of $0.23 per share. At the election of the Company, one-sixth of the interest may be paid in kind (“PIK Interest”) by adding such amount to the principal amount of the note, or through the issuance of shares of the Company’s common stock to Mr. Drexler. The PIK Interest is convertible to common stock at the closing price per share on the last business day of each calendar quarter. In no event will the conversion price of such PIK Interest be less than $0.10. The Company may prepay the Note by giving Mr. Drexler between 15-days’ and 60-days’ notice depending upon the specific circumstances, subject to Mr. Drexler’s conversion right.

The November 2020 Convertible Note contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the November 2020 Convertible Note. The November 2020 Convertible Note is subordinated to certain other indebtedness of the Company held by Prestige Capital Corporation (“Prestige”) and the Senior Notes.

For the years ended December 31, 2021 and 2020, interest expense related to the related party convertible secured promissory notes was $0.5 million and $0.3 million, respectively. During the years ended December 31, 2021 and 2020, interest paid in cash to Mr. Drexler was $0.466 million and $0.031 million respectively.

F-22

Revolving Line of Credit, Related Party

On October 15, 2020, the Company entered into a secured revolving promissory note (the “Revolving Note”) with Mr. Ryan Drexler. Under the terms of the Revolving Note, the Company can borrow up to $3.0 million. The Revolving Note bears interest at the rate of 12% per annum. The funds were used for the purchase of whey protein and other general corporate purposes. Both the outstanding principal, if any, and all accrued interest under the Revolving Note were due on March 31, 2021, which was not paid.

On August 13, 2021, the Company issued to Ryan Drexler (the “Holder”) a convertible secured promissory note (the “August 2021 Convertible Note”) in the original principal amount of $2.5 million, replacing the Revolving Note.

The August 2021 Convertible Note bears interest at the rate of 12% per annum. Interest payments are due on the last day of each calendar quarter. At the Company’s option (as determined by its independent directors), the Company may repay up to one sixth of any interest payment by either adding such amount to the principal amount of the August 2021 Convertible Note or by converting such interest amount into an equivalent amount of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Any interest not paid when due shall be capitalized and added to the principal amount of the August 2021 Convertible Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations. Both the principal and any accrued but unpaid interest under the August 2021 Convertible Note will be due on July 14, 2022, unless converted or repaid earlier.

The Holder may, at any time, and from time to time, upon written notice to the Company, convert the outstanding principal and accrued interest into shares of Common Stock, at a conversion price equal to the closing price of the common stock on October 15, 2021. The Company may prepay the August 2021 Convertible Note by giving the Holder between 15 and 60 days’ notice depending upon the specific circumstances, subject to the Holder’s conversion right.

The August 2021 Convertible Note contains customary events of default, including, among others, the failure by the Company to make a payment of principal or interest when due. Following an event of default, at the option of the Holder and upon written notice to the Company, or automatically under certain circumstances, all outstanding principal and accrued interest will become due and payable. The August 2021 Convertible Note also contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the August 2021 Convertible Note. The August 2021 Convertible Note is subordinated to certain other indebtedness of the Company held by Prestige Corporation (“Prestige”) and the Senior Notes.

The related party revolving line of credit balance of December 31, 2021 was zero and December 31, 2020 was $0.7 million.

For the years ended December 31, 2021 and 2020, total related party debt was $5.3 million and $6.9 million, respectively.

Obligations Under Secured Borrowing Arrangement

In January 2016, the Company entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Prestige, pursuant to which the Company agreed to sell and assign, and Prestige agreed to buy and accept, certain accounts receivable owed to the Company (“Accounts”). Under the terms of the Purchase and Sale Agreement, upon the receipt and acceptance of each assignment of Accounts, Prestige will pay the Company 80% of the net face amount of the assigned Accounts, up to a maximum total borrowing of $12.5 million subject to sufficient amounts of accounts receivable to secure the loan. The remaining 20% will be paid to the Company upon collection of the assigned Accounts, less any chargebacks (including chargebacks for any customer amounts that remain outstanding for over 90 days), disputes, or other amounts due to Prestige. Prestige’s purchase of the assigned Accounts from the Company will be at a discount fee which varies from 0.7% to 4%, based on the number of days outstanding from the assignment of Accounts to collection of the assigned Accounts. In addition, the Company granted Prestige a continuing security interest in and first priority lien upon all accounts receivable, inventory, fixed assets, general intangibles, and other assets. Prestige will have no recourse against the Company if payments are not made due to the insolvency of an account debtor within 90 days of invoice date, with the exception of international and certain domestic customers. On April 10, 2019, the Company and Prestige amended the terms of the agreement. The agreement was extended until April 1, 2020 and automatically renews for one (1) year periods unless either party receives written notice of cancellation from the other, at minimum, thirty (30) days prior to the expiration date thereafter.

F-23

On June 14, 2021, Prestige advanced the Company $1.0 million with a six-month term, 15% interest rate and 2% accommodation fee.

On July 26, 2021, Prestige advanced the Company $1.0 million with a six-month term and a 15% interest rate. In addition, there was an accommodation fee equal to 1% of the amount advanced plus 18,750 stock options.

On October 12, 2021, the June 14, 2021 and July 26, 2021 the total Prestige advance $2.0 million was extended to the date of the termination of the senior secured note offering, which is in April 2022, and may be extended as discussed above.

For the years ended December 31, 2021 and 2020, the Company assigned Prestige accounts with an aggregate face amount of approximately $49.7 million and $58.0 million, respectively, for which Prestige paid to the Company approximately $49.1 million and $46.4 million, respectively, in cash. During the years ended December 31, 2021 and 2020, $49.7 million and $43.7 million, respectively, was repaid to Prestige, including fees and interest. As of December 31, 2021 and 2020, we had outstanding borrowings of approximately $6.4 and $7.1 million, respectively.

Paycheck Protection Program Loan

Due to economic uncertainty as a result of the ongoing pandemic (“COVID-19”), on May 14, 2020, the Company received an aggregate principal amount of $964,910 pursuant to the borrowing arrangement (“Note”) with Harvest Small Business Finance, LLC (“HSBF”) and agreed to pay the principal amount plus interest at a 1% fixed interest rate per year, on the unpaid principal balance. The Note includes forgiveness provisions in accordance with the requirements of the Paycheck Protection Program, Section 1106 of the CARES Act.

The Note was expected to mature on May 16, 2025. Payments were due by November 16, 2020 (the “Deferment Period”) and interest was accrued during the Deferment Period. However, the Flexibility Act, which was signed into law on June 5, 2020, extended the Deferment Period to the date that the forgiven amount is remitted by the United States Small Business Administration (“SBA”) to HSBF.

On October 25, 2021, the Company received a letter from HSBF indicating the Company’s SBA PPP loan has been forgiven in full by HSBF and was recorded as a $964,910 gain on forgiveness of debt located in other income-loan forgiveness..

Note 11. Warrants

In conjunction with the Securities Purchase Agreement (SPA), the Company issued 17,355,700 warrants to the senior note holders. The warrants entitle the holder to purchase one share of the Company’s common stock at an exercise price equal to $.78 per share at any time on or after October 13, 2021 (the “Initial Exercise Date”) and on or prior to the close of business on October 13, 2026 the “Termination Date”). The Company determined that these warrants are free standing financial instruments that are legally detachable and separately exercisable from the debt instruments. Management also determined that the warrants are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as equity pursuant to ASC 470. In accordance with the accounting guidance, the outstanding warrants are recognized as equity on the balance sheet. The proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) shall be allocated to the two elements based on the relative fair values of the debt instrument without the warrants, and of the warrants themselves at time of issuance. The allocation of the portion of the value resulted in a discount of the debt instrument. The fair value of the warrants were measured using the Black Scholes option pricing model.

F-24

The assumptions used to measure the fair value of the warrant as of its issuance date were as follows:

Inputs
Warrants Granted	17,355,700
Stock Price	$0.65
Exercise Price	$0.78
Term, expected life of options in years	30.00
Volatility	322.8%
Annual Rate of Quarterly Dividends	0.00%
Risk Free Interest Rate	0.515%

Note 12. Commitments and Contingencies

Contingencies

In the normal course of business or otherwise, the Company may become involved in legal proceedings. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. The Company provides disclosures for material contingencies when there is a reasonable possibility that a loss or an additional loss may be incurred. In assessing whether a loss is a reasonable possibility, the Company may consider the following factors, among others: the nature of the litigation, claim or assessment, available information, opinions or views of legal counsel and other advisors, and the experience gained from similar cases. As of December 31, 2021, the Company was involved in the following material legal proceedings described below:

Settlements

Manchester City Football Group

The Company was engaged in a dispute with City Football Group Limited (“CFG”), the owner of Manchester City Football Group, concerning amounts allegedly owed by the Company under a sponsorship agreement with CFG (the “Sponsorship Agreement”). In August 2016, CFG commenced arbitration in the United Kingdom against the Company, seeking approximately $8.3 million for the Company’s purported breach of the Sponsorship Agreement.

On July 28, 2017, the Company approved a Settlement Agreement (the “CFG Settlement Agreement”) with CFG effective July 7, 2017. The CFG Settlement Agreement represents a full and final settlement of all litigation between the parties. Under the terms of the agreement, the Company agreed to pay CFG a sum of $3 million, which was recorded as accrued expenses in 2017. The settlement consists of a $1.0 million payment that was advanced by a related party on July 7, 2017, a $1.0 million installment paid on July 7, 2018 and a subsequent $1.0 million installment payment to paid by July 7, 2019. Of this amount, the Company has remitted $0.3 million.

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During the years ended December 31, 2021 and 2020, the Company recorded a charge of $75,000 and $75,000, respectively. This charge, representing imputed interest, is included in “Interest expense” in the Company’s consolidated statements of operations.

Nutrablend Matter

On February 27, 2020, Nutrablend, a manufacturer of MusclePharm products, filed an action against the Company in the United States District Court for the Eastern District of California, claiming approximately $3.1 million in allegedly unpaid invoices. These invoices relate to the third and fourth quarter of 2019, and a liability has been recorded for the related periods.

On September 25, 2020, the parties successfully mediated the case to a settlement (the “Nutrablend Agreement”) and the Company agreed to (i) pay approximately $3.1 million (“Owed Amount”) in monthly payments (“Monthly Payments”) from September 1, 2020 through June 30, 2023 and (ii) issue monthly purchase orders (“Purchase Orders”) at minimum amounts accepted by Nutrablend.

The Company agreed to issue Purchase Orders in a combined total amount of at least (i) $1.5 million from September 1, 2020 through November 30, 2020; (ii) $1.8 million from December 1, 2020 through February 28, 2021; (iii) $2.1 million from March 31, 2021 through May 31, 2021; (iv) $2.1 million from June 1, 2021 through August 31, 2021; and (v) $1.4 million from September 1, 2021 through October 30, 2021. Beginning on November 1, 2021, the Company will be required to issue monthly Purchase Orders to Nutrablend in a minimum amount of $0.7 million until the Owed Amount is paid in full to Nutrablend. In the event that the Company pays the Owed Amount in full before September 1, 2021, it’s entitled to a rebate on all completed Purchase Orders. Further, once the monthly payments, and any additional payments that the Company has made on the Owed Amount, reduce the outstanding balance of the Owed Amount to below $2.0 million, the Company is eligible for an extension of a line of credit from Nutrablend in an amount of up to $3.0 million.

On July 7, 2021, the Company commenced an action against Nutrablend in the Central District of California, seeking (i) a declaration that the Nutrablend Agreement purchase order provisions have been terminated due to Nutrablend’s failure to provide the Company with reasonable assurances of its ability to fulfill its purchase orders; (ii) a declaration that approximately $2.0 million in purchase orders that the Company placed in July and August 2020 were intended to and do count towards the minimums set forth in the Nutrablend Agreement; and (iii) damages based on Nutrablend’s failure to fulfill purchase orders. The case is ongoing.

As of December 31, 2021, the Company determined that approximately $0.991 million of the owed amount was due within a year, and this amount was recorded in “Accrued and other liabilities” in the consolidated balance sheets. The present value of the remaining Owed Amount that was due after a year was $0.502 million, and the amount was recorded in “Other long-term liabilities” in the consolidated balance sheets. The Company made payments of $1.1 million during the year ended December 31, 2021.

On September 23, 2021, the Company entered into an Amendment to a Settlement Agreement that was originally entered into on September 25, 2020. Pursuant to the Amended Agreement, the Company is no longer obligated to issue Purchase Orders to Nutrablend as stated in the Settlement Agreement, which, as stated in the Form 8-K dated September 25, 2020, consisted of at least (i) $1.5 million from September 1, 2020 through November 30, 2020; (ii) $1.8 million from December 1, 2020 through February 28, 2021; (iii) $2.0 million from March 1, 2021 through May 31, 2021; (iv) $2.1 million from June 1, 2021 through August 31, 2021; and (v) $1.4 million from September 1, 2021 through October 30, 2021. The Monthly Payments provision of the Settlement Agreement remains unchanged.

4Excelsior Matter

On March 18, 2019, Excelsior Nutrition, Inc. (“4Excelsior”), a manufacturer of MusclePharm products, filed an action against the Company in the Superior Court of the State of California for the County of Los Angeles, claiming approximately $6.2 million in damages relating to allegedly unpaid invoices, as well as approximately $7.8 million in consequential damages.

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On December 16, 2020, the Company and 4Excelsior entered into a Settlement Agreement and Mutual Release (“the Agreement”), pursuant to which the parties resolved and settled the civil action pending in the Superior Court of the State of California for the County of Los Angeles (the “Litigation”). The parties agreed to a mutual general release of claims and to jointly file within 10 business days of the effective date of the Agreement a stipulation and proposed order of dismissal, dismissing with prejudice all claims and counterclaims asserted in the Litigation. The Company agreed to pay $4.75 million (the “Settlement Amount”) in four monthly payments of $70,000, beginning January 5, 2021, and thereafter in monthly payments of $100,000 until the Settlement Amount is fully paid. The Company may prepay all or any portion of the Settlement Amount at any time without penalty or premium. The Agreement provides that, in the event of a Default (as defined in the Agreement) by the Company, the entire outstanding balance of the Settlement Amount will become immediately due and payable, plus accrued interest at a rate of 18% per annum, commencing from the date of default.

The Company determined that approximately $1.1 million of the Settlement Amount was due within a year, and this amount was recorded in “Accrued and other liabilities” in the consolidated balance sheets. The present value of the remaining Settlement Amount that was due after a year was $1.8 million, and the amount was recorded in “Other long-term liabilities” in the consolidated balance sheets. The Company made payments of $1.1 million during the year ended December 31, 2021.

ThermoLife International

In January 2016, ThermoLife International LLC (“ThermoLife”), a supplier of nitrates to the Company, filed a complaint against the Company in Arizona state court. ThermoLife alleged that the Company failed to meet minimum purchase requirements contained in the parties’ supply agreement. The court held a bench trial on the issue of damages in October 2019, and on December 4, 2019, the court entered judgment in favor of ThermoLife and against the Company in the amount of $1.6 million, comprised of $0.9 million in damages, interest in the amount of $0.3 million and attorneys’ fees and costs in the amount of $0.4 million. The Company recorded $1.6 million in accrued expenses in 2018. The Company has filed an appeal and posted bonds in the total amount of $0.6 million in order to stay execution on the judgment pending appeal. Of the $0.6 million, $0.25 million (including fees) was paid by Mr. Drexler on behalf of the Company. See “Note 8. Debt” for additional information. The balance of $0.35 million was secured by a personal guaranty from Mr. Drexler, while the associated annual fee of $12,500 has been paid by the Company. On April 27, 2021, the appellate court issued a decision largely affirming the trial court judgement, except vacating the judgement’s $0.3 million prejudgment interest award and remanding for a recalculation of prejudgment interest. On May 18, 2021, ThermoLife filed a motion asking the trial court to increase the Company’s appeal bond to the full amount of the judgment, or $1.9 million, which the Court denied on June 2, 2021.

As of December 31, 2021, the total amount accrued, including interest, was $1.9 million. In the interim, the Company filed an appeal and posted bonds in the total amount of $0.6 million in order to stay execution on the judgment pending appeal. Of the $0.6 million, $0.25 million (including fees) was paid by Mr. Drexler on behalf of the Company. See Note 8 to the accompanying consolidated financial statements for additional information. The balance of $0.35 million was secured by a personal guaranty from Mr. Drexler, while the associated fees of $12,500 were paid by the Company. The appeal has been fully briefed and is awaiting a decision.

For the years ended December 31, 2021 and 2020, interest expense recognized on the awarded damages was $96,815 and $89,000, respectfully. As of December 31, 2021, the Company owed $1.4 million related to this settlement that is reflected in accrued and other liabilities.

The Company intends to continue to vigorously pursue its defenses on appeal with the Arizona Supreme Court.

F-27

White Winston Select Asset Fund Series MP-18, LLC et al., v MusclePharm Corp., et al., (Nev. Dist. Ct.; Cal. Superior Court; Colorado Dist. Ct.; Mass. Super. Ct.)

On August 21, 2018, White Winston Select Asset Fund Series MP-18, LLC and White Winston Select Asset Fund, LLC (together “White Winston”) initiated a derivative action against the Company and its directors (the “director defendants”). White Winston alleges that the director defendants breached their fiduciary duties by improperly approving the refinancing of three promissory notes issued by the Company to Mr. Drexler (the “Amended Note”) in exchange for $18.0 million in loans. White Winston alleges that this refinancing improperly diluted their economic and voting power and constituted an improper distribution in violation of Nevada law. In its complaint, White Winston sought the appointment of a receiver over the Company, a permanent injunction against the exercise of Mr. Drexler’s conversion right under the Amended Note, and other unspecified monetary damages. On September 13, 2018, White Winston filed an amended complaint, which added a former executive of the Company, as a plaintiff (together with White Winston, the “White Winston Plaintiffs”). On December 9, 2019, the White Winston Plaintiffs filed a Second Amended Complaint, in which they added allegations relating to the resignation of the Company’s auditor, Plante & Moran PLLC (“Plante Moran”). the Company has moved to dismiss the Second Amended Complaint. That motion has not yet been fully briefed.

Along with its complaint, White Winston also filed a motion for a temporary restraining order (“TRO”) and preliminary injunction enjoining the exercise of Mr. Drexler’s conversion right under the Amended Note. On August 23, 2018, the Nevada district court issued an ex parte TRO. On September 14, 2018, the court let the TRO expire and denied White Winston’s request for a preliminary injunction, finding, among other things, that White Winston did not show a likelihood of success on the merits of the underlying action and failed to establish irreparable harm. Following the court’s decision, the Company filed a motion seeking to recoup the legal fees and costs it incurred in responding to the preliminary injunction motion. On October 31, 2019, the court awarded the Company $56,000 in fees and costs.

Due to the uncertainty associated with determining our liability, if any, and due to our inability to ascertain with any reasonable degree of likelihood, as of the date of this report, the outcome of the trial, the Company has not recorded an estimate for its potential liability.

On June 17, 2019, White Winston moved for the appointment of a temporary receiver over the Company, citing Plante Moran’s resignation. The court granted White Winston’s request to hold an evidentiary hearing on the motion, but subsequently stayed the action pending the parties’ attempts to resolve their dispute. Although the parties have been unable to reach a resolution, the litigation has not yet resumed. On July 30, 2019, White Winston filed an action in the Superior Court of the State of California in and for the County of Los Angeles, seeking access to the Company’s books and records and requesting the appointment of an independent auditor for the Company. On February 25, 2021, the court ordered the Company to produce certain documents, denied White Winston’s request for an auditor, and ordered the Company to pay a $1,500 penalty. On July 20, 2021 the California court awarded White Winston $93,000 in attorneys’ fees and cost relating to the books-and-records action. The Company paid the amounts due on July 30, 2021, and on August 4, 2021 White Winston submitted a filing acknowledging that the California court’s judgment has been fully satisfied.

On April 6, 2016, the Internal Revenue Service (“IRS”) selected our 2014 Federal Income Tax Return for audit. As a result of the audit, the IRS proposed certain adjustments with respect to the tax reporting of our former executives’ 2014 restricted stock grants. Due to the Company’s current and historical loss position, the proposed adjustments would have no material impact on the Company’s Federal income tax. On October 5, 2016, the IRS commenced an audit of our employment and withholding tax liability for 2014. The IRS contended that the Company inaccurately reported the value of the restricted stock grants and improperly failed to provide for employment taxes and Federal tax withholding on these grants. In addition, the IRS proposed certain penalties associated with the Company’s filings. On April 4, 2017, the Company received a “30-day letter” from the IRS asserting back taxes and penalties of approximately $5.3 million, of which $4.4 million related to withholding taxes, specifically, income withholding and Social Security taxes, and $0.9 million related to penalties. Additionally, the IRS asserted that the Company owes information reporting penalties of approximately $2.0 million.

The Company’s counsel submitted a formal protest to the IRS disputing on several grounds all of the proposed adjustments and penalties on the Company’s behalf, and the Company pursued this matter vigorously through the IRS appeal process. An Appeals Conference was held with the IRS in Denver, Colorado on July 31, 2019. At the conference, the Company made substantial arguments challenging the IRS’s claims for employment taxes and penalties. On December 16, 2019, a further Appeals Conference was held with the IRS by telephone. At the telephone conference, the Appeals Officer confirmed that he agreed with the Company’s argument that the failure to deposit penalties should be conceded by the IRS. The failure to deposit penalties total about $2 million. Thus, with this concession, the IRS’s claims have been reduced from approximately $7.3 million to about $5.3 million.

F-28

The remaining issue involved the fair market value of restricted stock units the Company granted to certain former officers (the “Former Officers”) of the Company under Internal Revenue Code § 83. The Company and the IRS disagreed as to the value of the restricted stock on the date of the grants, i.e., October 1, 2014. The Company and the IRS exchanged expert valuation reports on the fair market value of the stock and had extensive negotiations on this issue. The IRS also made parallel claims regarding the restricted stock units against the Former Officers of the Company. The IRS asserted that the Former Officers received ordinary income from the stock grants, and that they owe additional personal income taxes based on the fair market value of the stock. The Former Officers’ cases, unlike the Company’s case, are pending before the United States Tax Court. In the Tax Court litigation, the Former Officers are challenging the IRS’s determinations regarding the fair market value of the restricted stock grants on October 1, 2014. The Former Officers have separate counsel from the Company. The same IRS Appeals Officer and Revenue Agents assigned to the Company’s case are also involved in the cases for the Former Officers. Throughout the proceedings, the Company has argued to the IRS that it is the Former Officers who are directly and principally liable for the amount of any tax due, and not the Company.

The Former Officers cases were scheduled for trial in Tax Court on March 9, 2020. The trial of the cases was continued by the Court on February 4, 2020. The basis for the continuance was that the IRS and the Former Officers had made progress toward a settlement of the valuation issue involving the grants of the restricted stock. The Tax Court ordered the Former Officers to file status reports regarding progress of their settlement negotiations with the IRS on or before February 28, 2021. The IRS and the Former Officers filed status reports with the Tax Court on February 26, 2021. After receiving the status reports, the Tax Court issued an order directing the parties to file further status reports on or before July 9, 2021. The Tax Court has not set a trial dates in the cases of the Former Officers.

On June 29, 2021, an IRS Appeals Officer confirmed that the tax matter had exceeded the applicable statute of limitations and was deemed closed from any further assessment by the IRS.

On August 22, 2018, Richard Estalella filed an action against us and two other defendants in the Colorado District Court for the County of Denver, seeking damages arising out of the IRS’s assertion of tax liability and penalties relating to the 2014 restricted stock grants. We have answered Estalella’s complaint, asserted counterclaims against Estalella for his failure to ensure that all withholding taxes were paid in connection with the 2014 restricted stock grants, and filed cross-claims against two valuation firms named in the action (as well as their principals) for failing to properly value the 2014 restricted stock grants for tax purposes. The trial was scheduled for February 7, 2022 but was ultimately settled in mediation. There are no amounts accrued related to this matter.

The Company engaged in mediation with all parties to Estalella’s lawsuit on November 2, 2021. Following mediation, on November 3, 2021, the Company approved a global settlement with the parties to Mr. Estalella’s lawsuit. The parties are currently in the process of negotiating, finalizing, and executing the settlement agreement. This settlement agreement, upon finalization by the parties and dismissal of the litigation by the Court, will constitute a full and final settlement of Mr. Estalella’s claims against all parties to the litigation, including the Company, as well as of the Company’s claims against the two valuation firms.

This matter is now closed.

The table below summarizes accrued expenses and interest expense incurred in 2021 and 2020 (in thousands):

Cases	2021 Accrued	2020 Accrued	2021 Interest Expense	2020 Interest Expense
Manchester City Football Group (1)	$730	$730	$(75)	$(75)
Nutrablend Matter (3)	1,493	2,318	(267)	(66)
4Excelsior Matter (3)	2,938	3,597	(421)	(16)
ThermoLife International (2)	1,364	1,364	(97)	(89)
Total	$6,525	$8,009	$(860)	$(246)

(1)	Accrued amount on balance sheet is located in accounts payable.

(2)	Accrued amount on balance sheet is located in accrued expenses.

(3)	Accrued amount on balance sheet takes into account short term and long term liability accounts.

F-29

Note 13. Stockholders’ Deficit

Common Stock

The Company had the following issuances of common stock during the year ended December 31, 2021 (in thousands, except share and per share data):

Transaction Type	Quantity (Shares)	Valuation	Range of Value per Share
Stock-based compensation for issuance and amortization of restricted stock awards to employees, executives, and directors	280,916	$609	$.40 to $1.60
Total	280,916	$609	$.40 to $1.60

Treasury Stock

During the years ended December 31, 2021 and 2020, the Company did not repurchase any shares of its common stock and held 875,621 shares in treasury as of December 31, 2021 and 2020.

Note 14. Stock-Based Compensation

The Company’s stock-based compensation for the years ended December 31, 2021 and 2020 consisted primarily of stock options and restricted stock awards.

Stock Incentive Plans

2021 Omnibus Equity Incentive Plan

On December 22, 2021, the Board of Directors adopted the 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) and the issuance of an option to purchase 1,811,000 shares of common stock of the Company, exercisable at a price of $0.40, to Sabina Rizvi, the President and Chief Financial Officer of the Company pursuant to the 2021 Plan. The option vested 50% upon issuance and the remaining (50%) in five (5) equal monthly installments commencing on December 4, 2021 and becoming fully vested on April 4, 2022. Ms. Rizvi’s acceptance of the option and the option granted thereunder waived any right to receive a two percent (2%) transaction bonus upon a sale of the Company pursuant to that certain offer letter by and between the Company and Ms. Rizvi dated April 1, 2021.

2015 Incentive Compensation Plan

In 2015, the Board adopted the MusclePharm Corporation 2015 Incentive Compensation Plan (the “2015 Plan”). The 2015 Plan provides for the issuance of incentive stock options, non-qualified stock options, restricted stock, stock appreciation rights, restricted stock units, dividend equivalent rights, and other cash- and stock-based awards to employees, consultants and directors of the Company or its subsidiaries.

The 2015 Plan is administered by the Board, unless the Board elects to delegate administration responsibilities to a committee (either of the foregoing, or their authorized delegates, the “plan administrator”), and will continue in effect until terminated. The 2015 Plan may be amended, modified or terminated, subject to stockholder approval to the extent necessary to comply with applicable law or to the extent an amendment increases the number of shares available under the 2015 Plan or permits the extension of the exercise period for an stock option or stock appreciation right beyond ten years from the date of grant, and, with respect to outstanding awards, subject to the consent of the holder thereof if the amendment, modification or termination materially and adversely affects such holder. The total number of shares that may be issued under the 2015 Plan cannot exceed 2,000,000, subject to adjustment in the event of certain changes in the capital structure of the Company. As of December 31, 2021 and 2020, there were 576,494 shares and 576,494 remaining shares available for issuance under the 2015 Plan.

F-30

The plan administrator determines the individuals who are issued awards and the terms and conditions of the awards, including vesting terms and conditions. The plan administrator also determines the methods by which the exercise price of stock options may be paid, which may include a combination of cash or check, shares, a promissory note or other property, and the methods by which shares are delivered.

Under the 2015 Plan, in any calendar year, the maximum number of shares with respect to which awards may be granted to any one participant during the year is 350,000 shares, subject to adjustment in the event of specified changes in the capital structure of the Company, and the maximum amount that may be paid in cash during any calendar year with respect to any award is $1.5 million.

Restricted Stock

The restricted stock awards granted to employees, executives and board members during the years ended December 31, 2021 and 2020 were as follows (in thousands):

	Unvested Restricted Stock Awards
	Number of Shares	Weighted Average Grant Date Fair Value
Unvested balance - December 31, 2019	(690,132)	$1.05
Granted	-	$-
Vested	568,280	$0.42
Forfeited	(121,852)	$0.42
Unvested balance - December 31, 2020	-	$-
Granted	50,000	$1.08
Vested	-	$-
Forfeited	(50,000)	$1.08
Unvested balance - December 31, 2021	-	$-

There were 50,000 restricted stock awards granted and subsequently forfeited during the year ended December 31, 2021. There were no restricted stock awards granted for the year ended December 31, 2020.

As of December 31, 2021, there was no unrecognized expense for unvested restricted stock awards.

For the year ended December 31, 2020, the Company had the following transactions related to its common stock including restricted stock awards (in thousands, except share and per share data):

Transaction Type	Quantity (Shares)	Valuation	Range of Value per Share
Stock issued for advertising services	226,722	$204	$0.90
Restricted stock forfeited by directors	(121,850)	(51)	0.42
Total	104,872	$153	$ 0.42 to $0.90

Stock Options

The Company may grant options to purchase shares of the Company’s common stock to certain employees and directors pursuant to the 2021 Omnibus Equity Incentive Plan or the 2015 Plan. Under both plans, all stock options are granted with an exercise price equal to or greater than the fair market value of a share of the Company’s common stock on the date of grant. No stock option may be exercisable more than ten years after the date it is granted.

F-31

On May 12, 2021, the Company entered into an Agreement (the “Agreement”) with Joseph Cannata (“Cannata”), pursuant to which the Company has engaged Cannata on a non-exclusive basis to assist with the growth of the Company’s energy beverage product line. In connection with entry into the Agreement, the Company issued to Cannata an option to purchase 1,673,994 shares of the Company’s common stock at a price per share of $1.12. These options will vest in two equal tranches upon the achievement of certain net revenue milestones related to the Company’s energy beverage products. The estimated fair value of this grant is $1.11 and was determined by using the Black-Scholes option pricing model with an average term of 7.5 years; annual volatility rate of 205%; discount rate of 1.34%; and 0% for dividend rate. The fair value of option is recognized over the requisite vesting period which is deemed to be equal to the term of the security.

On July 26, 2021, the Company entered into a Modification Agreement (the “Modification”) with Prestige Capital Finance, LLC (“Prestige”), providing a second over-advance from the purchase and sale agreement dated January 2016. The over-advance provided $2 million of funding to the Company, to be repaid within the earlier of six months from the date of the agreement, or when the Company arranges additional funding. In connection with the Modification, the Company granted options to Prestige to purchase 18,750 shares of the Company’s common stock.

On August 12, 2021, the Company entered into an Agreement (the “Agreement”) with T.J. Dillashaw (“Dillashaw”), pursuant to which the Company has engaged Dillashaw on a non-exclusive basis to promote the Company’s energy beverage product line. In connection with entry into the Agreement, the Company issued to Dillashaw an option to purchase 50,000 shares of the Company’s common stock. The estimated fair value of this grant is $78,000 and was determined by using the Black-Scholes option pricing model with a one year term; annual volatility rate of 206%; discount rate of 1.34%; and 0% for dividend rate. The fair value of option is recognized over the requisite vesting period which is deemed to be equal to the term of the security.

On October 28, 2021, the Company entered into an Agreement (the “Agreement”) with Jason May (“May”), pursuant to which the Company has engaged May on a non-exclusive basis to assist with the growth of the Company’s energy beverage product line. In connection with entry into the Agreement, the Company issued May an option to purchase 1,673,994 shares of the Company’s common stock at a price per share of $0.70. These options will vest in two equal tranches upon the achievement of certain net revenue milestones related to the Company’s energy beverage products. The estimated fair value of this grant is $2 million and was determined by using the Black-Scholes option pricing model with an average term of 7.5 years; annual volatility rate of 208%; discount rate of 1.44%; and 0% for dividend rate. The fair value of option is recognized over the requisite vesting period which is deemed to be equal to the term of the security.

On December 21, 2021, as discussed above, the Company entered an agreement under the 2021 Plan with Sabina Rizvi, President and Chief Financial Officer of the Company to issue an option to purchase 1,811,000 shares of common stock of the Company, exercisable at a price of $0.40. The estimated fair value of this grant is $721,000 and was determined by using the Black-Scholes option pricing model with a term of 7 years; annual volatility rate of 208%; discount rate of 1.39%; and 0% for dividend rate. The fair value of option is recognized over the requisite vesting period. Upon issuance of this option, the previous incentive compensation discussed above was terminated and all related stock compensation expense recorded in 2021 was reversed.

For the years ended December 31, 2021 and 2020, the Company recorded approximately $653,000 and $144,000 of stock-based compensation expense related to stock options.

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Stock Options Summary Table

The following table describes the total options outstanding, granted, exercised, expired and forfeited as of and during the years ended December 31, 2021 and 2020, as well as the total options exercisable as of December 31, 2021.

	Options Outstanding	Weighted Average Exercise Price Per Share	Weighted Average Fair Value of Options	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Issued and outstanding as of December 31, 2019	171,703	$1.89	2	$6.17	$—
Granted	—	—	—	—	—
Exercised	—	—	—	—	—
Forfeited	—	—	—	—	—
Issued and outstanding as of December 31, 2020	171,703	$1.89	$1.72	$6.17	$—
Granted	5,227,738	0.74	0.74	4.19	—
Exercised	—	—	—	—	—
Forfeited	—	—	—	—	—
Issued and outstanding as of December 31, 2021	5,399,441	$0.74	$0.74	$4.19	—
Exercisable as of December 31, 2021	—	—	—	—	—

Note 15. Defined Contribution Plan

The Company established a 401(k) Plan (the “401(k) Plan”) for eligible employees of the Company. Generally, all employees of the Company who are at least twenty-one years of age and who have completed six months of service are eligible to participate in the 401(k) Plan. The 401(k) Plan is a defined contribution plan that provides that participants may make voluntary salary deferral contributions, on a pretax basis, in the form of voluntary payroll deductions. The Company may make discretionary matching contributions. For each of the years ended December 31, 2021 and 2020, the Company’s matching contributions were approximately $55,000 and $87,000 respectively.

Note 16. Net Income (Loss) per Share

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share for the years presented (in thousands, except share and per share data):

	For the Years Ended December 31,
	2021	2020
Net Income (loss)	$(12,866)	$3,185
Weighted average common shares used in computing net income (loss) per share, basic	33,386,200	32,812,462
Potentially diluted securities	—	8,359,999
Weighted average common shares used in computing net income (loss) per share, diluted	33,386,200	41,172,461
Net income (loss) per share, basic	$(0.39)	$0.10
Net income (loss) per share, diluted	$(0.39)	$0.08

Basic net income (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of shares of common stock outstanding during each period.

Diluted net income (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company uses the treasury stock method to determine whether there is a dilutive effect of outstanding potentially dilutive securities, and the if-converted method to assess the dilutive effect of the convertible notes.

The Company reported a net income for the year ended December 31, 2020. For the year ended December 31, 2021, the Company incurred a net loss, in which 16,154,795 potentially dilutive securities related to Mr. Drexler’s convertible notes outstanding were excluded in the computation for the diluted net income per share for the year ended December 31, 2021, but included in the computation for the year ended December 31, 2020.

F-33

The following securities were excluded from the computations of the diluted net income (loss) per share, for the year ended December 31, 2021 and 2020 as the effect of the securities would be anti-dilutive:

	2021	2020
Stock options	5,399,441	$171,703
Warrants	17,355,700	-
Convertible notes	16,154,795	-
Total common stock equivalents	38,909,936	$171,703

The average exercise price of the stock options and warrants as of December 31, 2021 is $0.80 and $0.78, respectively.

Note 17. Income Taxes

The components of income (loss) before provision for income taxes for the years ended December 31, 2021 and 2020 are as follows (in thousands):

	For the Years Ended December 31,
	2021	2020
Domestic	$(12,874)	$3,160
Foreign	—	6
Income (loss) before provision for income taxes	$(12,874)	$3,166

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due. Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled.

The Company has federal net operating loss carryforwards of $49.2 million and $42 million as of December 31, 2021 and 2020, respectively, of which $14.2 million will expire between 2031 and 2038 and $35 million can be carried forward indefinitely. The Company has estimated state net operating loss carryforwards of $41 million and $32 million as of December 31, 2021 and 2020, respectively, most of which will expire between 2026 and 2040. Utilization of the Company’s federal and certain state net operating losses is subject to limitation due to the ownership change limitations provided by the Internal Revenue Code Sec. 382 and similar state provisions. Such an annual limitation results in the expiration of the net operating loss carryforwards before utilization. The Company believes that utilization of its federal and certain state net operating losses is substantially limited as a result of the conversion of Mr. Drexler’s convertible note in September 2019. Accordingly, for financial reporting purposes, the Company has recorded a significant decrease in the federal and net operating loss carryforwards for the year ended December 31, 2020.

The valuation allowance as of December 31, 2021 and 2020 was $16.3 million and $13.6 million, respectively. The net change in valuation allowance for the year ended December 31, 2021 was an increase of $2.8 million and for the year ended December 31, 2020 was a decrease of $18.7 million. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2021 and 2020.

F-34

The effects of temporary differences that gave rise to significant portions of deferred tax assets as of December 31, 2021 and 2020, are as follows (in thousands):

	As of December 31,
	2021	2020
Deferred tax assets:
Net operating loss carryforwards	12,988	10,656
Stock compensation	$433	$290
Other	2,891	2,606
Gross deferred tax assets	$16,312	$13,552
Valuation allowance	(16,312)	(13,552)
Net deferred tax assets	$-	$-

The income tax benefit for the years ended December 31, 2021 and 2020 included the following (in thousands):

	For the Years Ended December 31,
	2021	2020
Current income tax benefit:
Federal	$-	$-
State	(8)	(19)
Foreign	—	10
	(8)	(9)
Deferred income tax benefit:
Federal	—	—
State	—	—
Foreign	—	—
	—	—
Benefit for income taxes, net	$(8)	$(9)

The income tax benefit differs from those computed using the statutory federal tax rate of 21% due to the following (in thousands):

	For the Years Ended December 31,
	2021	2020
Expected provision at statutory federal rate	$2,700	$665
State tax — net of federal benefit	(6)	18
Foreign income/losses taxed at different rates	—	9
Other	200	(38)
Change in valuation allowance	(2,902)	(663)
Income tax benefit	$(8)	$(9)

A reconciliation of the beginning and ending amount of unrecognized tax benefits (“UTB’s”) is as follows (in thousands):

	For the Years Ended December 31,
	2021	2020
Gross UTB’s, beginning balance	$—	$128
Reductions for tax positions taken in a prior year	—	(128)
Gross UTB’s, ending balance	—	—

F-35

The Company’s policy is to recognize interest and penalties related to uncertain tax benefits in its provision for income taxes. As of December 31, 2021 and 2020, the Company has not recorded a liability for potential interest or penalties. The Company also does not expect its unrecognized tax benefits to change significantly over the next 12 months.

The Company is subject to taxation in the U.S., as well as various state and foreign jurisdictions. As of December 31, 2021, the Company’s statute is open from 2018, 2017 and 2016 forward for federal, state and foreign tax purposes, respectively. However, years prior to 2016 could still be considered open for adjustments to net operating loss carryforwards.

On March 27, 2020, President Trump signed into law the CARES Act. Among the changes to the U.S. federal income tax, the CARES Act restored net operating loss carryback rules that were eliminated by 2017 Tax Cuts and Jobs Act, modified the limit on the deduction for net interest expense and accelerated the timeframe for refunds of AMT credits. Based on an analysis of the impact of the CARES Act, the Company has not identified any overall material effect on the 2021 and 2020 tax liabilities.

Note 18. Segment Information and Geographic Data

Historically, the Company’s chief operating decision maker reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. As such, the Company has had a single reporting segment and operating unit structure. During the third quarter of 2021, the Company introduced a functional energy beverages line under the MusclePharm and FitMiss brands, at which time, the CODM commenced reviewing financial information on a disaggregated basis with the functional energy drink business separate from base business of protein products. During 2021, revenues for the functional energy drink segment was not material, but it is anticipated to become a more significant segment of the Company’s business going forward. (All amounts below are in thousands);

	For the Years Ended December 31,
	2021	2020
Revenue, net
Protein products	$49,468	$64,440
Energy drinks	574	—
Total revenue, net	$50,042	$64,440

	For the Year Ended December 31, 2021
	Revenue	Cost of Revenue	Gross Profit
Protein products	$49,468	$44,354	$5,114
Energy drinks	574	317	257
Total	$50,042	$44,671	$5,371

As the Company’s products are made through contract manufacturers’, there were no capital expenditures related to either segment during the years ended December 31, 2021 or 2020.

The Company sold products through their distribution channels to over 20 countries during the years ended December 31, 2021 and 2020. All of the Company’s assets are located in the United States.

F-36

Geographic Information:

Revenue, classified by the major geographic areas in which our customers are located is as follows:

	For the Years Ended December 31,
	2021	2020
United States	70%	72%
Other Countries	30%	28%
Total revenue	100%	100%

(a)	No other country accounted for more than 5% of revenue during the years ended December 31, 2021 and 2020. Geographically, sales to other countries are diverse – spanning every continent except Antarctica.

	For the Years Ended December 31,
	2021	2020
Revenue, net
Protein products
United States	$34,702	$46,578
International	14,766	17,862
Total Protein Products	$49,468	$64,440

Energy drinks
United States	107	-
International	467	-
Total energy drinks	$574	$-
Total revenue, net	$50,042	$64,440

Note 19. Subsequent Events

Related Party Financing

On March 8, 2022, the Company entered into an Unsecured Revolving Promissory Note (the “Note”) with the Chairman of the Board and Chief Executive Officer of the Company (the “Lender”). The Company expects to initially borrow approximately $3 million under the Note. Under the terms of the Note, proceeds may be used solely to finance the production of orders from its largest customer or any of its affiliates or subsidiaries. The Note does not contain a cap on borrowings thereunder. However, further advances under the Note are at the discretion of the Lender. Outstanding balances under the Note accrue interest at the rate of 18% per annum. Prior to maturity, the Company generally may pay down principal balances and re-borrow under the Note, subject to the discretion of the Lender to advance funds under the Note. The Note contains customary events of default and acceleration provisions.

The Note is subordinate to the 14% Original Issue Discount Senior Secured Notes previously issued by the Company. Under the terms of the First Amendment to Intercreditor and Subordination Agreement, dated as of March 8, 2022, between the Company, Ryan Drexler and Empery Tax Efficient, LP (the “Amendment”), principal but not interest due under the Note generally may be repaid out of payments received by the Company in respect of accounts receivable financed pursuant to the Note.

Bakery Barn, LLC v. MusclePharm Corporation

On January 24, 2022, Bakery Barn (“Bakery Barn”) filed suit against Company in Allegheny County, Pennsylvania court. Company received the Complaint on February 16, 2022. Bakery Barn alleges that the Company owes Bakery Barn over $1.9 million dollars for breach of contract. Parties operated on an open account basis with payment terms established by mutual verbal agreement, custom and usage. Beginning in late 2020, Bakery Barn resumed production for Company and operated under a verbal agreement until August 2021. Bakery Barn contends that Company is required to reimburse Bakery Barn for foil wraps ordered by Bakery Barn in the amount of $77,800, specific ingredients totaling $42,400, and products manufactured under purchase order Invoice no. 59192 delivered to Company in the amount of $1,816,017.

F-37

On February 24, 2022, Flaherty Fardo Rogel & Amick, LLC (“Company Counsel”) filed a Praecipe for Appearance on behalf of the Company. On February 28, 2022, Company Counsel filed Preliminary Objections to Complaint and Brief In Support Thereof. Bakery Barn filed an Amended Complaint in Civil Action on March 14, 2022. Company Counsel is in the process of filing Preliminary Objections to this Amended Complaint. The Company intends to continue to vigorously litigate the matter.

Bar Bakers, LLC v. CFC/Flavor Producers, LLC. Vs MusclePharm

On March 18, 2022, the Company retained Barnes & Thornburg to represent it in connection with a Cross-Complaint filed Superior Court of California, County of Orange, Case No. 30-2019-01073098-CU-BC-CJC in the matter Bar Bakers LLC v. Creative Flavor Concepts, Inc. et al.. According to the pleadings, the matter arises from an agreement between the plaintiffs and defendants in which the plaintiff agreed to manufacturer energy bars and sell them to the defendants. The defendants then sold the energy bars to various retailers, including the Company. On May 29, 2019, the plaintiff sued the defendants alleging that the defendants were responsible for unpaid invoices – nine for bars actually manufactured and delivered to the Company and one invoice for raw materials. According to the pleadings, the unpaid invoices total $885,163.72. The invoice for the raw materials is allegedly $4,658,593.02. On January 31, 2022, one of the defendants, Flavor Producers LLC, filed and served a cross claim against the Company alleging that it was partially responsible for any damages that may befall on it. Specifically, Flavor Producers is asking the Court to award it $389,989.60 in compensatory damages. On March 25, 2022, the Company filed an answer to that that cross claim denying the factual allegations and Flavor Producers’ assertion that it is entitled to any damages, including but not limited to, compensatory damages.

White Winston Select Asset Fund Series MP-18, LLC et al., v MusclePharm Corp., et al., (Mass. Super. Ct.)

The Company and its Chief Executive Officer have been named as defendants in a new lawsuit filed on February 8, 2022 by White Winston Select Asset Funds, LLC and White Winston Select Asset Fund Series Fund MP-18, LLC (collectively, “White Winston”) in the Superior Court of Suffolk County Massachusetts. White Winston is bringing claims alleging unfair trade practices, abuse of process, malicious prosecution, breach of duty of loyalty and, in the alternative, for breach of the settlement agreement relating to the prior action filed by White Winston in Nevada. The Company has not yet responded to complaint and at this time cannot reasonably estimate any loss that may arise from this matter.

Senior Notes Payable

On April 12, 2022, the maturity date of the Senior Notes was extended to May 28, 2022 as no event of default has occurred and the Company’s cash flows from operating and investing activities (but not cash flows from financing activities) was positive for March 2022 and no event of default is reasonably expected to occur on or before April 30, 2022 and the sum of cash flows from operating and investing activities (but not from financing activities) of the Company and its subsidiaries will be positive for April 2022.

F-38

MusclePharm Corporation

Consolidated Balance Sheets

(In thousands, except share and per share data)

	(Unaudited)
	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$534	$1,223
Accounts receivable, net of allowances of $536 and $639 at March 31, 2022 and December 31, 2021, respectively	9,277	6,388
Inventory	975	1,830
Prepaid expenses and other current assets	1,052	1,046
Total current assets	11,838	10,487
Property and equipment, net	4	5
Intangible assets, net	—	35
Operating lease right-of-use assets	135	203
Total Assets	$11,977	$10,730
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$18,877	$17,980
Accrued and other liabilities	6,654	5,942
Obligation under secured borrowing arrangement	6,592	6,446
Operating lease liability	233	342
Senior notes payable	7,738	4,555
Convertible notes with a related party	5,330	5,330
Revolving line of credit, related party	2,747	—
Total Current Liabilities	48,171	40,595
Other long term liabilities	1,861	2,326
Total Liabilities	50,032	42,921
Commitments and contingencies (Note 8)
Stockholders’ deficit:
Common stock, par value of $0.001 per share; 100,000,000 shares authorized, 33,386,200 and 33,386,200 shares issued as of March 31, 2022 and December 31, 2021, respectively; and 33,386,200 and 33,386,200 shares outstanding as of March 31, 2022 and December 31, 2021, respectively	32	32
Additional paid-in capital	183,792	183,355
Treasury Stock at Cost, 875,621 shares	(10,039)	(10,039)
Accumulated deficit	(211,840)	(205,539)
Total Stockholders’ Deficit	(38,055)	(32,191)
Total Liabilities and Stockholders’ Deficit	$11,977	$10,730

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-39

MusclePharm Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2022	2021
Revenue, net	$13,101	$13,121
Cost of revenue	11,592	9,432
Gross profit	1,509	3,689
Operating expenses:
Selling and promotion	1,160	1,149
General and administrative	2,829	2,268
Total operating expenses	3,989	3,417
Income (loss) from operations	(2,480)	272
Other (expense) income:
Gain on settlements	12	200
Interest expense	(3,821)	(510)
Other (expense) income, net	(12)	132
Income (loss) before provision for income taxes	(6,301)	94
Net income (loss)	$(6,301)	$94
Net income (loss) per share, basic	$(0.19)	$0.00
Net income (loss) per share, diluted	$(0.19)	$0.00
Weighted average shares used to compute net income (loss) per share, basic	33,386,200	33,119,549
Weighted average shares used to compute net income (loss) per share, diluted	33,386,200	45,492,620

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-40

MusclePharm Corporation

Consolidated Statements of Changes in Stockholders’ Deficit

(In thousands, except share and per share data)

	Common Stock		Treasury Stock		Additional Paid-In	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Loss	Total
Balance at December 31, 2020	33,105,284	32	875,621	(10,039)	178,261	(192,673)	(24,419)
Net income						94	94
Stock-based compensation for issuance and amortization of restricted stock awards to employees, executives, and directors	280,916	-	-	-	-	-	-
Balance at March 31, 2021	33,386,200	32	875,621	(10,039)	178,261	(192,579)	(24,325)

	Common Stock		Treasury Stock		Additional Paid-In	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Loss	Total
Balance at December 31, 2021	33,386,200	32	875,621	(10,039)	183,355	(205,539)	(32,191)
Net loss						(6,301)	(6,301)
Stock-based compensation	-	-	-	-	437	-	437
Balance at March 31, 2022	33,386,200	32	875,621	(10,039)	183,792	(211,840)	(38,055)

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-41

MusclePharm Corporation

Consolidated Statements of Cash Flows

(In thousands)

	For the Three Months Ended
	March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(6,301)	$94
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation and amortization of property and equipment	1	4
Amortization of intangible assets	35	80
Bad debt expense	(355)	(11)
Provision for inventory write down	—	86
Stock-based compensation	437	—
Amortization of debt issue cost	419	—
OID Interest	568	—
Amortization of debt discount	2,196	—
Changes in operating assets and liabilities:
Accounts receivable, net	(2,534)	1,278
Inventory	855	(406)
Prepaid expenses and other current assets	(6)	527
Operating lease assets and liabilities	(41)	87
Accounts payable	897	(1,641)
Other long-term liabilities	(465)	—
Accrued and other liabilities	712	—
Net cash provided by/(used in) operating activities	(3,582)	98
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	—	(4)
Net cash provided by/(used in) investing activities	—	(4)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	—	1,061
Payments on lines of credit	—	(100)
Proceeds from secured borrowing arrangement, net of reserves	6,293	11,423
Payments to secured borrowing arrangement, net of fees	(6,147)	(13,781)
Proceeds from revolving line of credit, related party	7,366	—
Payments on revolving line of credit, related party	(4,619)	—
Repayment of notes payable	—	(108)
Net cash provided by/(used in) financing activities	2,893	(1,505)
Net increase/(decrease) in cash and cash equivalents	(689)	(1,411)
Cash and cash equivalents, beginning of period	1,223	2,003
Cash and cash equivalents, end of period	$534	$592

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$3,467	$101

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-42

MusclePharm Corporation

Notes to the Consolidated Financial Statements (1)

(dollars in thousands, unless otherwise indicated)

Note 1. Description of Business

Description of Business

MusclePharm Corporation, together with its subsidiaries (the “Company” or “MusclePharm”) is a scientifically-driven, performance lifestyle company that develops, markets and distributes branded sports nutrition products and nutritional supplements that are manufactured by the Company’s contract manufacturers. The Company’s portfolio of recognized brands, including MusclePharm, FitMiss and MP Combat Energy is marketed and sold globally. As of March 31, 2022, the Company had the following wholly-owned subsidiary which did not have any operations or assets as of and for the three months ended March 31, 2022: MusclePharm Canada Enterprises Corp.

In 2021, the Company announced its entrance into the functional energy space in collaboration with former Rockstar Energy executives. The Company launched three flavors of MP Combat Energy in September 2021 for domestic distribution and three additional flavors for international distribution. The Company believes the launch of its new energy products, reductions in operating costs and continued focus on gross profit and revenue growth will allow it to ultimately achieve sustained profitability. However, the Company can give no assurances that this will occur, especially with the cost to launch new energy products along with the recent increase in the cost of protein, which may have a material impact on the Company’s profitability. Additionally, the Company’s profitability may be materially impacted by the ability of the Company’s contract manufacturers to meet customers’ demands. Although, the Company believes entering the functional energy space will help to increase sales and gross margin, and reduce exposure to commodity prices, the Company can give no assurances that this will occur. To manage cash flow, the Company has entered into multiple financing arrangements. The entry into the Energy Drink business has created a second segment, which is presented in detail in Note 12.

Information About Our Segments

We are engaged in global sales of products that fall into two operating segments: Protein Products and Energy Drinks. Information regarding our operating segments and geographic and product information is contained in Note 12 to these consolidated financial statements.

Going Concern

The Company has historically incurred significant losses and experienced negative cash flows since inception. As of March 31, 2022, the Company had cash of $0.5 million, a working capital deficit of $36.3 million, a stockholders’ deficit of $38.1 million and an accumulated deficit of $211.8 million resulting from recurring losses from operations. As a result of a history of losses and financial condition, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon it generating profits in the future and/or obtaining the necessary financing to meet its obligations and repay liabilities arising from normal business operations when they come due. The Company is evaluating different strategies to obtain financing to fund its operations to cover expenses and focus on achieving a level of revenue adequate to support its current cost structure. Financing strategies may include, but are not limited to, issuances of capital stock, debt borrowings, partnerships and/or collaborations.

The Company has been focused on cost containment and improving gross margins by focusing on customers with higher margins, reducing product discounts and promotional activity, along with reducing the number of SKU’s and negotiating improved pricing for raw materials. In addition, the Company has worked to negotiate lower production costs with its contract manufacturers. Although these steps improved gross margins through the first quarter of 2022, with the recent further increases in commodity prices, primarily protein, the Company’s gross margins have been impacted and will continue to be impacted unless commodity prices return the same levels that were seen in 2021. The Company expects overall margins to improve as we ramp up energy sales with stronger gross margins in the energy drink segment.

F-43

COVID-19

The Company’s results of operations are affected by economic conditions, including macroeconomic conditions and levels of business confidence. There continues to be significant volatility and economic uncertainty in many markets and the ongoing COVID-19 pandemic contributes to that level of volatility and uncertainty and has created economic disruption. The Company is actively managing its business to respond to the impact. There were no adjustments recorded in the financial statements that might result from the outcome of these uncertainties.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but may have a material impact on the Company’s business, financial condition and results of operations. Management continues to monitor the business environment for any significant changes that could impact the Company’s operations. The Company has taken proactive steps to manage costs and discretionary spending, such as remote working and reducing facility related expense.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, these statements do not include all the information and notes required by U.S. GAAP for complete financial statements. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company’s management believes the unaudited interim consolidated financial statements include all adjustments of a normal recurring nature necessary for the fair presentation of the Company’s financial position as of March 31, 2022, results of operations and cash flows for the three months ended March 31, 2022 and 2021. The results of operations for the three ended March 31, 2022 are not necessarily indicative of the results to be expected for the year ended December 31, 2022.

These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K as amended for the year ended December 31, 2021, filed with the SEC on May 4, 2022.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Such estimates include, but are not limited to, allowance for doubtful accounts, revenue discounts and allowances, the valuation of inventory, the calculation of the Company’s effective tax rate and deferred tax assets, valuation of stock based compensation, warrants, likelihood and range of possible losses on contingencies and present value of lease liabilities. Actual results could differ from those estimates.

Disaggregation of Revenue

The following shows the disaggregation of revenue by distribution channel for the three months ended March 31, 2022 and 2021 (in thousands).

	For the Three Months Ended March 31,
	2022	% of Total	2021	% of Total
Distribution Channel
Specialty	$3,383	26%	$6,795	52%
International	733	6%	3,847	29%
FDM	8,985	68%	2,479	19%
Total	$13,101	100%	$13,121	100%

F-44

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The cash balance at times may exceed federally insured limits. Management believes the financial risk associated with these balances is minimal and has not experienced any losses to date. Significant customers and vendors are those that represent more than 10% of the Company’s net revenue or accounts receivable for each period presented.

During the three months ended March 31, 2022, we had three customers who individually accounted for 59%, 13%, and 12% of our net revenue, and two customers that individually accounted for 59% and 17% of accounts receivable. During the three months ended March 31, 2021, we had three customers who individually accounted for 28%, 17% and 14% of our net revenue, and two customers that individually accounted for 32% and 21% of accounts receivable.

The Company uses a limited number of non-affiliated suppliers for contract manufacturing its products. The Company has quality control and manufacturing agreements in place with its primary manufacturers to ensure consistency in production and quality. The agreements ensure products are manufactured to the Company’s specifications and the contract manufacturers will bear the costs of recalled products due to defective manufacturing. During the three months ended March 31, 2022, the Company had four vendors who individually accounted for 17%, 12%, 12%, and 11% of net purchases, respectively. During the three months ended March 31, 2021, the Company had three vendors who individually accounted for 32%, 21% and 21% of net purchases.

The Company has a geographic concentration in the United States, with 94% and 71% of revenue from domestic customers during the three months ended March 31, 2022 and 2021, respectively. International customers, primarily in Canada and Asia, comprised 6% and 29% for the three months ended March 31, 2022 and 2021, respectively.

Segments

Historically, the Company’s chief operating decision maker (“CODM”) reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. As such, the Company has had two reporting segments and operating unit structures. During the fourth quarter of 2021, the Company introduced a functional energy beverages line under the MusclePharm and FitMiss brands, so the CODM now reviews financial information and makes resource and opportunity decisions on a disaggregated basis with the functional energy drink business separate from protein products.

Litigation Estimates and Accruals

In the normal course of business or otherwise, the Company may become involved in legal proceedings. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. The Company provides disclosures for material contingencies when there is a reasonable possibility that a loss or an additional loss may be incurred. In assessing whether a loss is a reasonable possibility, the Company may consider the following factors, among others: the nature of the litigation, claim or assessment, available information, opinions or views of legal counsel and other advisors, and the experience gained from similar cases.

Income Taxes

Income taxes are accounted for using the asset and liability method. Income tax expense includes the current tax liability from operations and the change in deferred income taxes during the year. Interest income, interest expense and penalties associated with income taxes are reflected in (Benefit) provision for income taxes on the consolidated statements of operations. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is required to be established unless management determines that it is more likely than not that the Company will ultimately realize the tax benefit associated with a deferred tax asset. The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely to be realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

F-45

Recent Accounting Pronouncements

In July 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires the measurement of all expected credit losses of financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. ASU 2016-13 is effective for periods beginning after December 15, 2022, and interim periods within those fiscal years. The Company is currently evaluating the impact this ASU may have on its consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). The amendments in this ASU apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate that is expected to be discontinued because of reference rate reform. The amendments in this update provide optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. The amendments in this ASU are effective for all entities as of March 12, 2020, through December 31, 2022. The Company has not modified any material contracts due to reference rate reform. The Company will continue to evaluate the impact this guidance will have on its consolidated financial statements for all future transactions affected by reference rate reform during the time permitted.

In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. This guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but not earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The FASB also specified that an entity should adopt the guidance as of the beginning of its annual fiscal year and is not permitted to adopt the guidance in an interim period. The Company is currently evaluating the impact this ASU may have on its consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. This amendment is effective for all entities, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. There has not been a significant impact from the adoption of this ASU on the consolidated financial statements.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation, including classification of certain operating expenses.

Note 3. Inventory

Inventory consists of finished goods and raw materials used to manufacture the Company’s products by one of our contract manufacturers for the three months ended March 31, 2022 and 2021. The Company records charges for obsolete and slow-moving inventory based on the age of the product as determined by the expiration date or otherwise determined to be obsolete. Products within one year of their expiration dates are considered for write-off purposes. Inventory write-downs, once established, are not reversed as they establish a new cost basis for the inventory. Historically, the Company has had minimal returns with established customers. The Company accounts for its inventory on a First-in First-out basis.

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The components of inventory as of March 31, 2022 and December 31, 2021 were as follows (in thousands):

	March 31, 2022	December 31, 2021
Raw Materials	$746	$694
Finished Goods	229	1,144
Inventory	975	1,838
Less: inventory writedown	—	(8)
Inventory	$975	$1,830

Note 4. Accrued and Other Liabilities

As of March 31, 2022 and December 31, 2021, the Company’s accrued and other liabilities consisted of the following (in thousands):

	March 31, 2022	December 31, 2021
Accrued professional fees	$342	$236
Accrued interest	1,151	797
Accrued payroll and bonus	702	695
Settlements — short term (Nutrablend and 4Excelsior)	2,102	2,104
Accrued expenses — ThermoLife	1,364	1,364
Accrued and other short-term liabilities	993	746
Total accrued and other liabilities	$6,654	$5,942

Note 5. Interest Expense

For the three months ended March 31, 2022 and March 31, 2021, interest expense consisted of the following:

	For the Three Months Ended March 31,
	2022	2021
Interest expense, related party	$(313)	$(120)
Interest expense, other	(254)	(227)
Interest expense, secured borrowing arrangement	(71)	(163)
Amortization of debt issue cost associated with related warrants	(2,615)	-
Amortization of debt issue cost - OID	(568)	-
Total interest expense	$(3,821)	$(510)

Note 6. Other Long -Term Liabilities

As of March 31, 2022 and December 31, 2021 the Company’s other long-term liabilities consisted of the following (in thousands):

	As of March 31, 2022	As of December 31, 2021
Settlements — long term (Nutrablend and 4Excelsior)	$1,861	$2,326
Total other long term liabilities	$1,861	$2,326

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Note 7. Debt

As of March 31, 2022 and December 31, 2021, the Company’s debt consisted of the following (in thousands):

	March 31, 2022	December 31, 2021
Senior notes payable	$7,798	$5,035
Debt issue costs, net	(60)	(479)
Refinanced convertible note, related party	5,330	5,330
Revolving line of credit, related party	2,747	-
Obligations under secured borrowing arrangement	6,592	6,446
Total current debt	$22,407	$16,331

Senior Notes Payable

On October 13, 2021, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors as purchasers (the “Investors”). Pursuant to the Securities Purchase Agreement, the Company sold, and the Investors purchased, $8,197,674 million (the “Purchase Price”) in principal amount of senior notes (the “Senior Notes”) and warrants (the “Warrants”).

The Senior Notes were issued with an original issue discount of 14%, bear no interest and mature after 6 months, on April 13, 2022. To secure its obligations thereunder and under the Securities Purchase Agreement, the Company has granted a security interest over substantially all of its assets to the collateral agent for the benefit of the Investors, pursuant to a pledge and security agreement.

The maturity date of the Senior Notes was extended to May 28, 2022, on April 12, 2022. The maturity date of the Senior Notes also may be extended under other circumstances specified therein. Subsequent to the extension, interest accrued from April 13, 2022 at 18% per annum until the Senior Notes are paid in full. The Company is undertaking various initiatives to improve gross margins to become cash flow positive prior to the maturity of the Senior Notes. These initiatives include improving cost of goods sold on certain raw materials. There can be no assurance the Company will be able to successfully implement such initiatives on a timely basis or at all or that it otherwise will meet the conditions required to extend the Senior Notes. If the Company is unable to extend the Senior Notes or elects not to do so, the Company will be required to repay the Senior Notes through equity issuances, additional borrowings, cash flows from operations and/or other sources of liquidity.

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The Warrants are exercisable for five (5) years to purchase 17,355,700 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $0.78, subject to adjustment under certain circumstances described in the Warrants. The Warrants have a face value of $4.4 million which is recorded in Additional Paid-In Capital.

In conjunction with the private placement of Senior Notes and Warrants, each of the directors and officers of the Company entered into lock-up agreements, which prohibited sales of the Common Stock until after April 11, 2022, subject to certain exceptions.

The issuance of the Senior Notes and Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants shall be accounted for as additional paid-in capital. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction.

November 2020 Convertible Note, Related Party

On November 29, 2020, the Company entered into a refinancing agreement with Mr. Ryan Drexler, (the “November 2020 Refinancing”), in which the Company issued to Mr. Drexler a convertible secured promissory note (the November 2020 “Convertible Note”) in the original principal amount of $2.9 million, which amended and restated a convertible secured promissory note dated as of August 21, 2020. The $2.9 million November 2020 Convertible Note bears interest at the rate of 12% per annum. Unless earlier converted or repaid, all outstanding principal and any accrued but unpaid interest under the November 2020 Convertible Note shall be due and payable on July 1, 2021, however the Company and Mr. Drexler agreed to an extension on August 13, 2021 until July 14, 2022. Any interest not paid when due shall be capitalized and added to the principal amount of the November 2020 Convertible Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations.

Mr. Drexler may, at any time, and from time to time, upon written notice to the Company, convert the outstanding principal and accrued interest into shares of Common Stock, at a conversion price of $0.23 per share. At the election of the Company, one-sixth of the interest may be paid in kind (“PIK Interest”) by adding such amount to the principal amount of the note, or through the issuance of shares of the Company’s common stock to Mr. Drexler. The PIK Interest is convertible to common stock at the closing price per share on the last business day of each calendar quarter. In no event will the conversion price of such PIK Interest be less than $0.10. The Company may prepay the Note by giving Mr. Drexler between 15-days’ and 60-days’ notice depending upon the specific circumstances, subject to Mr. Drexler’s conversion right.

The November 2020 Convertible Note contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the November 2020 Convertible Note. The November 2020 Convertible Note is subordinated to certain other indebtedness of the Company held by Prestige Capital Corporation (“Prestige”) and the Senior Notes.

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For the three months ended March 31, 2022 and 2021, interest expense related to the related party convertible secured promissory note was $0.085 million and $0.085 million, respectively. During the three months ended March 31, 2022, no interest was paid in cash to Mr. Drexler; during the three months ended March 31, 2021 $0.085 million of interest was paid in cash to Mr. Drexler.

August 2021 Convertible Note, Related Party

On October 15, 2020, the Company entered into a secured revolving promissory note (the “Revolving Note”) with Mr. Ryan Drexler. Under the terms of the Revolving Note, the Company can borrow up to $3.0 million. The Revolving Note bears interest at the rate of 12% per annum. The funds were used for the purchase of whey protein and other general corporate purposes. Both the outstanding principal, if any, and all accrued interest under the Revolving Note were due on March 31, 2021, which was not paid.

On August 13, 2021, the Company issued to Ryan Drexler (the “Holder”) a convertible secured promissory note (the “August 2021 Convertible Note”) in the original principal amount of $2.5 million, replacing the Revolving Note.

The August 2021 Convertible Note bears interest at the rate of 12% per annum. Interest payments are due on the last day of each calendar quarter. At the Company’s option (as determined by its independent directors), the Company may repay up to one sixth of any interest payment by either adding such amount to the principal amount of the August 2021 Convertible Note or by converting such interest amount into an equivalent amount of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Any interest not paid when due shall be capitalized and added to the principal amount of the August 2021 Convertible Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations. Both the principal and any accrued but unpaid interest under the August 2021 Convertible Note will be due on July 14, 2022, unless converted or repaid earlier.

The Holder may, at any time, and from time to time, upon written notice to the Company, convert the outstanding principal and accrued interest into shares of Common Stock, at a conversion price equal to the closing price of the common stock on October 15, 2021. The Company may prepay the August 2021 Convertible Note by giving the Holder between 15 and 60 days’ notice depending upon the specific circumstances, subject to the Holder’s conversion right.

The August 2021 Convertible Note contains customary events of default, including, among others, the failure by the Company to make a payment of principal or interest when due. Following an event of default, at the option of the Holder and upon written notice to the Company, or automatically under certain circumstances, all outstanding principal and accrued interest will become due and payable. The August 2021 Convertible Note also contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the August 2021 Convertible Note. The August 2021 Convertible Note is subordinated to certain other indebtedness of the Company held by Prestige Corporation (“Prestige”) and the Senior Notes.

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For the three months ended March 31, 2022, interest expense related to the related party convertible secured promissory note was $0.122 million and there was no interest expense related to this note for the three months ended March 31, 2021. During the three months ended March 31, 2022 and 2021 no interest was paid in cash to Mr. Drexler.

Revolving Line of Credit, Related Party

On March 8, 2022, the Company entered into an Unsecured Revolving Promissory Note (the “Note”) with the Mr. Ryan Drexler. Under the terms of the Note, proceeds may be used solely to finance the production of orders from its largest customer or any of its affiliates or subsidiaries. The Note does not contain a cap on borrowings thereunder. However, further advances under the Note are at the discretion of the Lender. Outstanding balances under the Note accrue interest at the rate of 18% per annum. Prior to maturity, the Company generally may pay down principal balances and re-borrow under the Note, subject to the discretion of the Lender to advance funds under the Note. The Note contains customary events of default and acceleration provisions.

The Note is subordinate to the 14% Original Issue Discount Senior Secured Notes previously issued by the Company. Under the terms of the First Amendment to Intercreditor and Subordination Agreement, dated as of March 8, 2022, between the Company, Ryan Drexler and Empery Tax Efficient, LP (the “Amendment”), principal but not interest due under the Note generally may be repaid out of payments received by the Company in respect of accounts receivable financed pursuant to the Note.

The related party revolving line of credit balance as of March 31, 2022 was $2.7 million and was zero on at March 31, 2021.

For the three months ended March 31, 2022 and 2021 total related party debt was $8.1 million and $4.6 million, respectively.

For the three months ended March 31, 2022, interest expense related to the revolving line of credit, related party was $0.106 million.

Obligations Under Secured Borrowing Arrangement

In January 2016, the Company entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Prestige, pursuant to which the Company agreed to sell and assign, and Prestige agreed to buy and accept, certain accounts receivable owed to the Company (“Accounts”). Under the terms of the Purchase and Sale Agreement, upon the receipt and acceptance of each assignment of Accounts, Prestige will pay the Company 80% of the net face amount of the assigned Accounts, up to a maximum total borrowing of $12.5 million subject to sufficient amounts of accounts receivable to secure the loan. The remaining 20% will be paid to the Company upon collection of the assigned Accounts, less any chargebacks (including chargebacks for any customer amounts that remain outstanding for over 90 days), disputes, or other amounts due to Prestige. Prestige’s purchase of the assigned Accounts from the Company will be at a discount fee which varies from 0.7% to 4%, based on the number of days outstanding from the assignment of Accounts to collection of the assigned Accounts. In addition, the Company granted Prestige a continuing security interest in and first priority lien upon all accounts receivable, inventory, fixed assets, general intangibles, and other assets. Prestige will have no recourse against the Company if payments are not made due to the insolvency of an account debtor within 90 days of invoice date, with the exception of international and certain domestic customers. On April 10, 2019, the Company and Prestige amended the terms of the agreement. The agreement was extended until April 1, 2020 and automatically renews for one (1) year periods unless either party receives written notice of cancellation from the other, at minimum, thirty (30) days prior to the expiration date thereafter.

On June 14, 2021, Prestige advanced the Company $1.0 million with a six-month term, 15% interest rate and 2% accommodation fee.

On July 26, 2021, Prestige advanced the Company $1.0 million with a six-month term and a 15% interest rate. In addition, there was an accommodation fee equal to 1% of the amount advanced plus 18,750 stock options.

On October 12, 2021, the June 14, 2021 and July 26, 2021 the total Prestige advance $2.0 million was extended to the date of the termination of the senior secured note offering, which is in April 2022, and was extended to May 28 2022.

For the three months ended March 31, 2022 and 2021, the Company assigned Prestige accounts with an aggregate face amount of approximately $6.3 million and $11.4 million, respectively. For the three months ended March 31, 2022 and 2021, the Company made payments to Prestige in the amounts of $6.1 million and $13.8 million, respectively, in cash. As of March 31, 2022 and December 31, 2021, we had outstanding borrowings of approximately $6.6 million and $6.4 million, respectively.

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Paycheck Protection Program Loan

Due to economic uncertainty as a result of the ongoing pandemic (“COVID-19”), on May 14, 2020, the Company received an aggregate principal amount of $964,910 pursuant to the borrowing arrangement (“Note”) with Harvest Small Business Finance, LLC (“HSBF”) and agreed to pay the principal amount plus interest at a 1% fixed interest rate per year, on the unpaid principal balance. The Note includes forgiveness provisions in accordance with the requirements of the Paycheck Protection Program, Section 1106 of the CARES Act.

The Note was expected to mature on May 16, 2025. Payments were due by November 16, 2020 (the “Deferment Period”) and interest was accrued during the Deferment Period. However, the Flexibility Act, which was signed into law on June 5, 2020, extended the Deferment Period to the date that the forgiven amount is remitted by the United States Small Business Administration (“SBA”) to HSBF.

On October 25, 2021, the Company received a letter from HSBF indicating the Company’s SBA PPP loan has been forgiven in full by HSBF and was recorded as a $964,910 gain on forgiveness of debt located in other income-loan forgiveness.

Note 8. Commitments and Contingencies

Contingencies

In the normal course of business or otherwise, the Company may become involved in legal proceedings. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. The Company provides disclosures for material contingencies when there is a reasonable possibility that a loss or an additional loss may be incurred. In assessing whether a loss is a reasonable possibility, the Company may consider the following factors, among others: the nature of the litigation, claim or assessment, available information, opinions or views of legal counsel and other advisors, and the experience gained from similar cases. As of December 31, 2021, the Company was involved in the following material legal proceedings described below:

White Winston Select Asset Fund Series MP-18, LLC et al., v MusclePharm Corp., et al., (Nev. Dist. Ct.; Cal. Superior Court; Colorado Dist. Ct.; Mass. Super. Ct.)

On August 21, 2018, White Winston Select Asset Fund Series MP-18, LLC and White Winston Select Asset Fund, LLC (together “White Winston”) initiated a derivative action against the Company and its directors (the “director defendants”). White Winston alleges that the director defendants breached their fiduciary duties by improperly approving the refinancing of three promissory notes issued by the Company to Mr. Drexler (the “Amended Note”) in exchange for $18.0 million in loans. White Winston alleges that this refinancing improperly diluted their economic and voting power and constituted an improper distribution in violation of Nevada law. In its complaint, White Winston sought the appointment of a receiver over the Company, a permanent injunction against the exercise of Mr. Drexler’s conversion right under the Amended Note, and other unspecified monetary damages. On September 13, 2018, White Winston filed an amended complaint, which added a former executive of the Company, as a plaintiff (together with White Winston, the “White Winston Plaintiffs”). On December 9, 2019, the White Winston Plaintiffs filed a Second Amended Complaint, in which they added allegations relating to the resignation of the Company’s auditor, Plante & Moran PLLC (“Plante Moran”). the Company has moved to dismiss the Second Amended Complaint. That motion has not yet been fully briefed.

Along with its complaint, White Winston also filed a motion for a temporary restraining order (“TRO”) and preliminary injunction enjoining the exercise of Mr. Drexler’s conversion right under the Amended Note. On August 23, 2018, the Nevada district court issued an ex parte TRO. On September 14, 2018, the court let the TRO expire and denied White Winston’s request for a preliminary injunction, finding, among other things, that White Winston did not show a likelihood of success on the merits of the underlying action and failed to establish irreparable harm. Following the court’s decision, the Company filed a motion seeking to recoup the legal fees and costs it incurred in responding to the preliminary injunction motion. On October 31, 2019, the court awarded the Company $56,000 in fees and costs.

Due to the uncertainty associated with determining our liability, if any, and due to our inability to ascertain with any reasonable degree of likelihood, as of the date of this report, the outcome of the trial, the Company has not recorded an estimate for its potential liability.

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On June 17, 2019, White Winston moved for the appointment of a temporary receiver over the Company, citing Plante Moran’s resignation. The court granted White Winston’s request to hold an evidentiary hearing on the motion, but subsequently stayed the action pending the parties’ attempts to resolve their dispute. Although the parties have been unable to reach a resolution, the litigation has not yet resumed. On July 30, 2019, White Winston filed an action in the Superior Court of the State of California in and for the County of Los Angeles, seeking access to the Company’s books and records and requesting the appointment of an independent auditor for the Company. On February 25, 2021, the court ordered the Company to produce certain documents, denied White Winston’s request for an auditor, and ordered the Company to pay a $1,500 penalty. On July 20, 2021 the California court awarded White Winston $93,000 in attorneys’ fees and cost relating to the books-and-records action. The Company paid the amounts due on July 30, 2021, and on August 4, 2021 White Winston submitted a filing acknowledging that the California court’s judgment has been fully satisfied.

The Company and its Chief Executive Officer have been named as defendants in a new lawsuit filed on February 8, 2022 by White Winston Select Asset Funds, LLC and White Winston Select Asset Fund Series Fund MP-18, LLC (collectively, “White Winston”) in the Superior Court of Suffolk County Massachusetts. White Winston is bringing claims alleging unfair trade practices, abuse of process, malicious prosecution, breach of duty of loyalty and, in the alternative, for breach of the settlement agreement relating to the prior action filed by White Winston in Nevada. The Company has not yet responded to complaint and at this time cannot reasonably estimate any loss that may arise from this matter.

Bakery Barn, LLC v. MusclePharm Corporation

On January 24, 2022, Bakery Barn (“Bakery Barn”) filed suit against Company in Allegheny County, Pennsylvania court. Company received the Complaint on February 16, 2022. Bakery Barn alleges that the Company owes Bakery Barn over $1.9 million dollars for breach of contract. Parties operated on an open account basis with payment terms established by mutual verbal agreement, custom and usage. Beginning in late 2020, Bakery Barn resumed production for Company and operated under a verbal agreement until August 2021. Bakery Barn contends that Company is required to reimburse Bakery Barn for foil wraps ordered by Bakery Barn in the amount of $77,800, specific ingredients totaling $42,400, and products manufactured under purchase order Invoice no. 59192 delivered to Company in the amount of $1,816,017.

On February 24, 2022, Flaherty Fardo Rogel & Amick, LLC (“Company Counsel”) filed a Praecipe for Appearance on behalf of the Company. On February 28, 2022, Company Counsel filed Preliminary Objections to Complaint and Brief In Support Thereof. Bakery Barn filed an Amended Complaint in Civil Action on March 14, 2022. Company Counsel is in the process of filing Preliminary Objections to this Amended Complaint. The Company intends to continue to vigorously litigate the matter.

Bar Bakers, LLC v. CFC/Flavor Producers, LLC. Vs MusclePharm

On March 18, 2022, the Company retained Barnes & Thornburg to represent it in connection with a Cross-Complaint filed in the Superior Court of California, County of Orange, Case No. 30-2019-01073098-CU-BC-CJC in the matter Bar Bakers LLC v. Creative Flavor Concepts, Inc. et al.. According to the pleadings, the matter arises from an agreement between the plaintiffs and defendants in which the plaintiff agreed to manufacturer energy bars and sell them to the defendants. The defendants then sold the energy bars to various retailers, including the Company. On May 29, 2019, the plaintiff sued the defendants alleging that the defendants were responsible for unpaid invoices – nine for bars manufactured and delivered to the Company and one invoice for raw materials. According to the pleadings, the unpaid invoices total $885,163.72. The invoice for the raw materials is allegedly $4,658,593.02. On January 31, 2022, one of the defendants, Flavor Producers LLC, filed and served a cross claim against the Company alleging that it was partially responsible for any damages that may befall on it. Specifically, Flavor Producers is asking the Court to award it $389,989.60 in compensatory damages. On March 25, 2022, the Company filed an answer to that cross claim denying the factual allegations and Flavor Producers’ assertion that it is entitled to any damages, including but not limited to, compensatory damages.

ThermoLife International

In January 2016, ThermoLife International LLC (“ThermoLife”), a supplier of nitrates to the Company, filed a complaint against the Company in Arizona state court. ThermoLife alleged that the Company failed to meet minimum purchase requirements contained in the parties’ supply agreement. The court held a bench trial on the issue of damages in October 2019, and on December 4, 2019, the court entered judgment in favor of ThermoLife and against the Company in the amount of $1.6 million, comprised of $0.9 million in damages, interest in the amount of $0.3 million and attorneys’ fees and costs in the amount of $0.4 million. The Company recorded $1.6 million in accrued expenses in 2018. The Company has filed an appeal and posted bonds in the total amount of $0.6 million in order to stay execution on the judgment pending appeal. Of the $0.6 million, $0.25 million (including fees) was paid by Mr. Drexler on behalf of the Company. See “Note 7. Debt” for additional information. The balance of $0.35 million was secured by a personal guaranty from Mr. Drexler, the associated fees of $12,500 and $2,500 have been paid by the Company. On April 27, 2021, the appellate court issued a decision largely affirming the trial court judgement, except vacating the judgement’s $0.3 million prejudgment interest award and remanding for a recalculation of prejudgment interest. On May 18, 2021, ThermoLife filed a motion asking the trial court to increase the Company’s appeal bond to the full amount of the judgment, or $1.9 million, which the Court denied on June 2, 2021.

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As of March 31, 2022, the total amount accrued, including interest, was $1.9 million. For the three months ended March 31, 2022 and 2021, interest expense recognized on the awarded damages was $0.022 million and $0.022 million, respectfully.

On May 4, 2022, the Arizona Supreme Court denied the Company’s petition for review of the decision of the appellate court and granted ThermoLife’s request for attorney’s fees.

SK Laboratories

On February 3, 2022, MusclePharm sued SK Laboratories in Washoe County (Nevada) District Court. According to the complaint, MusclePharm alleges SK Laboratories (1) breach its contract, (1) breach an implied covenant of good faith and fair dealing, and (3) unjustly enriched itself by artificially inflating its costs and passing those costs onto MusclePharm in breach of its agreement, as well as failing to provide product that complied with Japanese import regulations. There has not been substantial activity in this case given its early stage.

On May 3, 2022, SK Laboratories sued MusclePharm and Ryan Drexler in Los Angeles County Superior Court. In its lawsuit, it is alleging (1) breach of contract, (2) breach of personal guaranty, (3) fraud, (4) unfair business practices, (5) intentional interference with prospective economic advantage, (6) negligent interference with prospective economic advantage, and (7) common count on book account claim. According to the Complaint, SK Laboratories was a contract manufacturer for MusclePharm for approximately nine years manufacturing “a variety of nutritional supplement products.” Further, according to the complaint, SK Laboratories alleges that MusclePharm has defaulted on payments due on purchase orders totaling approximately $4,608,980.12, and a breach of personal guaranty of approximately $500,000 against Ryan Drexler for purchases of whey protein SK made on MusclePharm’s behalf. There has not been substantial activity in this case given its early stage. MusclePharm’s answer is due on approximately June 21, 2022.

Settlements

Manchester City Football Group

The Company was engaged in a dispute with City Football Group Limited (“CFG”), the owner of Manchester City Football Group, concerning amounts allegedly owed by the Company under a sponsorship agreement with CFG (the “Sponsorship Agreement”). In August 2016, CFG commenced arbitration in the United Kingdom against the Company, seeking approximately $8.3 million for the Company’s purported breach of the Sponsorship Agreement.

On July 28, 2017, the Company approved a Settlement Agreement (the “CFG Settlement Agreement”) with CFG effective July 7, 2017. The CFG Settlement Agreement represents a full and final settlement of all litigation between the parties. Under the terms of the agreement, the Company agreed to pay CFG a sum of $3 million, which was recorded as accrued expenses in 2017. The settlement consists of a $1.0 million payment that was advanced by a related party on July 7, 2017, a $1.0 million installment paid on July 7, 2018 and a subsequent $1.0 million installment payment to paid by July 7, 2019. Of this amount, the Company has remitted $0.3 million.

During the three months ended March 31, 2022 and 2021, the Company recorded a charge of $0.018 million and $0.018 million, respectively. This charge, representing imputed interest, is included in “Interest expense” in the Company’s consolidated statements of operations.

Nutrablend Matter

On February 27, 2020, Nutrablend, a manufacturer of MusclePharm products, filed an action against the Company in the United States District Court for the Eastern District of California, claiming approximately $3.1 million in allegedly unpaid invoices. These invoices relate to the third and fourth quarter of 2019, and a liability has been recorded for the related periods.

On September 25, 2020, the parties successfully mediated the case to a settlement (the “Nutrablend Agreement”) and the Company agreed to (i) pay approximately $3.1 million (“Owed Amount”) in monthly payments (“Monthly Payments”) from September 1, 2020 through June 30, 2023 and (ii) issue monthly purchase orders (“Purchase Orders”) at minimum amounts accepted by Nutrablend.

The Company agreed to issue Purchase Orders in a combined total amount of at least (i) $1.5 million from September 1, 2020 through November 30, 2020; (ii) $1.8 million from December 1, 2020 through February 28, 2021; (iii) $2.1 million from March 31, 2021 through May 31, 2021; (iv) $2.1 million from June 1, 2021 through August 31, 2021; and (v) $1.4 million from September 1, 2021 through October 30, 2021. Beginning on November 1, 2021, the Company will be required to issue monthly Purchase Orders to Nutrablend in a minimum amount of $0.7 million until the Owed Amount is paid in full to Nutrablend. In the event that the Company pays the Owed Amount in full before September 1, 2021, it’s entitled to a rebate on all completed Purchase Orders. Further, once the monthly payments, and any additional payments that the Company has made on the Owed Amount, reduce the outstanding balance of the Owed Amount to below $2.0 million, the Company is eligible for an extension of a line of credit from Nutrablend in an amount of up to $3.0 million.

On July 7, 2021, the Company commenced an action against Nutrablend in the Central District of California, seeking (i) a declaration that the Nutrablend Agreement purchase order provisions have been terminated due to Nutrablend’s failure to provide the Company with reasonable assurances of its ability to fulfill its purchase orders; (ii) a declaration that approximately $2.0 million in purchase orders that the Company placed in July and August 2020 were intended to and do count towards the minimums set forth in the Nutrablend Agreement; and (iii) damages based on Nutrablend’s failure to fulfill purchase orders. The case is ongoing.

As of March 31, 2022, the Company determined that approximately $0.998 million of the owed amount was due within a year, and this amount was recorded in “Accrued and other liabilities” in the consolidated balance sheets. The present value of the remaining Owed Amount that was due after a year was $0.250 million, and the amount was recorded in “Other long-term liabilities” in the consolidated balance sheets. The Company made payments of $0.303 million and $0.189 million during the three months ended March 31, 2022 and 2021, respectively.

F-54

On September 23, 2021, the Company entered into an Amendment to a Settlement Agreement that was originally entered into on September 25, 2020. Pursuant to the Amended Agreement, the Company is no longer obligated to issue Purchase Orders to Nutrablend as stated in the Settlement Agreement, which, as stated in the Form 8-K dated September 25, 2020, consisted of at least (i) $1.5 million from September 1, 2020 through November 30, 2020; (ii) $1.8 million from December 1, 2020 through February 28, 2021; (iii) $2.0 million from March 1, 2021 through May 31, 2021; (iv) $2.1 million from June 1, 2021 through August 31, 2021; and (v) $1.4 million from September 1, 2021 through October 30, 2021. The Monthly Payments provision of the Settlement Agreement remains unchanged.

4Excelsior Matter

On March 18, 2019, Excelsior Nutrition, Inc. (“4Excelsior”), a manufacturer of MusclePharm products, filed an action against the Company in the Superior Court of the State of California for the County of Los Angeles, claiming approximately $6.2 million in damages relating to allegedly unpaid invoices, as well as approximately $7.8 million in consequential damages.

On December 16, 2020, the Company and 4Excelsior entered into a Settlement Agreement and Mutual Release (“the Agreement”), pursuant to which the parties resolved and settled the civil action pending in the Superior Court of the State of California for the County of Los Angeles (the “Litigation”). The parties agreed to a mutual general release of claims and to jointly file within 10 business days of the effective date of the Agreement a stipulation and proposed order of dismissal, dismissing with prejudice all claims and counterclaims asserted in the Litigation. The Company agreed to pay $4.75 million (the “Settlement Amount”) in four monthly payments of $70,000, beginning January 5, 2021, and thereafter in monthly payments of $100,000 until the Settlement Amount is fully paid. The Company may prepay all or any portion of the Settlement Amount at any time without penalty or premium. The Agreement provides that, in the event of a Default (as defined in the Agreement) by the Company, the entire outstanding balance of the Settlement Amount will become immediately due and payable, plus accrued interest at a rate of 18% per annum, commencing from the date of default.

The Company determined that approximately $1.1 million of the Settlement Amount was due within a year, and this amount was recorded in “Accrued and other liabilities” in the consolidated balance sheets. The present value of the remaining Settlement Amount that was due after a year was $1.6 million, and the amount was recorded in “Other long-term liabilities” in the consolidated balance sheets. The Company made payments of $0.3 million and $0.2 million during the three months ended March 31, 2022 and 2021, respectively.

The table below summarizes accrued expenses and interest expense incurred in for the three months ended March 31, 2022 and 2021 (in thousands):

Cases	Accrued Amount as of March 31, 2022	Accrued Amount as of December 31, 2021	Interest Expense for Period Ending March 31, 2022	Interest Expense for Period Ending March 31, 2021
Manchester City Football Group	$730	$730	$(18)	$(18)
Nutrablend Matter	1,248	1,493	(55)	(64)
4Excelsior Matter	2,715	2,938	(77)	(98)
ThermoLife International	1,364	1,364	(22)	(22)
Total	$6,057	$6,525	$(172)	$(202)

Note 9. Stock-Based Compensation

The Company’s stock-based compensation for the three months ended March 31, 2022 and 2021 consisted primarily of stock option awards, and there was no activity other than vesting for the three months ended March 31, 2022.

For the three months ended March 31, 2022, the Company recorded approximately $0.4 million of stock-based compensation expense related to stock options. The Company did not record stock-based compensation expense for the three months ended March 31, 2021.

F-55

Note 10. Net Income (Loss) per Share

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share for the years presented (in thousands, except share and per share data):

	For the Three Months Ended March 31,
	2022	2021
Net Income (loss)	$(6,301)	$94
Weighted average common shares used in computing net income (loss) per share, basic	33,386,200	33,119,549
Potentially diluted securities	—	12,373,071
Weighted average common shares used in computing net income (loss) per share, diluted	33,386,200	45,492,620
Net income (loss) per share, basic	$(0.19)	$0.00
Net income (loss) per share, diluted	$(0.19)	$0.00

Basic net income (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of shares of common stock outstanding during each period.

Diluted net income (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company uses the treasury stock method to determine whether there is a dilutive effect of outstanding potentially dilutive securities, and the if-converted method to assess the dilutive effect of the convertible notes.

As of March 31, 2022, there were fully vested stock options of 1,651,884 that would have been dilutive had the Company had net income.

The following securities were excluded from the computations of the diluted net income (loss) per share, for the three months ended March 31, 2022 and 2021 as the effect of the securities would be anti-dilutive:

	As of March 31,
	2022	2021
Stock options	5,399,441	171,703
Warrants	17,355,700	-
Convertible notes	16,154,795	12,373,071
Total common stock equivalents	38,909,936	12,544,774

The average exercise price of the stock options and warrants as of March 31, 2022 is $0.78.

Note 11. Income Taxes

The Company’s tax expense for the three months ended March 31, 2022 and 2021 was zero.

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due. Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of March 31, 2022.

F-56

Note 12. Segment Information and Geographic Data

Historically, the Company’s chief operating decision maker reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance. As such, the Company has had a single reporting segment and operating unit structure. During the third quarter of 2021, the Company introduced a functional energy beverages line under the MusclePharm and FitMiss brands, at which time, the CODM commenced reviewing financial information on a disaggregated basis with the functional energy drink business separate from base business of protein products. During 2021, revenues for the functional energy drink segment were not material, but it is anticipated to become a more significant segment of the Company’s business going forward. (All amounts below are in thousands):

	Three Months Ended March 31,
	2022	2021
Revenue, net
Protein products	$12,000	$13,121
Energy drinks	1,101	—
Total revenue, net	$13,101	$13,121

	Three Months Ended March 31, 2022
	Revenue	Cost of Revenue	Gross Profit
Protein products	$12,000	$10,875	$1,125
Energy drinks	1,101	717	384
Total	$13,101	$11,592	$1,509

As the Company’s products are made through contract manufacturers’, there were no capital expenditures related to either segment during the three months ended March 31, 2022 and 2021. Energy segment assets were not material as of March 31, 2022.

All of the Company’s assets are located in the United States.

Geographic Information:

Revenue, classified by the major geographic areas in which our customers are located is as follows:

	Three Months Ended March 31,
	2022	2021
United States	94%	71%
Other Countries	6%	29%
Total revenue	100%	100%

No other country accounted for more than 5% of revenue during the three months ended March 31, 2022 and 2021. Geographically, sales to other countries are diverse – spanning every continent except Antarctica.

	Three Months Ended March 31,
	2022	2021
Revenue, net
Protein products
United States	$11,297	$9,274
International	703	3,847
Total Protein Products	$12,000	$13,121

Energy drinks
United States	1,070	-
International	31	-
Total energy drinks	$1,101	$-
Total revenue, net	$13,101	$13,121

F-57

Shares of Common Stock

PROSPECTUS

Roth Capital Partners

, 2022

PART II- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fees	$
Printing expenses	$
Accounting fees and expenses	$
Legal fees and expenses	$
Miscellaneous	$
Total	$

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

II-1

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Articles of Incorporation

Our Articles of Incorporation provide that the Company shall, to the fullest extent permitted by the provisions of Section 78.751 of the Nevada Revised Statutes, indemnify any and all persons whom it shall have the power to indemnify under such section.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding all unregistered securities sold by us since January 1, 2019. Unless otherwise stated, the issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) or 3(a)(9) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

During the year ended December 31, 2019, the Company issued 16,216,216 shares of common stock to Ryan Drexler, the Company’s chief executive officer, upon the conversion of an outstanding convertible promissory note.

During the year ended December 31, 2019, the Company issued 22,222 shares of common stock for consulting services.

During the year ended December 31, 2019, the Company issued 150,000 shares of common stock in relation to the Biozone settlement.

During the year ended December 31, 2019, the Company issued an aggregate of 595,238 shares of restricted stock to directors.

During the year ended December 31, 2019, the Company issued 702,069 shares of common stock for advertising services.

On October 4, 2019, the Company entered into a secured revolving promissory note (the “Revolving Note”) with Mr. Drexler. Under the terms of the Revolving Note, the Company can borrow up to $3.0 million.

On August 21, 2020, the Company entered into a refinancing agreement with Mr. Ryan Drexler, with an effective date of July 1, 2020. As part of the 2020 Refinancing, the Company issued to Mr. Drexler an amended and restated convertible secured promissory note (the 2020 “Refinanced Convertible Note”) in the original principal amount of $2,735,199, which amended and restated (i) a convertible secured promissory note dated as of November 8, 2017, $1,134,483 of which was outstanding as of July 1, 2020 (ii) a collateral receipt and security agreement with Mr. Drexler dated as of December 27, 2019, $252,500 of which was outstanding as of July 1, 2020, and (iii) a secured revolving promissory note dated as of October 4, 2019, $1,348,216 of which was outstanding as of July 1, 2020.

On October 15, 2020, the Company entered into a secured revolving promissory note with Ryan Drexler, pursuant to which the Company could borrow up to $3,000,000.

II-2

On November 29, 2020, the Company entered into a refinancing agreement with Mr. Ryan Drexler (the “November 2020 Refinancing”), in which the Company issued to Mr. Drexler a convertible secured promissory note (the November 2020 “Convertible Note”) in the original principal amount of $2,871,967, which amended and restated a convertible secured promissory note dated as of August 21, 2020.

Due to economic uncertainty as a result of the ongoing pandemic (COVID-19), on May 14, 2020, the Company received an aggregate principal amount of $964,910 pursuant to the borrowing arrangement (“Note”) with Harvest Small Business Finance, LLC and agreed to pay the principal amount plus interest at a 1% fixed interest rate per year, on the unpaid principal balance. The Note includes forgiveness provisions in accordance with the requirements of the Paycheck Protection Program, Section 1106 of the CARES Act.

During the year ended December 31, 2020, the Company issued 226,722 shares of common stock for advertising services.

On April 5, 2021, with the appointment of the Company’s President and Chief Financial Officer, the Company granted an award where upon the occurrence of a sale of the Company, the President and Chief Financial Officer will receive 2% of the fully diluted equity of the Company. The grant will vest upon the one-year anniversary and if a sale transaction has not occurred by the two-year anniversary, then the President and Chief Financial Officer shall have the option to convert the transaction equity bonus into common shares.

On May 12, 2021, the Company issued an option to purchase 1,673,994 shares of the Company’s common stock at a price per share of $1.12 for consulting services.

On July 26, 2021, the Company entered into a Modification Agreement (the “Modification”) with Prestige Capital Finance, LLC (“Prestige”), providing a second over-advance from the purchase and sale agreement dated January 2016. In connection with the Modification, the Company granted options to Prestige to purchase 18,750 shares of the Company’s common stock.

On August 12, 2021, the Company issued an option to purchase 50,000 shares of the Company’s common stock for consulting services.

On August 13, 2021, the Company issued to Ryan Drexler a convertible secured promissory note (the “August 2021 Convertible Note”) in the original principal amount of $2,457,549.

On September 1, 2021, the Company issued an option to purchase 25,000 shares of the Company’s common stock to an employee.

On October 13, 2021, the Company entered into a Securities Purchase Agreement (with certain institutional investors as purchasers (the “Investors”). Pursuant to the Securities Purchase Agreement, the Company sold, and the Investors purchased, $7,050,000 (in principal amount of senior notes and warrants to purchase 17,355,700 shares of common stock. The Senior Notes were issued with an original issue discount of 14%, bear no interest and mature after 6 months, on April 13, 2022. To secure its obligations thereunder and under the Securities Purchase Agreement, the Company has granted a security interest over substantially all of its assets to the collateral agent for the benefit of the Investors, pursuant to a pledge and security agreement.

The maturity date of the Senior Notes may be extended to May 28, 2022 if no event of default has occurred and is continuing and cash flows from operating and investing activities (but not cash flows from financing activities) of the Company and its subsidiaries was positive for March 2022 and no event of default is reasonably expected to occur on or before April 30, 2022 and the sum of cash flows from operating and investing activities (but not from financing activities) of the Company and its subsidiaries will be positive for April 2022. The maturity date of the Senior Notes also may be extended under other circumstances specified therein. If the maturity date is extended, interest will accrue on and from April 13, 2022 at 18% per annum until the Senior Notes are paid in full. The Company is undertaking various initiatives to improve gross margins to become cash flow positive prior to the maturity of the Senior Notes. These initiatives include improving cost of goods on certain raw materials., there can be no assurance the Company will be able to successfully implement such initiatives on a timely basis or at all or that it otherwise will meet the conditions required to extend the Senior Notes. If the Company is unable to extend the Senior Notes or elects not to do so, the Company will be required to repay the Senior Notes through equity issuances, additional borrowings, cash flows from operations and/or other sources of liquidity. For additional information, please refer to “Note 19 – Subsequent Events.” The Warrants are exercisable for five (5) years to purchase 17,355,700 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $0.78, subject to adjustment under certain circumstances described in the Warrants. The Warrants have a face value of $4.4 million which is recorded in Additional Paid-In Capital.

II-3

In conjunction with the private placement of Senior Notes and Warrants, each of the directors and officers of the Company entered into lock-up agreements, which prohibit sales of the Common Stock until after April 11, 2022, subject to certain exceptions.

On October 28, 2021, the Company issued an option to purchase 1,673,994 shares of the Company’s common stock for consulting services.

On December 22, 2021, the Company issued an option to purchase 1,811,000 shares of common stock of the Company, exercisable at a price of $0.40, to Sabina Rizvi, the President and Chief Financial Officer of the Company pursuant to the 2021 Omnibus Equity Incentive Plan.

The issuance of the Senior Notes and Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. In accordance with ASC 470-20-25-2, proceeds from the sale of a debt instrument with stock purchase warrants (detachable call options) are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants shall be accounted for as additional paid-in capital. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction.

As previously disclosed by MusclePharm Corporation (the “Company”) on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2022 (the “June 8-K”), as of June 3, 2022, the Company entered into an Amended and Restated Securities Purchase Agreement (the “Amended and Restated Securities Purchase Agreement”) with certain accredited and institutional investors, including certain investors from the Company’s October 2021 private offering of securities (the “October Offering”), which amends and restates the October 2021 Securities Purchase Agreement to, among other things, allow for the issuance of additional senior secured notes and warrants.

Pursuant to the Amended and Restated Securities Agreement, on June 10, 2022, the Company sold an aggregate of $3,081,875 in principal amount 20% Original Issue Discount Senior Secured Notes (the “June Notes”), resulting in gross proceeds to the Company of $2,465,500, exclusive of placement agent commission and fees and other offering expenses, and warrants (the “June Warrants”) to purchase up to 22,013,393 shares (the “Warrant Shares”) of the Company’s common stock (the “June Offering”).

Subject to certain exceptions, the June Notes accrue no interest, mature six months after issuance, or December 10, 2022, and are secured by the same collateral that secured the notes issued in the October Offering (the “October Notes” and together with the June Notes, the “Notes”). The June Warrants are exercisable for five years from the date of issuance at an exercise price of $0.231 per share, subject to adjustment. If at any time following the six-month anniversary of the date of issuance of the June Warrants, a registration statement covering the resale of the Warrant Shares is not effective, the holders may exercise the June Warrants by means of a cashless exercise. The Company is prohibited from effecting an exercise of the June Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the Warrant Shares upon exercise of the June Warrants.

As previously disclosed in the June 8-K, in connection with the closing of the June Offering, the Company:

●	amended (i) the convertible secured promissory note issued to Ryan Drexler, the Company’s Chief Executive Officer and Chair of the Board of Directors, on November 29, 2020 (as amended on August 13, 2021) in the principal amount of $2,871,967 (the “Drexler November Note”) and (ii) the convertible secured promissory note issued to Ryan Drexler on August 13, 2021 in the principal amount of $2,457,549 (the “Drexler August Note” and together with the Drexler November Note, the “Drexler Notes”) to extend the maturity date of the Drexler Notes to June 10, 2025;

●	entered into an amendment to Ryan Drexler’s Amended and Restated Employment Agreement dated February 1, 2018 (the “Drexler Employment Agreement”) pursuant to which Mr. Drexler’s cash compensation, including base salary and bonus, was decreased to $250,000 annually while any Notes remain outstanding; and

●	appointed Sabina Rizvi, the Company’s President and Chief Financial Officer, as a member of the board of directors of the Company.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 (File No. 333-147111) of the Company filed November 2, 2007 by the Company with the SEC).
3.2	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form SB-2 (File No. 333-147111) of the Company filed November 2, 2007 by the Company with the SEC).
3.3	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K of the Company filed February 24, 2010 by the Company with the SEC).
3.4	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company filed May 23, 2011 by the Company with the SEC).
3.5	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed November 23, 2011 by the Company with the SEC).
3.6	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed January 27, 2012 by the Company with the SEC).
3.7	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed March 30, 2012 by the Company with the SEC).
3.8	Certificate of Change (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed November 28, 2012 by the Company with the SEC).

II-4

3.9	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of the Company filed November 28, 2012 by the Company with the SEC).
3.10	Certificate of Correction (incorporated by reference to Exhibit 3.15 to the Registration Statement on Form S-1/A (File No. 333-184625) of the Company filed December 28, 2012 by the Company with the SEC).
3.11	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed September 27, 2016 by the Company with the SEC).
4.1	Specimen of certificate for MusclePharm Corp. common stock (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1/A (File No. 333-184625) of the Company filed December 28, 2012 by the Company with the SEC).
4.2	Warrant, dated November 7, 2016 by and between the Company and INI Buyer, Inc. (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of the Company filed November 9, 2016 by the Company with the SEC).
4.3	Form of Warrant for October 2021 Financing (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company filed October 18, 2021 by the Company with the SEC).
5.1**	Opinion of Sheppard, Mullin, Richter & Hampton, LLP
10.1	Purchasing Agreement with General Nutrition Corporation dated December 16, 2009 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed February 24, 2010 by the Company with the SEC)
10.2	Form of Registration Rights Agreement, dated July 13, 2012, between MusclePharm Corporation and TCA Global Credit Master Fund LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed July 20, 2012 by the Company with the SEC)
10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed August 27, 2012 by the Company with the SEC)
10.4†	MusclePharm Corporation 2015 Incentive Compensation Plan (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-8 (File No. 333-212576) of the Company filed July 18, 2016 by the Company with the SEC).
10.5	Confidentiality and Non-Disclosure Agreement, dated June 23, 2015, between MusclePharm Corporation and Consac, LLC, an affiliate of Ryan Drexler (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of the Company filed August 10, 2015 by the Company with the SEC).
10.6	Agreement for Purchase and Sale of Stock dated April 21, 2016, between MusclePharm Corporation and BioZone Laboratories, Inc., BioZone Holdings, Inc. and Flavor Producers, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed April 27, 2016 by the Company with the SEC).
10.7	Convertible Secured Promissory Note, dated November 8, 2016, by and between MusclePharm Corporation and Ryan Drexler (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company filed November 9, 2016 by the Company with the SEC).
10.8	Sixth Amended and Restated Security Agreement, dated November 29, 2020, by and between MusclePharm Corporation and Ryan Drexler (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed December 3, 2020 by the Company with the SEC).
10.9	Settlement Agreement, dated November 7, 2016, by and among MusclePharm Corporation and F.H.G. Corporation d/b/a Capstone Nutrition, INI Parent, Inc., INI Buyer, Inc. and Medley Capital Corporation (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of the Company filed November 9, 2016 by the Company with the SEC).

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10.10	Convertible Secured Promissory Note, dated December 7, 2015, by and between MusclePharm Corporation and Ryan Drexler (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K of the Company filed March 15, 2017 by the Company with the SEC).
10.11	First Amendment to Convertible Secured Promissory Note, dated December 7, 2015, by and between MusclePharm Corporation and Ryan Drexler (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K of the Company filed March 15, 2017 by the Company with the SEC).
10.12†	Amended and Restated Executive Employment Agreement, between MusclePharm Corporation and Ryan Drexler (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of the Company filed March 1, 2018 by the Company with the SEC).
10.13	Small Business Administration Loan Agreement between MusclePharm Corporation and Harvest Small Business Finance, LLC (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K of the Company filed March 29, 2021 by the Company with the SEC).
10.14	Amended and Restated Convertible Secured Promissory Note, dated August 21, 2020 by and between MusclePharm Corporation and Ryan Drexler (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed August 20, 2020 by the Company with the SEC).
10.15	Fourth Amended and Restated Security Agreement, dated August 21, 2020, between MusclePharm Corporation and Ryan Drexler (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed August 20, 2020 by the Company with the SEC).
10.16	Settlement Agreement, dated September 25, by and between MusclePharm Corporation and NBF Holdings Canada Inc. (Nutrablend) (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of the Company filed November 24, 2020 by the Company with the SEC).
10.17	Secured Revolving Promissory Note, dated October 15, 2020 by and between MusclePharm Corporation and Ryan Drexler (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed October 21, 2020 by the Company with the SEC).
10.18	Fifth Amended and Restated Security Agreement, dated October 15, 2020 by and between MusclePharm Corporation and Ryan Drexler (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed October 21, 2020 by the Company with the SEC).
10.18	Convertible Secured Promissory Note, dated December 16, 2020 by and between MusclePharm Corporation and Ryan Drexler (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed December 3, 2020 by the Company with the SEC).
10.19	Sixth Amended and Restated Security Agreement, dated November 29, 2020 by and between MusclePharm Corporation and Ryan Drexler (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed December 3, 2020 by the Company with the SEC).
10.20	Settlement Agreement, dated November 7, 2020 by and between MusclePharm Corporation and Excelsior Nutrition, Inc. (4Excelsior) (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K of the Company filed March 29, 2021 by the Company with the SEC).

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10.21	Letter Agreement, dated May 12, 2021 between the Company and Joseph Cannata (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company filed November 16, 2021 by the Company with the SEC).
10.22	Form of Note issued in the October 2021 Financing (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of the Company filed October 18, 2021 by the Company with the SEC).
10.23	Securities Purchase Agreement, dated October 13, 2021 by and between MusclePharm Corp. and the parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed October 18, 2021 by the Company with the SEC).
10.24	Pledge and Security Agreement, dated October 13, 2021 by and between MusclePharm Corp. and the parties thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed October 18, 2021 by the Company with the SEC).
10.25	Amendment to Settlement Agreement, dated September 23, 2021 between the Company and NDF Holdings Canada Inc. (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company filed November 17, 2021 by the Company with the SEC).
10.26	Amended and Restated Securities Purchase Agreement dated June 3, 2022, by and between the Company and the Subsequent Investors parties thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 9, 2022)
10.27	Form of June Warrant (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 9, 2022)
10.28	Form of June Note (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 9, 2022)
10.29	Form of Waiver and Amendment (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 9, 2022)
10.30	Drexler November Note, as amended (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on June 14, 2022)
10.31	Drexler August Note, as amended (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on June 14, 2022)
10.32	Amendment to Ryan Drexler’s Amended and Restated Employment Agreement dated June 10, 2022 (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on June 14, 2022)
23.1*	Consent of SingerLewak LLP.
23.2*	Consent of Moss Adams LLP
23.3**	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page)
107	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment.
#	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Paltalk, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.
†	Management contract or compensatory plan arrangement.

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ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on the 16th day of June, 2022.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Ryan Drexler
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each of the undersigned officers and directors of Musclepharm Corporation. hereby constitutes and appoints Ryan Drexler and Sabina Rizvi, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement of Musclepharm Corporation on Form S-1, and any other registration statement relating to the same offering (including any registration statement, or amendment thereto, that is to become effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and any and all amendments thereto (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held and on the dates indicated.

Signature	Title	Date

/s/ Ryan Drexler	Chief Executive Officer and Director	June 16, 2022
Ryan Drexler	(Principal Executive Officer)

/s/ Sabina Rizvi	President and Chief Financial Officer	June 16, 2022
Sabina Rizvi	(Principal Financial and Accounting Officer)

/s/ Paul Karr	Director	June 16, 2022
Paul Karr

/s/ Michael Heller	Director	June 16, 2022
Michael Heller

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